$945,042,300
                                  (Approximate)

                            Structured Asset Mortgage

                                Investments Inc.

                             E*TRADE Bank ARM Trust
                              Mortgage Pass-Through
                                  Certificates,
                                  Series 2001-1

                                   ----------

                              PROSPECTUS SUPPLEMENT

                                   ----------

                            Bear, Stearns & Co. Inc.

                      E*TRADE Global Asset Management, Inc.

                                 August 28, 2001

================================================================================

PROSPECTUS SUPPLEMENT
(To Prospectus dated March 15, 2001)

                                  $945,042,300
                                  (Approximate)

                          E*TRADE Bank ARM Trust 2001-1
                                     Issuer
                Wells Fargo Bank Minnesota, National Association
                                 Master Servicer
                   Structured Asset Mortgage Investments Inc.
                                     Seller

   E*TRADE Bank ARM Trust, Mortgage Pass-Through Certificates, Series 2001-1

      The Seller will form E*TRADE Bank ARM Trust 2001-1, and the trust will issue the certificates which will represent the entire beneficial interest in the trust. The assets of the trust will be primarily a pool of adjustable rate mortgage loans secured by first liens on one- to four-family residential properties, divided into two groups. Cashflow from the mortgage loans and certain other proceeds from the mortgage loans will pay the classes of related certificates. Only the certificates identified below are offered hereby.

      Consider carefully the risk factors beginning on page S-15 of this prospectus supplement and on page 2 of the prospectus before purchasing any Certificates.

      The certificates are obligations only of the trust. Neither the certificates nor the mortgage loans are insured or guaranteed by any person, except as described herein. Distributions on the certificates will be payable solely from the assets transferred to the trust for the benefit of certificateholders.

      Neither the Securities and Exchange Commission nor any state securities commission has approved the certificates or determined if this prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

      The Attorney General of the State of New York has not passed on or endorsed the merits of this offering. Any representation to the contrary is unlawful.

$875,128,250  Variable Rate(1)    Class A-1 Certificates
$39,045,700   Variable Rate(1)    Class A-2 Certificates
$14,246,900   Variable Rate(1)    Class A-3 Certificates (2)
$50           Variable Rate(1)    Class R-I Certificates
$50           Variable Rate(1)    Class R-II Certificates
$50           Variable Rate(1)    Class R-III Certificates
$7,598,300    Variable Rate(1)    Class B-1 Certificates (3)
$4,749,000    Variable Rate(1)    Class B-2 Certificates (3)
$4,274,000    Variable Rate(1)    Class B-3 Certificates (3)

----------
(1)   As described on page S-4 herein.
(2)   This class is a senior mezzanine certificate.
(3)   This class is a subordinate certificate.

      Bear, Stearns & Co. Inc., as the underwriter, will offer the certificates set forth above, subject to certain conditions, from time to time in negotiated transactions at varying prices to be determined at the time of sale. E*TRADE Global Asset Management, Inc., as dealer, will also offer a portion of the Class A Certificates to investors at varying prices to be determined at the time of sale. See "Method of Distribution" herein.

      The Underwriter will deliver to purchasers the Class R Certificates in physical form, and the remaining certificates set forth above in book-entry form through The Depository Trust Company, in each case on or about August 30, 2001.

Bear, Stearns & Co. Inc.

                                           E*TRADE Global Asset Management, Inc.

           The date of this prospectus supplement is August 28, 2001.

                               TABLE OF CONTENTS

                             PROSPECTUS SUPPLEMENT

Caption                                                                     Page
-------                                                                     ----

Summary of Terms .......................................................     S-4
Risk Factors ...........................................................    S-15
Description of The Mortgage Loans ......................................    S-16
         Special Characteristics of the Mortgage Loans .................    S-16
         Indices on the Mortgage Loans .................................    S-17
         Primary Mortgage Insurance and the
           Supplemental PMI Policy .....................................    S-17
The Master Servicer and the Servicers ..................................    S-18
         General .......................................................    S-18
         The Master Servicer ...........................................    S-18
         The Servicers .................................................    S-19
Mortgage Loan Origination ..............................................    S-24
         The Originators ...............................................    S-24
Description of the Certificates ........................................    S-28
         General .......................................................    S-28
         Book-Entry Registration .......................................    S-29
         Available Funds ...............................................    S-29
         Distributions on the Certificates .............................    S-30
         Interest ......................................................    S-31
         Principal .....................................................    S-32
         Allocation of Losses; Subordination ...........................    S-36
         Subordination .................................................    S-37
Yield and Prepayment Considerations ....................................    S-38
         General .......................................................    S-38
         Assumed Final Distribution Date ...............................    S-39
         Weighted Average Lives ........................................    S-39
         Prepayment Model ..............................................    S-39
         Pricing Assumptions ...........................................    S-39
         Decrement Tables ..............................................    S-39
The Pooling and Servicing Agreement ....................................    S-43
         General .......................................................    S-43
         Voting Rights .................................................    S-43
         Assignment of Mortgage Loans ..................................    S-43
         Representation and Warranties .................................    S-44
         Collection and Other Servicing Procedures .....................    S-44
         Hazard Insurance ..............................................    S-45
         Realization Upon Defaulted Mortgage Loans .....................    S-46
         Servicing Compensation and Payment
           of Expenses .................................................    S-46
         The Protected Accounts ........................................    S-46
         The Master Servicer Collection Account ........................    S-46
         The Distribution Account ......................................    S-47
         Certain Matters Regarding the Master Servicer .................    S-47
         Events of Default .............................................    S-47
         Monthly Advances ..............................................    S-48
         Reports to Certificateholders .................................    S-48
         Countrywide Optional Repurchase ...............................    S-48
         Termination ...................................................    S-49
         The Trustee ...................................................    S-49
         The Securities Administrator ..................................    S-49
Federal Income Tax Considerations ......................................    S-49
         Special Tax Considerations Applicable to
           Residual Certificates .......................................    S-50
         Characterization of the Offered Certificates ..................    S-51
ERISA Considerations ...................................................    S-51
Legal Investment .......................................................    S-52
Restrictions on Purchase and Transfer of the
  Residual Certificates ................................................    S-52
Method of Distribution .................................................    S-53
Legal Matters ..........................................................    S-53
Rating .................................................................    S-53
Index of Principal Definitions .........................................    S-55
Appendix A .............................................................    AX-1
Schedule A - Certain Characteristics of the
  Mortgage Loans .......................................................     A-1

                                   PROSPECTUS

Caption                                                                     Page
-------                                                                     ----

Prospectus Supplement ....................................................     1
Incorporation of Certain Documents by Reference ..........................     1
Risk Factors .............................................................     2
The Trust Funds ..........................................................     6
Use of Proceeds ..........................................................    18
The Seller ...............................................................    18
The Mortgage Loans .......................................................    18
Description of the Securities ............................................    21
Exchangeable Securities ..................................................    29
Credit Enhancement .......................................................    34
Yield and Prepayment Considerations ......................................    41
Administration ...........................................................    42
Legal Aspects of the Mortgage Loans ......................................    57
Federal Income Tax Consequences ..........................................    65
State Tax Consequences ...................................................    96
ERISA Considerations .....................................................    96
Legal Investment .........................................................   105
Method of Distribution ...................................................   106
Legal Matters ............................................................   106
Financial Information ....................................................   106
Rating ...................................................................   107
Where You Can Find More Information ......................................   107
Glossary .................................................................   108

   IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT
                        AND THE ACCOMPANYING PROSPECTUS

      The issuer provides information to you about the certificates in two separate documents that progressively provide more detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to your certificates and (b) this prospectus supplement, which describes the specific terms of your certificates.

      If the terms of your certificates vary between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

      The Issuer includes cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions. The preceding table of contents provide the pages on which these captions are located.

      The Issuer may have filed preliminary information regarding the trust's assets and the certificates with the SEC. If so, the information contained in this document supersedes all of that preliminary information, which was prepared by the underwriter for prospective investors.

      Statements contained herein which do not relate to historic or current information may be deemed to contain forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended. Actual results could differ materially from those contained in those statements.

      The Seller's principal offices are located at 245 Park Avenue, New York, New York 10167 and its telephone number is (212) 272-2000.

--------------------------------------------------------------------------------
                                SUMMARY OF TERMS

      This summary highlights selected information appearing in greater detail elsewhere in this Prospectus Supplement and in the accompanying Prospectus. To understand the offering, you should carefully read the entire Prospectus Supplement and Prospectus. You can find the location of the meaning assigned to capitalized terms used but not defined in this summary in the Index of Principal Definitions herein.

Issuer...................................    E*TRADE Bank ARM Trust 2001-1, also
                                             referred to as the "trust."

Seller...................................    Structured Asset Mortgage
                                             Investments, Inc.

Mortgage Loan Seller.....................    E*TRADE Bank.

Master Servicer..........................    Wells Fargo Bank Minnesota,
                                             National Association.

Servicers................................    Washington Mutual Bank, FA (as
                                             successor servicer to Washington
                                             Mutual Home Loans, Inc.), Cendant
                                             Mortgage Corporation, GMAC Mortgage
                                             Corporation, Countrywide Home
                                             Loans, Inc. and National City
                                             Mortgage, Inc.

Trustee..................................    Bank One, National Association.

Securities Administrator.................    Wells Fargo Bank Minnesota,
                                             National Association.

Supplemental PMI Insurer.................    Triad Guaranty Insurance
                                             Corporation.

Cut-off Date.............................    August 1, 2001.

Closing Date.............................    On or about August 30, 2001.

The Certificates

     Title...............................    E*TRADE Bank ARM Trust, Mortgage
                                                Pass-Through Certificates,
                                                Series 2001-1. The trust will
                                                issue the certificates pursuant
                                                to a pooling and servicing
                                                agreement to be dated as of the
                                                Cut-off Date among EMC Mortgage
                                                Corporation, the seller, the
                                                master servicer, the trustee and
                                                the securities administrator.

     Offered Certificates................    The classes of certificates in
                                                the approximate principal
                                                amounts set forth on the cover
                                                page hereto. The offered
                                                certificates have pass-through
                                                rates as follows:

                                             o The Class A-1, Class R-I, Class
                                             R-II and Class R-III Certificates
                                             will bear interest at a variable
                                             pass-through rate equal to the
                                             weighted average of the net rates
                                             of the Group 1 Mortgage Loans. The
                                             pass-through rate with respect to
                                             the first interest accrual period
                                             is expected to be approximately
                                             7.174% per annum.

                                             o The Class A-2 Certificates will
                                             bear interest at a variable
                                             pass-through rate equal to the
                                             weighted average of the net rates
                                             of the Group 2 Mortgage Loans. The
                                             pass-through rate with respect to
                                             the first interest accrual period
                                             is expected to be approximately
                                             6.068% per annum.

                                             o The Class A-3, Class B-1, Class
                                             B-2 and Class B-3 Certificates will
                                             bear interest at a variable
                                             pass-through rate equal to the
                                             weighted average of the net rates
                                             of each Mortgage Loan Group,
                                             weighted in proportion to the
                                             results of subtracting from the
                                             aggregate principal balance of each
                                             Mortgage Loan Group, the current
                                             principal amount of the related
                                             class or classes of Senior
                                             Certificates. The pass-through rate
                                             with respect to the first interest
                                             accrual period is expected to be
                                             approximately 7.127% per annum.

     Other Certificates..................    The Trust also will issue the
                                                following classes of "Other
                                                Certificates," in the indicated
                                                approximate original principal
                                                amounts, which, in the
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                                case of the Class B-4, Class B-5
                                                and Class B-6 Certificates, will
                                                provide credit support to the
                                                offered certificates, but which
                                                are not offered by this
                                                prospectus supplement:

                                                               Initial Principal
                                            Class                   Amount
                                            -----                   ------

                                   Class B-4 Certificates         $2,849,400
                                   Class B-5 Certificates         $  949,800
                                   Class B-6 Certificates         $  949,901

                                             Interest accrues on the Class
                                                B-4, Class B-5 and Class B-6
                                                Certificates at the same rate as
                                                interest accrues on the Class
                                                A-3, Class B-1, Class B-2 and
                                                Class B-3 Certificates.

                                             The information contained herein
                                                with respect to the other
                                                certificates is provided only to
                                                permit you to better understand
                                                the offered certificates.

     Other Designations -

       Certificates......................    Offered certificates and other
                                                certificates.

       Senior Certificates...............    The Class A-1, Class R-I, Class
                                                R-II, Class R-III and Class A-2
                                                certificates.

       Group 1 Senior Certificates.......    The Class A-1, Class R-I, Class
                                                R-II and Class R-III
                                                certificates.

       Group 2 Senior Certificates.......    The Class A-2 certificates.

       Senior Mezzanine Certificates.....    The Class A-3 certificates

       Subordinate Certificates..........    The Class B-1, Class B-2, Class
                                                B-3, Class B-4, Class B-5 and
                                                Class B-6 certificates.

       Offered Subordinate Certificates..    The Class B-1, Class B-2 and Class
                                                B-3 certificates.

       Regular Certificates..............    All classes of certificates other
                                                than the Residual Certificates.

       Residual Certificates.............    The Class R-I, Class R-II and Class
                                                R-III certificates.

       Physical Certificates.............    The Residual Certificates and Other
                                                Certificates.

       Book-Entry Certificates...........    All certificates other than the
                                                physical certificates.

     Denominations.......................    Senior certificates, other than
                                                the Residual Certificates, and
                                                the senior mezzanine
                                                certificates, $1,000 and
                                                increments of $1.00 in excess
                                                thereof; each Residual
                                                Certificate, a single
                                                certificate of $50; and the
                                                offered subordinate
                                                certificates, $25,000 and
                                                increments of $1.00 in excess
                                                thereof.

     Registration........................    Each investor in a class of
                                                book-entry certificates will
                                                hold beneficial interests in
                                                such certificates through DTC.
                                                Each class of physical
                                                certificates will be issued in
                                                certificated fully-registered
                                                form.

     Distribution Dates..................    The 25th day of each month, or
                                                if such day is not a business
                                                day, then the next succeeding
                                                business day, beginning in
                                                September 2001.

     Record Date.........................    The close of business on the
                                                last business day of the month
                                                preceding the month in which the
                                                related distribution date
                                                occurs.

     Interest Accrual Period.............    The calendar month preceding the
                                                month in which the distribution
                                                date occurs beginning in August
                                                2001.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
The Mortgage Pool........................    The mortgage pool will consist
                                                of adjustable rate mortgage
                                                loans secured by one- to
                                                four-family residences and
                                                individual condominium units
                                                having original terms to stated
                                                maturity of 30 years or less.

                                             After an initial fixed-rate
                                                period of five years, the
                                                interest rate on each mortgage
                                                loan will be adjusted
                                                semi-annually based on Six-Month
                                                LIBOR or annually based on
                                                One-Year U.S. Treasury to equal
                                                the related index plus a fixed
                                                percentage set forth in or
                                                computed in accordance with the
                                                related note subject to rounding
                                                and to certain other
                                                limitations, including an
                                                initial cap, a subsequent
                                                periodic cap on each adjustment
                                                date and a maximum lifetime
                                                mortgage rate, all as more fully
                                                described under "Description of
                                                the Mortgage Loans" in this
                                                prospectus supplement. The
                                                related index is as described
                                                under "Description of the
                                                Mortgage Loans-- Indices on the
                                                Mortgage Loans" in this
                                                prospectus supplement.

                                             The mortgage loans have been
                                                divided into two groups
                                                designated as the Group 1 and
                                                Group 2 mortgage loans as more
                                                fully described below and in
                                                Schedule A to this prospectus
                                                supplement. The Group 1 mortgage
                                                loans consist of all the
                                                mortgage loans which have
                                                mortgage rates greater than
                                                6.625%, and the Group 2 mortgage
                                                loans consist of all the
                                                mortgage loans with mortgage
                                                rates less than or equal to
                                                6.625%. The Group 1 Senior and
                                                Group 2 Senior certificates will
                                                be entitled to receive
                                                distributions solely with
                                                respect to the Group 1 and Group
                                                2 mortgage loans, respectively,
                                                except under the limited
                                                circumstances described in this
                                                prospectus supplement.

                                             Approximately 18.25% and 1.83%
                                                of the Group 1 and Group 2
                                                mortgage loans, respectively,
                                                and 17.55% of the mortgage loans
                                                in the aggregate, were
                                                originated by or on behalf of
                                                Washington Mutual Home Loans,
                                                Inc., and will be serviced by
                                                Washington Mutual Bank, FA.
                                                Approximately 45.77% and 68.34%
                                                of the Group 1 and Group 2
                                                mortgage loans, respectively,
                                                and 46.74% of the mortgage loans
                                                in the aggregate, were
                                                originated by or on behalf of,
                                                and will be serviced by, GMAC
                                                Mortgage Corporation.
                                                Approximately 10.51% and 27.49%
                                                of the Group 1 and Group 2
                                                mortgage loans, respectively,
                                                and 11.24% of the mortgage loans
                                                in the aggregate, were
                                                originated either by Cendant
                                                Mortgage Corporation or by or on
                                                behalf of Merrill Lynch Credit
                                                Corporation, and will be
                                                serviced by Cendant Mortgage
                                                Corporation. Approximately
                                                17.31% and 2.34% of the Group 1
                                                and Group 2 mortgage loans,
                                                respectively, and 16.68% of the
                                                mortgage loans in the aggregate
                                                were originated by or on behalf
                                                of, and will be serviced by
                                                Countrywide Home Loans, Inc.
                                                Approximately 8.15% of the Group
                                                1 mortgage loans and 7.80% of
                                                the mortgage loans in the
                                                aggregate, were originated by or
                                                on behalf of, and will be
                                                serviced by National City
                                                Mortgage, Inc.

                                             Withrespect to approximately
                                                6.95% of the Group 1 Mortgage
                                                Loans and 6.65% of the Mortgage
                                                Loans in the aggregate, the
                                                related mortgage note permits
                                                the borrower to make interest
                                                only payments for the first five
                                                years. Approximately 2.16% of
                                                the Group 1 Mortgage Loans and
                                                2.07% of the Mortgage Loans in
                                                the aggregate, will consist of
                                                mortgage loans which are secured
                                                by, in addition to the related
                                                mortgaged property, additional
                                                collateral generally consisting
                                                of marketable securities.

                                             The issuer has set forth below
                                                certain information regarding
                                                the mortgage loans and the
                                                related mortgaged properties as
                                                of the cut-off date. Schedule A,
                                                which is attached and is a part
                                                of this prospectus supplement,
                                                presents more detailed
                                                statistical information relating
                                                to the mortgage loans. You
                                                should also refer to
                                                "Description of the Mortgage
                                                Loans" in this prospectus
                                                supplement.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                                  Group 1        Group 2 Mortgage         Total
                                              Mortgage Loans          Loans          Mortgage Loans
Number of Mortgage Loans ....................         2,252                 98               2,350
Aggregate
  Scheduled Principal Balance ...............  $909,244,391        $40,567,009        $949,791,401
Minimum Scheduled Principal Balance .........  $     70,110        $   271,053        $     70,110
Maximum Scheduled Principal Balance .........  $  1,434,722        $   995,000        $  1,434,722
Average Scheduled Principal Balance .........  $    403,741        $   413,949        $    404,167
Minimum Mortgage Rate .......................         6.750%             5.875%              5.875%
Maximum Mortgage Rate .......................         9.000%             6.625%              9.000%
Weighted Average Mortgage Rate ..............         7.556%             6.479%              7.510%
Weighted Average Net Rate ...................         7.174%             6.068%              7.127%
Minimum Remaining Term
  to Maturity ...............................           235                332                 235
Maximum Remaining Term
  to Maturity ...............................           360                360                 360
Weighted Average Remaining
  Term to Maturity ..........................           350                357                 350
Weighted Average Original
  Loan-to-Value Ratio .......................         73.94%             74.46%              73.96%
Weighted Average Effective
  Loan-to-Value Ratio .......................         73.31%             74.46%              73.36%
  Top 3 Locations of Mortgaged Property .....     CA--33.21%         CA--19.99%          CA--32.65%
                                                   MI--9.44%         MI--19.27%           MI--9.86%
                                                   IL--8.63%          CT--8.26%           IL--8.48%
Weighted Average Gross Margin ...............         2.727%             2.837%              2.732%
Weighted Average Cap at First Interest
  Adjustment Date ...........................         4.973%             4.947%              4.972%
Weighted Average Periodic Cap ...............         2.020%             2.278%              2.032%
Weighted Average Maximum Lifetime
  Mortgage Rate (per annum) .................        12.626%            11.489%             12.577%
Weighted Average Months to First Interest
Adjustment Date (months) ....................            50                 57                  50

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Distributions on the Certificates........    General. The issuer will make
                                                distributions with respect to
                                                each class of certificates
                                                primarily from certain
                                                collections and other recoveries
                                                on the mortgage loans in the
                                                related mortgage loan group. On
                                                each distribution date with
                                                respect to either payments of
                                                interest or principal: (1) the
                                                senior certificates will be
                                                entitled to receive all amounts
                                                distributable to them for such
                                                distribution date before any
                                                distributions are made to the
                                                senior mezzanine certificates
                                                and the subordinate certificates
                                                on such date, (2) the senior
                                                mezzanine certificates will be
                                                entitled to receive all amounts
                                                distributable to them for such
                                                distribution date before any
                                                distributions are made to the
                                                subordinate certificates on such
                                                date, and (3) the subordinate
                                                certificates of each class will
                                                be entitled to receive all
                                                amounts distributable to them
                                                for such distribution date
                                                before any distributions are
                                                made on such date on any class
                                                of subordinate certificates with
                                                a higher numerical class
                                                designation.

                                             The Servicers will collect
                                                monthly payments of principal
                                                and interest on the Mortgage
                                                Loans and will be obligated to
                                                make advances of delinquent
                                                monthly principal and interest
                                                payments under the circumstances
                                                described herein. After
                                                retaining Servicing Fees due to
                                                them and amounts that reimburse
                                                them for reimbursable expenses
                                                and advances, the Servicers will
                                                remit such collections and any
                                                required delinquency advances to
                                                the Master Servicer. The Master
                                                Servicer will be obligated to
                                                make any required delinquency
                                                advances if the applicable
                                                Servicer fails in its obligation
                                                to do so, to the extent provided
                                                in the Agreement. After
                                                retaining any amounts due to the
                                                Master Servicer under the
                                                Agreement, the Master Servicer
                                                will remit collections received
                                                by it and any required
                                                delinquency advances to the
                                                Trustee on the Business Day
                                                prior to each Distribution Date.
                                                The aggregate amount of such
                                                monthly collections and advances
                                                is described under the heading
                                                "Description of the
                                                Certificates--Available Funds"
                                                in this Prospectus Supplement.

                                             Distributions to Certificateholders
                                                will be made as follows:

          -------------------------------------------------------------
                                     Step 1

               Distribution of interest to the Senior Certificates
          -------------------------------------------------------------
                                        |
                                        v
          -------------------------------------------------------------
                                     Step 2

              Distribution of principal to the Senior Certificates
          -------------------------------------------------------------
                                        |
                                        v
          -------------------------------------------------------------
                                     Step 3

          Distribution of interest to the Senior Mezzanine Certificates
          -------------------------------------------------------------
                                        |
                                        v
          -------------------------------------------------------------
                                     Step 4

                Distribution of principal to the Senior Mezzanine
                                  Certificates
          -------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                        |
                                        v
            -------------------------------------------------------
                                     Step 5

            Distribution to the Offered Subordinate Certificates as
                                    follows:

                   o Interest to the Class B-1 Certificates
                   o Principal to the Class B-1 Certificates
                   o Interest to the Class B-2 Certificates
                   o Principal to the Class B-2 Certificates
                   o Interest to the Class B-3 Certificates
                   o Principal to the Class B-3 Certificates
                                        |
                                        v

            -------------------------------------------------------
                                     Step 6

               Distribution of interest and principal to the Other
                                  Certificates
            -------------------------------------------------------
                                        |
                                        v
            -------------------------------------------------------
                                     Step 7
               Distribution of any remaining funds to the Residual
                                Certificates (1)
            -------------------------------------------------------

            ----------
      (1) It is very unlikely that any distributions will be made to the Residual Certificates under Step 7.

                                             As a certificateholder, you will
                                                generally be entitled to receive
                                                on each distribution date
                                                interest on the certificates of
                                                each class you hold, which will
                                                accrue during the preceding
                                                interest accrual period, in an
                                                amount equal to:

                                                o 1/12th

                                                  multiplied by

                                                o the applicable pass-through
                                                rate for such class set forth in
                                                this prospectus supplement

                                                  multiplied by

                                                o the current principal amount
                                                of such class immediately prior
                                                to such distribution date.

                                             You will also be entitled to
                                                receive any previously accrued
                                                and unpaid interest on such
                                                classes.

                                             Shortfalls of interest incurred
                                                on the mortgage loans may reduce
                                                interest distributions. The
                                                master servicer or the servicers
                                                will make up certain interest
                                                shortfalls as a result of
                                                prepayments in full with
                                                compensating interest payments
                                                from their respective master
                                                servicing and servicing fees.
                                                Interest will be calculated on
                                                the basis of a 360-day year
                                                comprised of twelve 30-day
                                                months.

                                             Principal distributions on
                                                certificates entitled to
                                                principal distributions will be
                                                allocated among the various
                                                classes of certificates as more
                                                fully described under
                                                "Description of the
                                                Certificates- Distributions on
                                                the Certificates" in this
                                                prospectus Supplement. Not all
                                                classes of offered certificates
                                                will receive principal on each
--------------------------------------------------------------------------------
                                      distribution date.

Credit Enhancement --
   General.....................    The subordinate certificates will provide
                                      credit enhancement for the senior
                                      mezzanine certificates and the senior
                                      certificates. The senior mezzanine
                                      certificates will provide credit
                                      enhancement for the senior certificates.
                                      Each class of subordinate certificates
                                      with a higher numerical class designation will provide credit enhancement for each class of certificates with a lower numerical class designation.

Credit Enhancement --
   Supplemental PMI Policy.....    Credit enhancement will also be provided
                                      by the supplemental PMI policy issued by the supplemental PMI insurer with respect to approximately 87.39% of the mortgage loans. Each mortgage loan covered by the supplemental PMI policy is covered for losses up to the policy limits; provided, however, that the supplemental PMI policy will not cover hazard, bankruptcy, fraud losses and certain other types of losses as described in such policy. Claims under the supplemental PMI policy will reduce uninsured exposure to an amount equal to 60% of the lesser of the appraised value or purchase price, as the case may be, of the related mortgaged property, in each case, on the Closing Date. The maximum aggregate amount of coverage under the supplemental PMI policy is equal to 2.00% of the aggregate scheduled principal balance of the mortgage loans covered by the supplemental PMI policy as of the cut-off date, or the Stop-Loss Amount.

                                   The supplemental PMI policy will only
                                      provide limited protection against losses on the mortgage loans. To the extent that, with respect to any mortgage loan covered by the supplemental PMI policy, (i) the loss exceeds the coverage for that mortgage loan, (ii) the loss on that mortgage loan is subject to an exclusion from coverage as described in the supplemental PMI policy or (iii) the loss on that mortgage loan, plus the aggregate amount of claims paid by the supplemental PMI policy exceeds the Stop-Loss Amount, the loss on such mortgage loan will be not be covered by the supplemental PMI policy and will be allocated to the certificates as described herein.

Credit Enhancement --
   Subordination; Allocation
   of Losses...................    The issuer will make distributions to
                                      senior certificates prior to distributions to the senior mezzanine certificates and the subordinate certificates. The issuer will make distributions to senior mezzanine certificates prior to distributions to the subordinate certificates. The issuer will make distributions as among the subordinate certificates in the following order: to the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates.

                                   So long as the subordinate certificates
                                      are outstanding, the issuer will allocate losses on the mortgage loans to the Class B-6, Class B-5, Class B-4, Class B-3, Class B-2 and Class B-1, in that order. After the aggregate principal balance of the subordinate certificates is reduced to zero, the issuer will allocate losses on the mortgage loans to the senior mezzanine certificates, and then to the related senior certificates. The issuer will allocate a loss to a certificate by reducing its principal amount by the amount of the loss. Losses occur if:

                                         o      the trust cannot dispose of a
                                                mortgaged property upon
                                                liquidation for an amount at
                                                least equal to the total amount
                                                the Mortgagor owed plus expenses
                                                of liquidation and any
                                                unreimbursed advances; or
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                         o      the mortgagor's monthly
                                                payments are reduced or the
                                                principal balance of the
                                                mortgage loan is reduced
                                                following a bankruptcy
                                                proceeding or default
                                                modification.

                                   If no subordinate certificates remain
                                       outstanding, losses with respect to the
                                       Group 1 and Group 2 mortgage loans will
                                       be allocated to the related senior
                                       certificates as described in this
                                       prospectus supplement.

                                   Such subordination will increase the
                                       likelihood of timely receipt by the
                                       holders of the certificates with higher
                                       relative payment priority of the maximum amount to which they are entitled on any distribution date and will provide such holders protection against losses resulting from defaults on mortgage loans to the extent described in this prospectus supplement.

                                   As of the Closing Date, the aggregate
                                       current principal amounts of the Class
                                       A-3, Class B-1, Class B-2, Class B-3,
                                       Class B-4, Class B-5 and Class B-6
                                       certificates will equal approximately
                                       3.75% of the aggregate current principal amounts of all the classes of certificates. As of the Closing Date, the aggregate current principal amounts of the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 certificates will equal approximately 2.25% of the aggregate current principal amounts of all the classes of certificates. As of the closing date, the aggregate current principal amounts of the Class B-4, Class B-5 and Class B-6 certificates will equal approximately 0.50% of the aggregate current principal amounts of all the classes of certificates.

                                   In addition, to extend the period during
                                       which the senior mezzanine certificates
                                       and subordinate certificates remain
                                       available as credit enhancement to the
                                       senior certificates, the issuer will
                                       allocate the entire amount of any
                                       prepayments and certain other unscheduled recoveries of principal with respect to the mortgage loans in the related mortgage loan group to the senior certificates in the related certificate group to the extent described in this prospectus supplement during the first seven years after the cut-off date (with such allocation to be subject to further reduction over an additional five year period thereafter as described in this prospectus supplement), unless the amount of subordination provided to the senior certificates is twice the amount as of the cut-off date, and certain loss and delinquency tests are satisfied. This will accelerate the amortization of the senior certificates in each certificate group as a whole while, in the absence of losses in respect of the mortgage loans in the related mortgage loan group, increasing the percentage interest in the principal balance of the mortgage loans in such mortgage loan group the senior mezzanine certificates and subordinate certificates evidence.

                                   Also, after the aggregate principal
                                       balance of the senior certificates is
                                       reduced to zero, the issuer will allocate the entire amount of any prepayments and certain other unscheduled recoveries of principal to the senior mezzanine certificates unless certain loss and delinquency tests are satisfied. This will accelerate the amortization of the senior mezzanine certificates while, in the absence of losses in respect of the mortgage loans, increasing the percentage interest in the principal balance of the mortgage loans the subordinate certificates evidence.

                                   Additional information about these
                                       matters appears under the captions
                                       "Description of the
                                       Certificates-Distributions on the
                                       Certificates," "-Allocation of Losses;
                                       Subordination" and "-Subordination" in
                                       this prospectus supplement.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Monthly Advances.................  The servicers will be obligated to advance delinquent scheduled payments of principal and interest on the mortgage loans under the circumstances described in this prospectus supplement.

Yield and Prepayment
   Considerations................  The following will affect the yield to maturity of each class of certificates:

                                       o     the amount and timing of principal
                                             payments on the mortgage loans in
                                             the related mortgage loan group,

                                       o     the allocation of related group
                                             available funds to such class of
                                             certificates,

                                       o     the applicable pass-through rate
                                             for such class of certificates,

                                       o     the purchase price paid for such
                                             class of certificates, and

                                       o     losses and net interest shortfalls
                                             allocated to such class of
                                             certificates.

                                   The interaction of the foregoing factors
                                       may have different effects on the various classes of certificates. The effects on any class may vary at different times during the life of such class. No one can currently determine the actual rate of prepayments on the mortgage loans, the amount and timing of losses or net interest shortfalls or the yield to maturity of any certificates. You should consider your own estimates as to the anticipated rate of future prepayments on the mortgage loans and the suitability of the Certificates to your investment objectives. You should carefully review the discussions under "Yield and Prepayment Considerations" in this prospectus supplement and in the prospectus.

Liquidity........................  There is currently no secondary market for the certificates, and you cannot be
                                       assured that one will develop. Bear,
                                       Stearns & Co. Inc. intends to establish a market in the offered certificates, but it is not obligated to do so. Even if such a market is established, it may not continue. Each certificateholder will receive monthly reports pertaining to the certificates. There are a limited number of sources which provide certain information about mortgage pass-through certificates in the secondary market, and they may not provide information about the certificates. You should consider the effect of limited information on the liquidity of the certificates.

Assumed Final
  Distribution Date..............  September 25, 2031 for each class of certificates. It is likely that the
                                       actual final distribution dates will
                                       occur earlier due to prepayments or the
                                       exercise of the optional termination
                                       right described below.

Repurchase of Countrywide Loans..  Countrywide Home Loans, Inc., or its
                                       designee may repurchase from the trust
                                       all mortgage loans serviced by it when
                                       the scheduled principal balance of these mortgage loans is less than 10% of their scheduled principal balance as of the time they were sold to the mortgage loan seller. Any such purchase will be treated as a prepayment of these mortgage loans.

Optional Termination............   SAMI or its designee may repurchase from
                                       the trust all mortgage loans at the
                                       purchase price set forth in the pooling
                                       and servicing agreement when the
                                       scheduled principal balance of the
                                       mortgage loans is less than 10% of their
                                       scheduled principal balance on the
                                       cut-off date. Any such repurchase will
                                       result in the retirement of the
                                       certificates. In addition, if the seller
                                       determines, based upon an opinion of
                                       counsel, that the REMIC status of any
                                       REMIC has been lost or that a substantial
                                       risk exists that such status will be lost
                                       for the then current taxable year, it may
                                       terminate the trust and retire
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                              the certificates.


Federal Income Tax
   Consequences.........................   The trust will elect to treat the
                                              mortgage loans and certain other
                                              of its assets as three real estate
                                              mortgage investment conduits,
                                              commonly known as REMICs, for
                                              federal income tax purposes. The
                                              certificates (other than the
                                              Residual Certificates) will
                                              represent the regular interests in
                                              the REMIC. The Class R-I, Class
                                              R-II and Class R-III Certificates
                                              will each be the residual interest
                                              in a REMIC. The Residual
                                              Certificates may constitute
                                              "noneconomic" residual interests
                                              for purposes of the REMIC
                                              Regulations. You should review the
                                              material under the captions
                                              "Federal Income Tax
                                              Considerations" and "Restrictions
                                              on Purchase and Transfer of the
                                              Residual Certificates" in this
                                              prospectus supplement and "Federal
                                              Income Tax Considerations" in the
                                              prospectus for further information
                                              regarding the federal income tax
                                              consequences of investing in the
                                              certificates.

ERISA Considerations....................   Subject to the conditions and
                                              considerations set forth under
                                              "ERISA Considerations" in this
                                              prospectus supplement and in the
                                              prospectus, pension,
                                              profit-sharing or other employee
                                              benefit plans as well as
                                              individual retirement accounts and
                                              certain types of Keogh Plans may
                                              purchase the Offered Certificates
                                              (other than the Residual
                                              Certificates).

                                           Sales of the Residual Certificates
                                              to such plans or retirement
                                              accounts are prohibited, except as
                                              permitted under "ERISA
                                              Considerations" in this prospectus
                                              supplement.

Restrictions on Purchase and Transfer
    of the Residual Certificates........   If you wish to purchase or
                                              subsequently transfer a Residual
                                              Certificate, you must obtain the
                                              consent of the seller and you may
                                              not be, or transfer to, a
                                              "disqualified organization" or a
                                              person who is not a "United States
                                              person" under the Code.

Rating..................................   The issuer will issue the offered
                                              certificates only if the
                                              respective classes receive at
                                              least the ratings set forth below
                                              from Moody's Investors Service,
                                              Inc., Standard & Poor's, a
                                              division of The McGraw-Hill
                                              Companies, Inc. and Fitch, Inc.
                                              Moody's, S&P and Fitch are
                                              referred to herein as the "Rating
                                              Agencies."

                                                    Rating
                                                    ------

                              Class           Moody's        S&P          Fitch
                              -----           -------        ---          -----

                              Class A-1        Aaa           AAA           AAA
                              Class A-2        Aaa           AAA           AAA
                              Class A-3        Aaa           AAA           AAA
                              Class R-I        --            AAA           AAA
                              Class R-II       --            AAA           AAA
                              Class R-III      --            AAA           AAA
                              Class B-1        Aa2           AA            AA
                              Class B-2        A2            A             A
                              Class B-3        Baa2          BBB           BBB

                                           You should evaluate the ratings of
                                              the offered certificates of any
                                              class independently from similar
                                              ratings on other types of
                                              securities. A rating is not a
                                              recommendation to buy, sell or
                                              hold securities The rating
                                              agencies may revise or withdraw
                                              ratings at any time.

Legal Investment........................   The senior certificates, the Class
                                              A-3 certificates and the Class B-1
                                              certificates will constitute
                                              "mortgage related securities" for
                                              purposes of the Secondary Mortgage
                                              Market Enhancement Act of 1984 so
                                              long as a nationally recognized
                                              statistical rating
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                              organization rates such
                                              certificates in one of the two
                                              highest rating categories. It is
                                              not anticipated that the remaining
                                              classes of certificates will
                                              constitute "mortgage related
                                              securities" under the Secondary
                                              Mortgage Market Enhancement Act of
                                              1984.

                                           If your investment activities are
                                              subject to legal investment laws
                                              and regulations or to review by
                                              certain regulatory authorities,
                                              you should consult your own legal
                                              advisors to determine whether and
                                              to what extent there may be
                                              restrictions on your ability to
                                              invest in the certificates.
--------------------------------------------------------------------------------

                                  RISK FACTORS

      Geographic Concentration. 33.21% and 19.99% of the Group 1 and Group 2 Mortgage Loans, respectively, and 32.65% of the Mortgage Loans in the aggregate, are secured by Mortgaged Properties located in the state of California. The economy of California may be adversely affected to a greater degree than the economies of other areas of the country by certain developments affecting industries concentrated in such state. In addition, Mortgaged Properties located in California may be more susceptible to certain types of hazards, such as wildfires and mudslides, and certain types of special hazards not covered by insurance, such as earthquakes, than properties located in other parts of the country.

      The related Originator, the Mortgage Loan Seller or EMC has represented and warranted that each Mortgaged Property was free of material damage as of the date of the Closing Date or as of another specified date. If any Mortgaged Property incurs material damage prior to the Closing Date, the related Originator, the Mortgage Loan Seller or EMC, as appropriate, will be required to repurchase the related Mortgage Loan from the Trust (or, in certain circumstances, substitute another mortgage loan) and the proceeds of any such repurchase will be treated as a prepayment in full. None of the Originators, the Mortgage Loan Seller or EMC will be obligated to repurchase any Mortgage Loan if the related Mortgaged Property is damaged after the Closing Date. In addition, the standard hazard insurance policies covering the Mortgaged Properties generally do not cover damage caused by flooding and landslides, and flood or landslide insurance may not have been obtained with respect to such Mortgaged Properties. If any Mortgaged Property incurs material damage after the Closing Date, to the extent that insurance proceeds received with respect to such Mortgaged Property are not applied to the restoration thereof such proceeds will be used to prepay the related Mortgage Loan in full or in part. Any repurchases or repayments of the Mortgage Loans may reduce the weighted average lives of the related Certificates and will reduce the yields on such Certificates to the extent they are purchased at a premium.

      Special Risks for Specific Classes. Certain of the Certificates are subject to special risks, described as follows.

      o Holders of the Residual Certificates are entitled to receive distributions of principal and interest as described herein, but the holders of the Residual Certificates are not expected to receive any distributions after the first distribution date. In addition, holders of the Residual Certificates may have tax liabilities with respect to their Certificates during the early years of the related REMIC that substantially exceed the principal and interest payable thereon.

      Repurchase of Mortgage Loans Serviced by Countrywide. As described under "The Pooling and Servicing Agreement--Countrywide Optional Repurchase," Countrywide may repurchase the mortgage loans serviced by it when they reach 10% of the principal balance at the time they were sold by Countrywide to the Mortgage Loan Seller. Any such repurchase will be treated as a prepayment of the related mortgage loans.

      Recent Developments Regarding the Indirect Parent of Cendant. As described under "The Master Servicer and the Servicers--The Servicers--Cendant-- Recent Developments," as a result of certain accounting irregularities, numerous proceedings have been filed against Cendant Corporation. On December 7, 1999, Cendant Corporation announced that it reached a preliminary agreement to settle the principal securities class action lawsuit. The definitive settlement document was approved by the U.S. District Court by order dated August 14, 2000. The settlement agreement required Cendant Corporation to post collateral in the form of credit facilities and/or surety bonds by November 13, 2000, which Cendant Corporation has done.

      The settlement does not encompass all litigations asserting claims against Cendant Corporation associated with the accounting irregularities. Cendant Corporation does not believe that it is feasible to predict or determine the final outcome or resolution of these unresolved proceedings. An adverse outcome from such unresolved proceedings could be material with respect to earnings in any given reporting period. However, Cendant Corporation does not believe that the impact of such unresolved proceedings should result in a material liability to Cendant Corporation in relation to our financial position or liquidity.

      Transfer of Servicing. Washington Mutual Home Loans, Inc., which is a wholly-owned subsidiary of Washington Mutual Bank, FA, transferred its servicing portfolio to Washington Mutual Bank, FA as of August 1, 2001. As a result of such transfer, the rate and severity of delinquencies, defaults and losses on those mortgage loans may increase significantly for the period during such transfer and thereafter. If that were to happen and available credit enhancements were insufficient to cover any loss, you might experience a loss on your certificate.

      Other Risks. You should also review the risk factors beginning on page 18 of the Prospectus.

                       DESCRIPTION OF THE MORTGAGE LOANS

      All of the Mortgage Loans will be acquired by the Seller on the date of issuance of the Certificates from EMC Mortgage Corporation ("EMC"), an affiliate of the Seller and the Underwriter, pursuant to the Mortgage Loan Purchase Agreement. EMC acquired the Mortgage Loans on August 21, 2001 from E*TRADE Bank f/k/a Telebank (the "Mortgage Loan Seller") pursuant to the Assignment Agreements. The Mortgage Loan Seller previously acquired the Mortgage Loans from the Originators pursuant to the Servicing Agreements.

      The Mortgage Pool will consist of approximately 2,350 Mortgage Loans with an approximate aggregate principal balance as of the Cut-off Date of $949,791,401. The Mortgage Loans have been divided into two groups (each a "Mortgage Loan Group") designated as the "Group 1 Mortgage Loans" and "Group 2 Mortgage Loans." The Group 1 mortgage loans consist of all the mortgage loans which have Mortgage Rates greater than 6.625%, and the Group 2 mortgage loans consist of all the mortgage loans with Mortgage Rates less than or equal to 6.625%. The Mortgage Pool consists of Mortgage Loans which are first lien mortgages secured by one- to four-family residences and individual condominium units and having original terms to maturity of 30 years or less.

      The Mortgage Loans are being serviced as described below under "The Master Servicer and the Servicers" The Mortgage Loans were originated in accordance with the guidelines described in "Mortgage Loan Origination" below.

      The following paragraphs and the tables set forth in Schedule A set forth additional information with respect to the Mortgage Pool.(1)

      The "Net Rate" for each Mortgage Loan is the Mortgage Rate less the related Servicing Fee Rate and the Insurance Fee Rate (each as defined herein) attributable thereto (in each case expressed as a per annum rate) (together, the "Aggregate Expense Rate"). For any Distribution Date, the "Due Date" for a Mortgage Loan will be the date in each month on which its Monthly Payment (as defined under "Description of the Certificates--Distributions of Principal" herein) is due if such due date is the first day of a month and otherwise is deemed to be the first day of the following month or such other date specified in the related Servicing Agreement.

      The "Scheduled Principal Balance" of a Mortgage Loan with respect to a Distribution Date is (i) the unpaid principal balance of such Mortgage Loan as of the close of business on the related Due Date (i.e., taking account of the principal payment to be made on such Due Date and irrespective of any delinquency in its payment), as specified in the amortization schedule at the time relating thereto (before any adjustment to such amortization schedule by reason of any bankruptcy or similar proceeding occurring after the Cut-off Date (other than a Deficient Valuation) or any moratorium or similar waiver or grace period) less (ii) any Principal Prepayments and the principal portion of any Net Liquidation Proceeds received during or prior to the immediately preceding Prepayment Period; provided that the Scheduled Principal Balance of any Liquidated Mortgage Loan is zero.

      All of the Mortgage Loans are adjustable rate Mortgage Loans. After an initial fixed-rate period of five years following origination, the interest rate borne by each adjustable rate Mortgage Loan is adjusted semi-annually based on Six-Month LIBOR or annually based on One-Year U.S. Treasury to equal the related index (the "Index") plus (or minus) a fixed percentage set forth in or computed in accordance with the related note (a "Gross Margin") generally subject to rounding and to certain other limitations (including generally a maximum lifetime Mortgage Rate (a "Maximum Lifetime Mortgage Rate") and in certain cases a minimum lifetime Mortgage Rate (a "Minimum Lifetime Mortgage Rate") and in certain cases a maximum upward or downward adjustment on each Interest Adjustment Date (as defined herein).

Special Characteristics of the Mortgage Loans

      With respect to approximately 6.95% of the Group 1 Mortgage Loans and 6.65% of the Mortgage Loans in the aggregate, the related mortgage note permits the borrower to make interest only payments for the first five years. Approximately 2.16% of the Group 1 Mortgage Loans and 2.07% of the Mortgage Loans in the aggregate, will consist of mortgage loans which are secured by, in addition to the related mortgaged property, additional collateral generally consisting of marketable securities.

----------

(1) The description herein and in Schedule A hereof of the Mortgage Loans is based upon estimates of the composition thereof as of the Cut-off Date, as adjusted to reflect the Scheduled Principal Balances as of the Cut-off Date. Prior to the issuance of the Certificates, Mortgage Loans may be removed as a result of (i) Principal Prepayments thereof in full prior to the dates on which the Seller acquired the Mortgage Loans, (ii) requirements of Triad, Moody's, S&P or Fitch or (iii) delinquencies or otherwise. In any such event, other mortgage loans may be included in the Trust. SAMI believes that the estimated information set forth herein with respect to the Mortgage Loans as presently constituted is representative of the characteristics thereof at the time the Certificates are issued, although certain characteristics of the Mortgage Loans may vary.

Indices on the Mortgage Loans

      Six-Month LIBOR. For approximately 4.67% of the Group 1 Mortgage Loans and 4.47% of the Mortgage Loans in the aggregate, the Index will adjust semi-annually based on Six-Month LIBOR. "Six-Month LIBOR" will be a per annum rate equal to the average of interbank offered rates for six-month U.S. dollar-denominated deposits in the London market based on quotations of major banks as published in The Wall Street Journal and are most recently available as of the time specified in the related Mortgage Note.

      One-Year U.S. Treasury. For approximately 95.33% of the Group 1 and all of the Group 2 Mortgage Loans, and with respect to 95.53% of the Mortgage Loans in the aggregate, the Index will be based on the weekly average yield on U.S. Treasury securities adjusted to a constant maturity of one year as reported by the Federal Reserve Board in statistical Release No. H.15(519) (the "Release") as most recently available as of the date forty-five days, thirty-five days or thirty days prior to the adjustment date or on the adjustment date ("One-Year U.S. Treasury"), as published in the place specified in the related mortgage note and as made available as of the date specified in the related mortgage note. In the event that the Index specified in a Mortgage Note is no longer available, an index reasonably acceptable to the Trustee that is based on comparable information will be selected by the Master Servicer, to the extent that it is permissible under the terms of the related Mortgage and Mortgage Note.

      One-Year U.S. Treasury is currently calculated based on information reported in the Release. Listed below are the weekly average yields on actively traded U.S. Treasury securities adjusted to a constant maturity of one year as reported in the Release on the date that would have been applicable to mortgage loans whose index was most recently available as of the date forty-five days prior to the adjustment date and having the following adjustment dates for the indicated years. Such average yields may fluctuate significantly from week to week as well as over longer periods and may not increase or decrease in a constant pattern from period to period. The following does not purport to be representative of future average yields. No assurance can be given as to the average yields on such U.S. Treasury securities on any adjustment date or during the life of any Mortgage Loan with an Index of One-Year U.S. Treasury.

                             One-Year U.S. Treasury

Adjustment Date               1996     1997     1998     1999     2000     2001
---------------               ----     ----     ----     ----     ----     ----
January 1 ................    5.45%    5.44%    5.44%    4.52%    5.50%    6.14%
February 1 ...............    5.35     5.46     5.53     4.49     5.69     5.78
March 1 ..................    5.17     5.61     5.25     4.55     6.12     4.79
April 1 ..................    4.85     5.53     5.28     4.67     6.20     4.72
May 1 ....................    5.15     5.72     5.37     4.77     6.18     4.47
June 1 ...................    5.62     5.99     5.39     4.67     6.14     4.07
July 1 ...................    5.67     5.90     5.46     4.79     6.38     3.76
August 1 .................    5.86     5.72     5.42     5.12     6.23     3.53
September 1 ..............    5.90     5.54     5.36     5.01     6.09     3.62
October 1 ................    5.60     5.55     5.23     5.23     6.17
November 1 ...............    5.88     5.59     4.76     5.28     6.20
December 1 ...............    5.57     5.45     4.18     5.34     5.98

Primary Mortgage Insurance and the Supplemental PMI Policy

      All of the Mortgage Loans with effective loan-to-value ratios in excess of 80% are covered by Primary Insurance Policies (as defined in the Prospectus). See "Administration--Realization Upon Defaulted Mortgage Loans--Primary Insurance Policies" in the Prospectus.

      In addition, the Trust Fund will include a supplemental primary mortgage insurance policy (the "Supplemental PMI Policy") issued by Triad Guaranty Insurance Corporation ("Triad" or the "Supplemental PMI Insurer") with respect to approximately 87.39% of the Mortgage Loans.

      Triad is a wholly-owned subsidiary of Triad Guaranty Inc. As of March 26, 2001, Triad had financial strength ratings of "AA" from S&P, "AA" from Fitch and "Aa3" from Moody's. The rating agency issuing the financial strength rating can withdraw or change its rating at any time. For further information regarding Triad, investors are directed to Triad's periodic reports filed with the Securities and Exchange Commission, which are publicly available. Triad Guaranty Inc. trades on the NASDAQ Stock Market(R) under the ticker symbol "TGIC."

      Each Mortgage Loan covered by the Supplemental PMI Policy is covered for losses up to the policy limits; provided, however, that the Supplemental PMI Policy will not cover hazard, bankruptcy, fraud losses and certain other types of losses as described in such policy. Claims under the Supplemental PMI Policy will reduce uninsured exposure to an amount equal to 60% of the lesser of the appraised value or purchase price, as the case may be (the "Supplemental PMI Policy Loan Coverage"), of the related Mortgaged Property, in each case, on the Closing Date. The maximum aggregate amount of coverage under the Supplemental PMI Policy is equal to 2.00% of the aggregate Scheduled Principal Balance of the Mortgage Loans covered by the Supplemental PMI Policy as of the Cut-off Date (the "Stop-Loss Amount"). In addition, following the first five years after the Cut-off Date, if the current loan-to-value ratio on a Mortgage Loan covered by the Supplemental PMI Policy is reduced to less than 55% and the related mortgagor has not been 30 days delinquent more than once during the past year, then the Supplemental PMI Policy will no longer cover the related Mortgage Loan.

      The Supplemental PMI Policy is not assignable by the Trust without the prior consent of the Supplemental PMI Insurer and, unless otherwise required by applicable law, is cancelable only with the consent of the Trustee and the Supplemental PMI Insurer in accordance with the Supplemental PMI Policy's terms. The Supplemental PMI Policy may be terminated by the Supplemental PMI Insurer for failure to pay premiums.

      The premium payable to the Supplemental PMI Insurer (the "Supplemental PMI Insurance Premium") for coverage of each insured Mortgage Loan will be paid by the Trustee to the Supplemental PMI Insurer from the Trust Fund from interest collections on the Mortgage Loans at the rate (the "Insurance Fee Rate") provided in the Supplemental PMI Policy. The Supplemental PMI Insurance Premiums will be paid on each Distribution Date. The premium will be paid at the Insurance Fee Rate of the Scheduled Principal Balance of each Mortgage Loan covered by the Supplemental PMI Policy.

      The Supplemental PMI Policy will only provide limited protection against losses on the Mortgage Loans. To the extent that, with respect to any Mortgage Loan covered by the Supplemental PMI Policy, (i) the loss exceeds the Supplemental PMI Policy Loan Coverage for that Mortgage Loan, (ii) the loss on that Mortgage Loan is subject to an exclusion from coverage as described in the Supplemental PMI Policy or (iii) the loss on that Mortgage Loan, plus the aggregate amount of claims paid by the Supplemental PMI Insurer under the Supplemental PMI Policy exceeds the Stop-Loss Amount, the loss on such Mortgage Loan will be not be covered by the Supplemental PMI Policy and will be allocated to the Certificates.

      The foregoing description of the Supplemental PMI Policy is only a brief outline and does not purport to summarize or describe all of the provisions, terms and conditions of the Supplemental PMI Policy. For a more complete description of these provisions, terms and conditions, reference is made to the Supplemental PMI Policy, copies of which are available upon request from the Trustee.

                      THE MASTER SERVICER AND THE SERVICERS

General

      Wells Fargo Bank Minnesota, National Association ("Wells Fargo" or the "Master Servicer") will act as the Master Servicer of the Mortgage Loans pursuant to the Pooling and Servicing Agreement, dated as of August 1, 2001 (the "Agreement"), among the Seller, EMC Mortgage Corporation ("EMC"), the Master Servicer, the Securities Administrator, and the Trustee.

      Primary servicing of the mortgage loans will be provided for in accordance with various sale and servicing agreements or similar agreements (collectively, the "Servicing Agreements"), each of which was assigned to EMC pursuant to various Assignment, Assumption and Recognition Agreements dated August 21, 2001 (the "Assignment Agreements") among the related Servicer, EMC and E*TRADE Bank. The provisions for servicing the related Mortgage Loans are in the related Servicing Agreement and/or in the Assignment Agreement. EMC will assign such Servicing Agreements to SAMI pursuant to the Mortgage Loan Purchase Agreement between SAMI and EMC, and SAMI will assign such Servicing Agreements to the Trustee on behalf of the Certificateholders pursuant to the Agreement. The Servicers will be responsible for the servicing of the Mortgage Loans covered by the related Servicing Agreement and Assignment Agreement, and the Master Servicer will be required to monitor their performance. In the event of a default by a Servicer under the related Servicing Agreement and Assignment Agreement, the Master Servicer will be required to enforce any remedies against the Servicer, and shall either find a successor Servicer or shall assume the primary servicing obligations for the related Mortgage Loans itself.

      The information set forth below with respect to the Master Servicer and the Servicers, including all data regarding delinquency and loss experience, has been provided by the respective party. None of SAMI, the Mortgage Loan Seller, EMC, the Securities Administrator, the Underwriter, the Dealer, the Trustee, or any of their respective affiliates have made or will make any representation as to the accuracy or completeness of such information.

The Master Servicer

      Wells Fargo is a national banking association, with its master servicing offices located at 11000 Broken Land Parkway, Columbia, Maryland 21044. Wells Fargo is engaged in the business of master servicing single family residential mortgage loans secured by properties located in all 50 states and the District of Columbia.

The Servicers

      Washington Mutual Bank, FA ("WMBFA"), as successor servicer to Washington Mutual Home Loans, Inc., Cendant Mortgage Corporation ("Cendant"), GMAC Mortgage Corporation ("GMACM"), Countrywide Home Loans, Inc. ("Countrywide") and National City Mortgage, Inc. ("National City") will service the Mortgage Loans in accordance with the related Servicing Agreement (in such capacity, the "Servicers").

      The following table shows the percentage of the Mortgage Loans which are serviced by each Servicer for each of the Mortgage Loan Groups and in the aggregate.

                                                                      Total
Name of Servicer                       Group 1        Group 2     Mortgage Loans
--------------------------------------------------------------------------------
GMACM                                   45.77%         68.34%         46.74%
WMBFA                                   18.25%          1.83%         17.55%
Countrywide                             17.31%          2.34%         16.68%
Cendant                                 10.51%         27.49%         11.24%
National City                            8.15%          0.00%          7.80%

GMACM

      GMACM, a Pennsylvania corporation, is the originator and servicer for certain of the Mortgage Loans. GMACM is an indirect wholly-owned subsidiary of General Motors Acceptance Corporation and is one of the nation's largest mortgage bankers. GMACM is engaged in the mortgage banking business, including the origination, purchase, sale and servicing of residential loans. GMACM maintains its executive and principal offices at 100 Witmer Road, Horsham, Pennsylvania 19044. Its telephone number is (215) 682-1000.

      The following table summarizes the delinquency experience for all the mortgage loans originated under the GMACM Non-Conforming Adjustable Rate Loan Program. The data presented in the following table is for illustrative purposes only, and there is no assurance that the delinquency experience of the mortgage loans included in the trust will be similar to that set forth below.

      Delinquency, Foreclosure and Loss Experience of GMACM (Non-Conforming Adjustable Rate Mortgage Loans)

Delinquency Experience(1)



                                   As of June 30,
                                        2001
                             ------------------------------
                             By Number or
                             Percentage of    By Dollar
                                 Loans      Amount of Loans
Total Loans                      4,026        $1,392,799

Period of Delinquency
30-59 Days                       0.040%       $      558
60-89 Days                       0.000%       $        0
90 or more Days                  0.083%       $    1,150
Total Delinquent Loans           0.125%       $    1,708

Bankruptcy                       0.045%       $      634
Foreclosure                      0.166%       $    2,306
REO                              0.017%       $      236
Total Foreclosure Loans(2)       0.228%       $    3,176

                                                                  As of December 31,
                             ------------------------------------------------------------------------------------------------------

                                         2000                            1999                                 1998
                             ------------------------------  -------------------------------   ------------------------------------
                             By Number or                    By Number or                      By Number or
                             Percentage of     By Dollar     Percentage of      By Dollar      Percentage of    By Dollar Amount of
                                 Loans      Amount of Loans      Loans       Amount of Loans       Loans                Loans
Total Loans                      2,581          $896,581         2,132          $734,749           1,400              $479,778

Period of Delinquency
30-59 Days                       0.078%         $    698         0.134%         $    983           0.177%             $    850
60-89 Days                       0.129%         $  1,155         0.070%         $    512           0.000%             $      0
90 or more Days                  0.000%         $      0         0.199%         $  1,465           0.000%             $      0
Total Delinquent Loans           0.207%         $  1,853         0.403%         $  2,960           0.177%             $    850

Bankruptcy                       0.029%         $    259         0.071%         $    519           0.102%             $    490
Foreclosure                      0.152%         $  1,360         0.149%         $  1,098           0.063%             $    302
REO                              0.034%         $    305         0.094%         $    693           0.141%             $    677
Total Foreclosure Loans(2)       0.214%         $  1,923         0.315%         $  2,311           0.306%             $  1,469

(1) Percentages in the table are rounded to the nearest 0.001% and are based on the total number of loans outstanding. Dollar amounts are in thousands and are rounded to the nearest thousand dollar.

(2) Foreclosure as a percentage of total loans also includes bankruptcies and loans which the related property had been acquired by the trust in the applicable portfolio at the end of each period.

WMBFA

      WMBFA is a federally chartered savings association. The primary mortgage loan servicing office of WMBFA is located at 19850 Plummer Street, Chatsworth, California 91311. Its telephone number is (818) 775-2278. WMBFA is subject to regulation and examination by the Office of Thrift Supervision ("OTS"), which is its primary regulator. Its deposit accounts are insured by the Federal Deposit Insurance Corporation ("FDIC") primarily through the Savings Association Insurance Fund. As a result, the FDIC also has some authority to regulate WMBFA.

WMBFA's Nonaccrual Loan Statistics

      The following table sets forth information concerning nonaccrual single family residential ("SFR") loans which WMBFA holds in its own portfolio and services, as well as loans which have been originated by WMBFA and subsequently sold or securitized with recourse. WMBFA generally places loans on nonaccrual status when they are four payments or more past due or when the timely collection of the principal of the loan, in whole or in part, is not expected.

                                                         June 30,                            December 31,
                                                       -----------        -------------------------------------------------
                                                           2001               2000               1999               1998
                                                           ----               ----               ----               ----
                                                                              (dollars in thousands)
Nonaccrual SFR loans(1) ........................       $   584,897        $   411,377        $   508,031        $   669,419

Total SFR loans held in portfolio and sold or
securitized with recourse (excluding loans
serviced by others) ............................       $80,002,050        $73,373,903        $77,285,514        $83,416,351

Nonaccrual SFR loans as a percentage of total
loans held in portfolio and sold or
securitized with recourse ......................             0.73%              0.56%              0.66%              0.80%

Foreclosed SFR loans ...........................       $   116,148        $    76,136        $   106,165        $   186,223

(1) Nonaccrual SFR loans do not include foreclosed loans. Foreclosed loans are listed separately in the table above.

      The above information represents the recent experience of WMBFA. The mortgage loans upon which such information is based, however, are not representative of the Mortgage Loans, as the relevant Mortgage Loans were originated or acquired by Washington Mutual Home Loans, Inc. (formerly, PNC Mortgage Corp. of America), which entity was acquired by WMBFA in the in the first half of 2001. Therefore, there can be no assurance that such information for the Mortgage Loans will be comparable. In addition, the foregoing statistics include mortgage loans with a variety of payment and other characteristics that may not correspond to those of the Mortgage Loans. Further, the related Mortgage Loans were not chosen from Washington Mutual Home Loans, Inc.'s portfolio on the basis of any methodology, which could or would make them representative of the total pool of mortgage loans in WMBFA's portfolio. The experience on the Mortgage Loans will depend on, among other things, the value of the real estate and cooperative shares securing such Mortgage Loans and the ability of the Mortgagors to make required payments. If WMBFA undertakes litigation or retains outside attorneys or investigators, the related costs will be borne by the Trust or the Certificateholders. WMBFA will not be required to advance funds for the conduct of such litigation or the hiring of such outside attorneys or investigators, if it reasonably believes that such advances will not be promptly reimbursed. The likelihood that mortgagors will become delinquent in the payment of their mortgage loans and the rate of any subsequent foreclosures may be affected by a number of factors related to a mortgagor's personal circumstances, including, for example, unemployment or change in employment (or in the case of self-employed mortgagors or mortgagors relying on commission income, fluctuations in income), marital separation and a mortgagor's equity in the related mortgaged property. In addition, delinquency and foreclosure experience may be sensitive to adverse economic or other conditions, either nationally or regionally, may exhibit seasonal variations and may be influenced by the level of interest rates and servicing decisions on the applicable mortgage loans. Regional economic conditions (including declining real estate values) may particularly affect delinquency and foreclosure experience on mortgage loans to the extent that mortgaged properties are concentrated in certain geographic areas.

      Transfer of Servicing. Washington Mutual Home Loans, Inc., which is a wholly-owned subsidiary of WMBFA, transferred its servicing portfolio to WMBFA as of August 1, 2001. As a result of such transfer, the rate and severity of delinquencies, defaults and losses on those mortgage loans may increase significantly for the period during such transfer and thereafter. If that were to happen and available credit enhancements were insufficient to cover any loss, you might experience a loss on your certificate.

      See also "Risk Factors--Transfer of Servicing."

Countrywide

      Countrywide is engaged primarily in the mortgage banking business, and as such, originates, purchases, sells and services mortgage loans. Countrywide originates mortgage loans through a retail branch system and through mortgage loan brokers and correspondents nationwide. Countrywide's mortgage loans are principally first-lien, fixed or adjustable rate mortgage loans secured by single-family residences.

      As of May 31, 2001, Countrywide provided servicing for approximately $301.8 billion aggregate principal amount of mortgage loans, substantially all of which are being serviced for unaffiliated persons.

      The principal executive offices of Countrywide are located at 4500 Park Granada, Calabasas, California 91302.

      Countrywide initially services substantially all of the mortgage loans it originates or acquires. In addition, Countrywide has purchased in bulk the rights to service mortgage loans originated by other lenders. Servicing includes collecting and remitting loan payments, accounting for principal and interest, holding escrow (impound) funds for payment of taxes and insurance, making inspections as required of the mortgaged premises, contacting delinquent mortgagors, supervising foreclosures in the event of unremedied defaults and generally administering the loans, for which Countrywide receives servicing fees. Countrywide has in the past and may in the future sell to other mortgage bankers a portion of its portfolio of loan servicing rights.

      Countrywide may perform any of its servicing obligations under the related Servicing Agreement through one or more subservicers. Notwithstanding any subservicing arrangement, Countrywide will remain liable for its servicing duties and obligations under the related Servicing Agreement as if it alone were servicing the related mortgage loans.

      Countrywide's Foreclosure, Delinquency and Loss Experience

      Historically, a variety of factors, including the appreciation of real estate values, have limited the servicer's loss and delinquency experience on its portfolio of serviced mortgage loans. There can be no assurance that factors beyond the servicer's control, such as national or local economic conditions or downturns in the real estate markets of its lending areas, will not result in increased rates of delinquencies and foreclosure losses in the future.

      A general deterioration of the real estate market in regions where the mortgaged properties are located may result in increases in delinquencies of loans secured by real estate, slower absorption rates of real estate into the market and lower sales prices for real estate. A general weakening of the economy may result in decreases in the financial strength of borrowers and decreases in the value of collateral serving as security for loans. If the real estate market and economy were to decline, Countrywide may experience an increase in delinquencies on the loans it services and higher net losses on liquidation loans.

      The following table summarizes the delinquency, foreclosure and loss experience, respectively, on the dates indicated, of all mortgage loans originated or acquired by Countrywide, serviced or master serviced by the Countrywide and securitized. The delinquency, foreclosure and loss percentages may be affected by the size and relative lack of seasoning of the servicing portfolio which increased from approximately $10.990 billion at February 28, 1998, to approximately $15.844 billion at February 28, 1999, to approximately $17.759 billion at February 29, 2000, to approximately $21.251 billion at February 28, 2001 and to approximately $21.271 billion at May 31, 2001. Accordingly, the information should not be considered as a basis for assessing the likelihood, amount or severity of delinquency or losses on the Mortgage Loans and no assurances can be given that the foreclosure, delinquency and loss experience presented in the following table will be indicative of the actual experience on the Mortgage Loans:

                                                                          Year Ended February 28(29)
                                                      ---------------------------------------------------------------
                                                                                                             Period
                                                                                                            Ended May
                                                          1999              2000             2001           31, 2001
                                                      -----------       -----------       -----------       ---------
Delinquent Mortgage Loans and Pending
Foreclosures at Period End:
         30 - 59 days ...........................            1.03%             1.36%             1.61%           1.41%
         60 - 89 days ...........................            0.18              0.22              0.28            0.28
         90 days or more (excluding pending
         foreclosures) ..........................            0.12              0.16              0.14            0.14
                                                      -----------       -----------       -----------       ---------
Total of delinquencies ..........................            1.32%             1.75%             2.03%           1.83%
                                                      ===========       ===========       ===========       =========
Foreclosures pending ............................            0.14%             0.16%             0.27%           0.23%
                                                      ===========       ===========       ===========       =========
Total delinquencies and foreclosures
   pending ......................................            1.46%             1.91%             2.30%           2.06%
                                                      ===========       ===========       ===========       =========
Net Gains/(Losses) on liquidated loans(1) .......     $(2,882,524)      $(3,076,240)      $(2,988,604)      $(630,355)
Percentage of Net Gains/(Losses) on liquidated
loans(1)(2) .....................................          (0.018)%          (0.017)%          (0.014)%        (0.003)%
Percentage of Net Gains/(Losses) on liquidated
loans (based on average outstanding principal
balance)(1) .....................................          (0.021)%          (0.017)%          (0.015)%        (0.003)%

----------
(1) "Net Gains (Losses)" are actual gains or losses incurred on liquidated properties that are calculated as net liquidation proceeds less book value (excluding loan purchase premium or discount).
(2) Based upon the total principal balance of the mortgage loans outstanding on the last day of the indicated period.

Cendant

      Cendant's executive offices are located at 3000 Leadenhall Road, Mt. Laurel, New Jersey 08054, and its telephone number is (856) 439-6000.

      As of June 30, 2001, Cendant provided servicing for approximately $90 billion aggregate principal amount of mortgage loans, substantially all of which are being serviced for unaffiliated persons.

      Delinquency and Foreclosure Experience. The following table sets forth the delinquency and foreclosure experience of residential mortgage loans funded and serviced by Cendant as of the dates indicated. The increase in the size of Cendant's portfolio from December 31, 1999 to December 31, 2000 is primarily as a result of the acquisition of $11.9 billion of servicing in April 2000. Cendant's portfolio of mortgage loans in the aggregate may differ significantly from the Mortgage Loans in terms of interest rates, principal balances, geographic distribution, loan to value ratios and other possibly relevant characteristics. There can be no assurance, and no representation is made, that the delinquency and foreclosure experience with respect to the Mortgage Loans will be similar to that reflected in the table below, nor is any representation made as to the rate at which losses may be experienced on liquidation of defaulted Mortgage Loans. The actual loss and delinquency experience on the Mortgage Loans will depend, among other things, upon the value of the real estate securing such Mortgage Loans and the ability of borrowers to make required payments.

         Delinquency and Foreclosure Experience in Cendant's Portfolio of One- to Four-Family, Residential Mortgage Loans(1)

                                                        As of December 31,                                 As of June 30,
                                        ------------------------------------------------                --------------------
                                      1998                    1999                    2000*                    2001
                                      ----                    ----                    -----                    ----
                                No. of    Principal     No. of    Principal     No. of    Principal      No. of    Principal
                                Loans      Balance      Loans      Balance      Loans      Balance       Loans      Balance
                               --------------------------------------------------------------------------------------------
Total Portfolio ...........    371,278     $43,043     443,427     $52,163     623,196     $82,187      673,150     $89,602
                               =======     =======     =======     =======     =======     =======      =======     =======

Period of Delinquency(2)(3)
         30-59 Days .......      8,660     $   912       9,465     $   959      16,708     $ 1,917       16,275     $ 1,840
         Percent Delinquent        2.3%        2.1%        2.1%        1.8%        2.7%        2.3%         2.4%        2.1%
         60-89 Days .......      1,705     $   170       1,756     $   164       3,753     $   374        3,434     $   344
         Percent Delinquent        0.5%        0.4%        0.4%        0.3%        0.6%        0.5%         0.5%        0.4%
         90 Days or more ..      1,172     $   117       1,498     $   136       4,294     $   396        3,919     $   361
         Percent Delinquent        0.3%        0.3%        0.3%        0.3%        0.7%        0.5%         0.6%        0.4%
                               -------     -------     -------     -------     -------     -------      -------     -------
Total Delinquencies(4) ....     11,537     $ 1,199      12,719     $ 1,259      24,755     $ 2,687       23,628     $ 2,545
                               =======     =======     =======     =======     =======     =======      =======     =======
Percent Total Delinquencies        3.1%        2.8%        2.9%        2.4%        4.0%        3.3%         3.5%        2.8%
Foreclosure/Bankruptcies/
         Real Estate Owned       2,878     $   272       3,470     $   321       4,561     $   403     $  5,707     $   508
Percent Foreclosure/
         Bankruptcy/REO(5)         0.8%        0.6%        0.8%        0.6%        0.7%        0.5%         0.9%        0.6%

----------
(1) The table shows mortgage loans which were delinquent or for which foreclosure proceedings had been instituted as of the date indicated. All dollar amounts are in millions and have been rounded to the nearest whole number.
(2) No mortgage loan is included in this table as delinquent until it is 30 days past due.
(3) Bankruptcies are included in the delinquency calculations and also in the "Foreclosure/Bankruptcies/Real Estate Owned" category. The Foreclosures and Real Estate Owned categories are excluded from the delinquency calculations.
(4)   Entries may not add up to total due to rounding.
(5)   Percentages stated are of the total servicing portfolio.
*     Includes approximately 46,982 MLCC mortgage loans subserviced by Cendant.

      While the above foreclosure and delinquency experience is typical of Cendant's recent experience, there can be no assurance that experience on the Mortgage Loans will be similar. As a result of the rapid growth experienced by Cendant, its servicing portfolio is relatively unseasoned. Accordingly, the information should not be considered to reflect the credit quality of the Mortgage Loans, or as a basis for assessing the likelihood, amount or severity of losses on the Mortgage Loans. The statistical data in the table is based on all of the loans in Cendant's servicing portfolio. The Mortgage Loans may be more recently originated than, and are likely to have other characteristics which distinguish them from, the majority of the loans in Cendant's servicing portfolio.

      Recent Developments. Cendant Corporation was created in December 1997, through the merger of HFS Incorporated into CUC International, Inc. with CUC surviving and changing its name to Cendant Corporation. On April 15, 1998, Cendant Corporation announced that in the course of transferring responsibility for its accounting functions from Cendant Corporation personnel associated with CUC prior to the merger to Cendant Corporation personnel associated with HFS before the merger and preparing for the report of first quarter 1998 financial results, Cendant Corporation discovered accounting irregularities in some of the CUC business units. As a result, Cendant Corporation, together with its counsel and assisted by auditors, immediately began an intensive investigation. As a result of the findings of the investigations, Cendant Corporation restated its previously reported financial results for 1997, 1996 and 1995 and the six months ended June 30, 1998.

      Following the April 15, 1998 announcement of the discovery of accounting irregularities in the former business units of CUC, approximately 70 lawsuits claiming to be class actions, three lawsuits claiming to be brought derivatively on Cendant Corporation's behalf and several individual lawsuits and arbitration proceedings were commenced in various courts and other forums against Cendant Corporation and other defendants by or on behalf of persons claiming to be stockholders of Cendant Corporation and persons claiming to have purchased or otherwise acquired securities or options issued by CUC or Cendant Corporation between May 1995 and August 1998.

      The SEC and the United States Attorney for the District of New Jersey have conducted investigations relating to the matters referenced above. As a result of the findings from internal investigations, Cendant Corporation made all adjustments considered necessary by Cendant Corporation, which are reflected in its previously filed restated financial statements for the years ended December 31, 1997, 1996 and 1995 and for the six months ended June 30, 1998. On June 14, 2000, pursuant to an offer of settlement made by Cendant Corporation, the SEC issued an Order Instituting Public Administrative Proceedings Pursuant to
Section 21C of the Securities Exchange Act of 1934, Making Findings and Imposing a Cease and Desist Order. In such Order, the SEC found that Cendant Corporation had violated certain financial reporting provisions of the Exchange Act and ordered Cendant Corporation to cease and desist from committing any future violations of such provisions. No financial penalties were imposed against Cendant Corporation.

      On December 7, 1999, Cendant Corporation announced that it had reached a preliminary agreement to settle the principal securities class action pending against Cendant Corporation in the U.S. District Court in Newark, New Jersey, brought on behalf of purchasers of all Cendant Corporation and CUC publicly traded securities, other than PRIDES, between May 1995 and August 1998. The PRIDES litigation had previously been settled through the issuance of rights. Under the settlement agreement, Cendant Corporation would pay the class members approximately $2.85 billion in cash and 50% of any recovery Cendant Corporation may obtain in connection with claims Cendant Corporation has asserted against CUC's former public auditor. The definitive settlement document was approved by the U.S. District Court by order dated August 14, 2000. Certain parties in the class action have appealed various aspects of the District Court's orders approving the settlement. The U.S. Court of Appeals for the Third Circuit heard oral arguments for all appeals on May 22, 2001; the Court reserved its decision. The settlement agreement required Cendant Corporation to post collateral in the form of credit facilities and/or surety bonds by November 13, 2000, which Cendant Corporation has done.

      The settlement does not encompass all litigations asserting claims against Cendant Corporation associated with the accounting irregularities. Cendant Corporation does not believe that it is feasible to predict or determine the final outcome or resolution of these unresolved proceedings. An adverse outcome from such unresolved proceedings could be material with respect to earnings in any given reporting period. However, Cendant Corporation does not believe that the impact of such unresolved proceedings should result in a material liability to Cendant Corporation in relation to its financial position or liquidity.

      See also "Risk Factors--Recent Developments Regarding the Indirect Parent of Cendant."

                            MORTGAGE LOAN ORIGINATION

The Originators

      Each of the Mortgage Loans were originated by or for their related Servicer as indicated in the previous section, except that the Mortgage Loans serviced by WMBFA were originated by or for Washington Mutual Home Loans, Inc. in accordance with the underwriting guidelines set forth below under the heading "WMBFA," and except that all of the Mortgage Loans serviced by Cendant were originated by Cendant on behalf of Merrill Lynch Credit Corporation or Cendant. The originators of the Mortgage Loans are referred to herein as the "Originators."

      The information set forth below with respect to the Originators and their underwriting guidelines and loan origination procedures has been provided by the various Originators. None of SAMI, the Mortgage Loan Seller, EMC, the Securities Administrator, the Underwriter, the Dealer, the Trustee, or any of their respective affiliates have made or will make any representation as to the accuracy or completeness of such information.

GMAC Mortgage Corporation

      GMACM's underwriting standards with respect to the Mortgage Loans generally will conform to those published in the GMACM Underwriting Guidelines (as modified from time to time, the "GMACM Underwriting Guide"). The underwriting standards as set forth in the GMACM Underwriting Guide are continually revised based on prevailing conditions in the residential mortgage market and the market for mortgage securities.

      The underwriting standards set forth in the GMACM Underwriting Guide with respect to mortgage loans originated or acquired under the GMACM Non-Conforming Adjustable Rate Loan Programs provide for varying levels of documentation. For the "Standard" documentation loan program, a prospective borrower is required to complete a detailed application providing pertinent credit information. The application contains a description of borrower's assets and liabilities and a statement of income and expenses, as well as an authorization to apply for a credit report which summarizes the borrower's credit history with merchants and lenders and any record of bankruptcy. In addition, employment verification is obtained which reports the borrower's current salary and may contain the length of employment and an indication as to whether it is expected that the borrower will continue such employment in the future. If a prospective borrower is self-employed or if income is received from dividends and interest, rental properties or other income which can be verified from tax returns, the borrower may also be required to submit copies of signed tax returns. In addition, the borrower may be required to authorize verification of deposits at financial institutions where the borrower has accounts.

      In determining the adequacy of the mortgaged property as collateral, an appraisal may be required of each property considered for financing. Such appraisals may be performed by appraisers independent from or affiliated with GMACM or its affiliates. Such appraisals, however, will not establish that the mortgage properties provide assurance of repayment of the Mortgage Loans. The appraiser is required to verify that property is in good condition and that construction, if new, has been completed. The appraisal is based on various factors, including the market value of comparable homes and the cost of replacing the improvements. For existing properties, if the appraisal is more than 120 days old but less than 180 days old, the original appraiser must certify that the value has not declined. If the appraisal is more than 180 days old, a new appraisal is required. For new construction or construction-to-permanent loans, if the appraisal is more than 120 days old but less than 360 days old, the original appraiser must certify that the value has not declined. The re-certification must be dated within 120 days of the settlement or closing. If the appraisal is more than 360 days old, a new appraisal is required. To the extent that the appraised value of a mortgaged property declines over time, the actual Loan-to-Value Ratio with respect to such mortgage loan will be higher than the Loan-to-Value derived at the time of origination of such mortgage loan.

      Once all applicable employment, credit and property information is received, a determination is made as to whether the prospective borrower has sufficient monthly income available to meet the borrower's monthly obligations on the proposed mortgage loan and other expenses related to the home (such as property taxes and hazard insurance) and other financial obligations and monthly living expenses.

      Under the GMACM Underwriting Guide, loans may also be originated under the "Relocation" or "Relocation-VIP" documentation programs. Under these programs, certain items described above are verified using alternative sources. In the case of "Relocation" documentation, a signed employer relocation verification form is acceptable in lieu of a paystub. The "Relocation-VIP" program does not require income verification, however, eligible borrowers must have a minimum annual base salary of $75,000.

      Loans may also be originated under the GMACM Underwriting Guide under the "Stated Income," a no income verification for self-employed borrowers. For these loans, a credit check, an appraisal, and verification of sufficient assets is required. These loans generally will not exceed a 75% loan-to-value ratio on primary residences and a 70% loan-to-value ratio on second homes.

      The GMACM Underwriting Guide also provides for loans under its "Select" program to employees and retirees of General Motors Corporation ("GM"). Such loans are made to executives of GM or affiliates of GM, dealer principals and general managers with a minimum annual base salary of $75,000 or to GM or GM affiliate retirees with a minimum base retirement annual income of $60,000. In addition, "Super Select" processed loans are made to executives of GM or affiliates of GM, dealer principals and general managers with a minimum annual base salary of $200,000. For both "Select" and "Super Select" loan programs, no income, no asset and, at times, no appraisal is required. Underwriting for both "Select" and "Super Select" is subject to a maximum Loan-to-Value Ratio of 80% for primary residences. For the "Select" program, a maximum Loan-to-Value of 70% is permitted for second homes and for the "Super Select" program the maximum Loan-to-Value allowed is 80% for second homes. The Loan-to-Value Ratio for the "Super Select" program is based on the borrower's stated value and generally no appraisal is required for Loan-to-Value Ratios of 80% or less. On the "Select" program, the borrower must supply evidence of value in some instances only. For example, if the combined loan amount exceeds $650,000 or if the loan is an equity refinance, an appraisal of the property is required. In addition to the loan-to-value and salary requirements above, generally, borrower eligibility under the "Select" or "Super Select" documentation program may be determined by use of a credit scoring model.

      The underwriting standards set forth in the GMACM Underwriting Guide with respect to mortgage loans originated under the GMACM Non-Conforming Adjustable Rate Loan Program may be varied in appropriate cases. There can be no assurance that every mortgage loan was originated in conformity with the applicable underwriting standards in all material respects, or that the quality or performance of the mortgage loans will be equivalent under all circumstances.

      GMACM's underwriting standards include a set of specific criteria pursuant to which the underwriting evaluation is made. However, the application of GMACM's underwriting standards does not imply that each specific criterion was satisfied individually. Rather, a mortgage loan will be considered to be originated in accordance with a given set of underwriting standards if, based on an overall qualitative evaluation, the loan is in substantial compliance with such underwriting standards. For example, a mortgage loan may be considered to comply with a set of underwriting standards, even if one or more specific criteria included in such underwriting standards were not satisfied, if other factors compensated for the criteria that were not satisfied or if the mortgage loan is considered to be in substantial compliance with the underwriting standards.

WMBFA

      Approximately 17.55% of the Mortgage Loans were originated generally in accordance with the following underwriting guidelines established by Washington Mutual Home Loans, Inc. ("WaMu Home Loans"), formerly known as PNC Mortgage Corp. of America. WaMu Home Loans was acquired in the first quarter of 2001 by WMBFA. The following is a general summary of the relevant guidelines generally applied by WaMu Home Loans. This summary does not purport to be a complete description of the underwriting standards of WaMu Home Loans.

      The mortgage loans were underwritten by WaMu Home Loans or designated third parties in accordance with WaMu Home Loan's Hybrid ARM Program. Loans underwritten by third parties may have been purchased in negotiated transactions in which the sellers represented that the mortgage loans were originated in accordance with credit, appraisal and underwriting standards described here. WaMu Home Loans generally reviews only a limited portion of the mortgage loans in this type of purchase for conformity with the applicable standards. Certain other mortgage loans may have been purchased from sellers who represented that the mortgage loans were originated pursuant to credit, appraisal and underwriting standards determined by a mortgage guaranty insurance company acceptable to WaMu Home Loans. In such transactions, WaMu Home Loans may have accepted a certification from the insurance company as to a mortgage loan's insurability as of the date of certification as evidence that such mortgage loan conformed to acceptable underwriting standards. WaMu Home Loans generally performs only random quality assurance reviews on mortgage loans delivered with such certifications.

      The Hybrid ARM Program generally emphasizes evaluation of the following:

-     The creditworthiness of the mortgagor,

- The sufficiency of the mortgagor's projected family income relative to the mortgage payment and to other fixed obligations, and

- The adequacy of the mortgaged property, expressed in terms of a loan-to-value ratio, to serve as collateral for the mortgage loan.

      Under the Hybrid ARM Program, the ratio of monthly mortgage debt payments to monthly mortgagor household income available to make such payments, and the ratio of total fixed debt payments to confirm such income, is generally subject to certain maximum limits. In addition, loan-to-value ratio limits are generally applied to refinancing transactions in which the new mortgage amount exceeds the prior mortgage loan, to mortgage loans secured by certain property types other than single-family detached primary residences, and for mortgage loans secured by second homes. For mortgage loans having loan-to-value ratios that exceed 80% at origination, acceptable primary mortgage guaranty insurance coverage is required. The premium for this insurance may be paid monthly by the mortgagor, or may be prepaid and financed as part of the mortgage loan amount so long as the resulting total loan-to-value ratio is otherwise acceptable under the program's underwriting methodology. In addition, mortgagor-paid fees and closing costs may be financed up to specified dollar amounts.

      A substantial majority of the mortgage loans were originated using an automated underwriting system. This system incorporates the Standard & Poor's LEVELS(R) model for loan amounts which exceed the limits eligible for purchase by Fannie Mae and Freddie Mac, as well as Freddie Mac's Loan Prospector(R).

      In the loan application process, prospective mortgagors are generally required to provide information regarding such factors as their assets, liabilities, income, credit history, employment history and other related items. On transactions identified by the automated underwriting system as presenting a relatively low risk, staff of WaMu Home Loans may collect certain parts of this information rather than having the applicant furnish it directly. For example, in such transactions, WaMu Home Loans staff might obtain employment verification by contacting an applicant's employer directly, and/or obtain verification of the applicant's assets directly from his or her banking institution, after getting the appropriate releases from the applicant. Each applicant also provides an authorization to apply for a credit report, which summarizes his or her credit history.

      The Hybrid ARM Program also includes mortgage loans originated with limited credit documentation. For these mortgage loans, the prospective mortgagor generally has a better credit history than WaMu Home Loans would otherwise require and is financially capable of making a larger cash down payment, in a purchase money mortgage loan, or is willing to finance less of the appraised value, in a refinancing of a mortgage loan, than would otherwise be required by WaMu Home Loans, as compared to a full documentation loan. In these cases, WaMu Home Loans waives some of its documentation requirements and eliminates verification of income and employment for the applicant.

      In determining the adequacy of the mortgaged property as collateral, an independent appraisal by a fee appraiser is made of each property considered for financing, which may be a limited appraisal as described below. The appraiser is required to inspect the property and verify that it appears to be in acceptable condition and that construction, if new, has been completed. The appraisal is based on the appraiser's judgment of values, giving appropriate weight to the market value of comparable homes and, for loans in excess $650,000 at origination, the cost of replacing the property.

      Generally, the highest level of evaluation for properties securing mortgage loans of $650,000 is a limited appraisal unless the transaction is for new construction. The limited appraisal generally provides an abbreviated description of the mortgaged property and immediate neighborhood, as well as indications of conditions the appraiser believes to be adverse or atypical. It generally reports results of sales comparisons only, without reporting income-method or replacement-cost analyses. For new construction and loan amounts greater than $650,000, WaMu Home Loans generally requires a full appraisal in the format prescribed by Fannie Mae and Freddie Mac, also known as a Uniform Residential Appraisal Report. This appraisal generally must include interior photos, six closed sales of comparable properties, and a three-year sales history for the subject property and all comparable properties described in the evaluation. It also generally reports the appraiser's estimate of the property's replacement cost. For loan amounts exceeding $1,100,000, two full Uniform Residential Appraisal Reports are required.

      Some of the mortgage loans originated under the Hybrid ARM Program are originated pursuant to corporate relocation programs which have significantly reduced documentation requirements for mortgagor income and assets. Calculation of income and assets available for down payment under these programs is generally based upon the employer's standard relocation benefit plan. Additionally, asset documentation is further reduced when closing costs are billed directly to the employer on behalf of the mortgagor.

      The Hybrid ARM Program permits refinanced mortgage loans with minimal asset and income verification/documentation requirements and, for existing mortgage customers of WaMu Home Loans, no credit qualification. Eligible applicants must have experienced no more than one thirty-day late payment on the prior mortgage in the preceding twelve-month period. In addition, no additions/deletions of mortgagors from the original transaction are permitted, the value of the mortgaged property must not have declined since the original appraisal, and the applicant's income must not have declined since the original loan transaction.

      The Mortgage Loans in the Mortgage Pool may have characteristics that differ from those described or referred to above in one or more material respects. Such variances are generally based on the presence of compensating factors that WaMu Home Loans believed to be relevant in evaluating the mortgagor's credit history and capacity to pay the mortgage debt, and/or the value of the mortgaged property relative to the amount of the mortgage loan.

      Prior to assigning the relevant Mortgage Loans to the Mortgage Loan Seller, WaMu Home Loans reviewed the underwriting information for a portion of these Mortgage Loans and, as to the Mortgage Loans reviewed, determined that the relevant Mortgage Loans were originated generally in accordance with or in a manner consistent with the underwriting standards referred to above.

      Because of the underwriting standards referred to above, the relevant Mortgage Loans may experience greater rates of delinquency, foreclosure and loss than mortgage loans required to satisfy more stringent underwriting standards, such as those of the standard programs of Fannie Mae and Freddie Mac.

Countrywide

      All mortgage loans must meet credit, appraisal and underwriting standards acceptable to Countrywide. Countrywide's underwriting standards are applied in accordance with applicable federal and state laws and regulations.

      Sometimes the data used by Countrywide to complete the underwriting analysis may be obtained by a third party, particularly for mortgage loans originated through a loan correspondent or mortgage broker. In those instances, the initial determination as to whether a mortgage loan complies with Countrywide's underwriting guidelines may be made by an independent company hired to perform underwriting services on behalf of Countrywide, the loan correspondent or mortgage broker. In addition, Countrywide may acquire mortgage loans from approved correspondent lenders under a program pursuant to which Countrywide delegates to the correspondent the obligation to underwrite the mortgage loans to Countrywide's standards. Under these circumstances, the underwriting of a mortgage loan may not have been reviewed by Countrywide before acquisition of the mortgage loan and the correspondent represents that Countrywide's underwriting standards have been met. After purchasing mortgage loans under those circumstances, Countrywide conducts a quality control review of a sample of the mortgage loans. The number of loans reviewed in the quality control process varies based on a variety of factors, including Countrywide's prior experience with the correspondent lender and the results of the quality control review process itself.

      Countrywide's underwriting standards are applied by or on behalf of Countrywide to evaluate the prospective borrower's credit standing and repayment ability and the value and adequacy of the mortgaged property as collateral. Under those standards, a prospective borrower must generally demonstrate that the ratio of the borrower's monthly housing expenses (including principal and interest on the proposed mortgage loan and, as applicable, the related monthly portion of property taxes, hazard insurance and mortgage insurance) to the borrower's monthly gross income and the ratio of total monthly debt to the monthly gross income (the "debt-to-income" ratios) are within acceptable limits. If the prospective borrower has applied for an adjustable rate loan and the Loan-to-Value Ratio is less than or equal to 75%, the interest component of the monthly housing expense is calculated based on the initial loan interest rate; if the Loan-to-Value Ratio exceeds 75%, the interest component of the monthly housing expense calculation is based on the maximum possible interest rate payable in the second year of the mortgage loan. The maximum acceptable debt-to-income ratio, which is determined on a loan-by-loan basis varies depending on a number of underwriting criteria, including the Loan-to-Value Ratio, loan purpose, loan amount and credit history of the borrower. In addition to meeting the debt-to-income ratio guidelines, each prospective borrower is required to have sufficient cash resources to pay the down payment and closing costs. Exceptions to Countrywide's underwriting guidelines may be made if compensating factors are demonstrated by a prospective borrower.

      Countrywide may provide secondary financing to a mortgagor contemporaneously with the origination of a mortgage loan, subject to the following limitations: The Loan-to-Value Ratio of the senior (i.e., first) lien may not exceed 80% and the combined Loan-to-Value Ratio may not exceed 100%. Countrywide's underwriting guidelines do not prohibit or otherwise restrict a mortgagor from obtaining secondary financing from lenders other than Countrywide, whether at origination of the mortgage loan or thereafter.

      The nature of the information that a borrower is required to disclose and whether the information is verified depends, in part, on the documentation program used in the origination process. In general under the Full Documentation Loan Program (the "Full Documentation Program"), each prospective borrower is required to complete an application which includes information with respect to the applicant's assets, liabilities, income, credit history, employment history and other personal information. Self-employed individuals are generally required to submit their two most recent federal income tax returns. Under the Full Documentation Program, the underwriter verifies the information contained in the application relating to employment, income, assets and mortgages.

      A prospective borrower may be eligible for a loan approval process that limits or eliminates Countrywide's standard disclosure or verification requirements or both. Countrywide offers the following documentation programs as alternatives to its Full Documentation Program: an Alternative Documentation Loan Program (the "Alternative Documentation Program") and a Reduced Documentation Loan Program (the "Reduced Documentation Program").

      Countrywide obtains a credit report relating to the applicant from a credit reporting company. The credit report typically contains information relating to such matters as credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcy, dispossession, suits or judgments. All adverse information in the credit report is required to be explained by the prospective borrower to the satisfaction of the lending officer.

      Countrywide obtains appraisals from independent appraisers or appraisal services for properties that are to secure mortgage loans. The appraisers inspect and appraise the proposed mortgaged property and verify that the property is in acceptable condition. Following each appraisal, the appraiser prepares a report which includes a market data analysis based on recent sales of comparable homes in the area and, when deemed appropriate, a replacement cost analysis based on the current cost of constructing a similar home. All appraisals are required to conform to Fannie Mae or Freddie Mac appraisal standards then in effect. Countrywide requires title insurance on all of its mortgage loans secured by first liens on real property. Countrywide also requires that fire and extended coverage casualty insurance be maintained on the mortgaged property in an amount at least equal to the principal balance of the related single-family mortgage loan or the replacement cost of the mortgaged property, whichever is less.

      In addition to Countrywide's standard underwriting guidelines (the "Standard Underwriting Guidelines"), which are consistent in many respects with the guidelines applied to mortgage loans purchased by Fannie Mae and Freddie Mac, Countrywide uses underwriting guidelines featuring expanded criteria (the "Expanded Underwriting Guidelines"). In connection with the Standard Underwriting Guidelines, Countrywide originates or acquires mortgage loans under the Full Documentation Program, the Alternative Documentation Program or the Reduced Documentation Program.

      The Alternative Documentation Program permits a borrower to provide W-2 forms instead of tax returns covering the most recent two years, permits bank statements in lieu of verification of deposits and permits alternative methods of employment verification.

      Under the Reduced Documentation Program, some underwriting documentation concerning income and employment verification is waived. Countrywide obtains from a prospective borrower either a verification of deposit or bank statements for the two-month period immediately before the date of the mortgage loan application or verbal verification of employment. Since information relating to a prospective borrower's income and employment is not verified, the borrower's debt-to-income ratios are calculated based on the information provided by the borrower in the mortgage loan application. The maximum Loan-to-Value Ratio, including secondary financing, ranges up to 70% maximum.

                         DESCRIPTION OF THE CERTIFICATES

      The following summaries describing certain provisions of the Certificates do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the Prospectus and the provisions of the Agreement relating to the Certificates offered hereby.

General

      The E*TRADE Bank ARM Trust Mortgage Pass-Through Certificates, Series 2001-1 (the "Certificates") will consist of the classes of Certificates offered hereby (the "Offered Certificates") in addition to the other classes of Certificates (the "Other Certificates"), which are not being offered hereby as described under "Summary of Terms-Other Certificates."

      The Certificates will evidence in the aggregate the entire beneficial ownership interest in the Trust. The Trust will consist of (i) the Mortgage Loans; (ii) such assets as from time to time are identified as deposited in respect of the Mortgage Loans in the Protected Accounts (as defined herein) established for the collection of payments on the Mortgage Loans serviced by the Servicers and in the Master Servicer Collection Account and the Distribution Account (each as defined below) and belonging to the Trust; (iii) property acquired by foreclosure of such Mortgage Loans or by deed in lieu of foreclosure; (iv) any applicable Primary Insurance Policies (as defined below) and standard hazard insurance policies; (v) the Supplemental PMI Policy; and
(vi) all proceeds of the foregoing.

      Each Class of Book-Entry Certificates will be represented initially by a single certificate registered in the name of Cede & Co. ("Cede") as the nominee of The Depository Trust Company ("DTC") and beneficial interests will be held by investors through the book-entry facilities of DTC in minimum denominations of
(i) in the case of the Senior Certificates (other than the Residual Certificates) and the Senior Mezzanine Certificates, $1,000 and increments of $1.00 in excess thereof and (ii) in the case of the Offered Subordinate Certificates, $25,000 and increments of $1.00 in excess thereof. One Certificate of each such Class may be issued in a different principal amount to accommodate the remainder of the initial principal amount of the Certificates of such Class. The Residual Certificates will each be issued in certificated fully-registered form in a single certificate of $50.

      Distributions of principal and interest as set forth below initially will be made by the Trustee to Cede, as the registered holder of the Book-Entry Certificates, and to each holder of the Physical Certificates. Upon the issuance of Definitive Certificates (as defined in "Description of the Securities--Book-Entry Registration" in the Prospectus) to persons other than Cede, distributions will be made by the Trustee to the persons in whose names such Certificates are registered at the close of business on each Record Date, which will be the last Business Day of the month preceding the month in which the related Distribution Date occurs. Such distributions will be made by wire transfer to a United States dollar account maintained by the payee at any United States depository institution with appropriate facilities for receiving such a wire transfer, provided, however, that the final payment in respect of each Class of Certificates will be made only upon presentation and surrender of such respective Certificates at the office or agency of the Trustee specified in the notice to Certificateholders of such final payment.

      A "Business Day" is generally any day other than a Saturday, a Sunday or a day on which the New York Stock Exchange or Federal Reserve is closed or on which banking institutions in New York City or the States of California, Florida, Illinois, Iowa, New York or Pennsylvania or in the jurisdiction in which the Trustee, the Securities Administrator, the Master Servicer or any Servicer is located are obligated by law or executive order to be closed.

      The Certificates will not be listed on any securities exchange or quoted in the automated quotation system of any registered securities association. As a result, investors in the Certificates may experience limited liquidity. See "Risk Factors--You May Have Difficulty Selling the Securities" in the Prospectus.

Book-Entry Registration

      The Book-Entry Certificates will be issued in one or more certificates which equal the initial Current Principal Amount of the Offered Certificates (other than the Physical Certificates) and will initially be registered in the name of Cede.

      Unless and until Definitive Certificates are issued, it is anticipated that the only "Certificateholder" of the Book-Entry Certificates will be Cede & Co. Beneficial owners of the Book-Entry Certificates will not be Certificateholders, as that term is used in the Agreement. Beneficial owners are only permitted to exercise the rights of Certificateholders indirectly through Participants. Monthly and annual reports to the Trust provided to Cede, as nominee of DTC, may be made available to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting DTC and to Participants to whose DTC accounts the Book-Entry Certificates are credited. For a description of the features of the book-entry registration system, see "Description of the Securities--Book-Entry Registration" in the Prospectus.

      Physical Certificates and Definitive Certificates will be transferable and exchangeable on a "Certificate Register" to be maintained by the Trustee at the office or agency of the Trustee maintained for that purpose. Physical Certificates and Definitive Certificates surrendered to the Trustee for registration or transfer or exchange must be accompanied by a written instrument or transfer in form satisfactory to the Trustee. No service charge may be made for any registration of transfer or exchange of Physical Certificates and Definitive Certificates, but payment of a sum sufficient to cover any tax or other governmental charge may be required. Such office or agency of the Trustee is currently located at 1 Bank One Plaza, Suite IL1-0126, Chicago, IL, and at 14 Wall Street, 8th Floor, New York, NY 10005. Certain representations will be required in connection with the transfer of the Residual Certificates. See "Restrictions on Purchase and Transfer of the Residual Certificates."

Available Funds

      Available funds for any Distribution Date will be determined separately with respect to Loan Group 1 and Loan Group 2 ("Group 1 Available Funds" and "Group 2 Available Funds," respectively, and each a "Group Available Funds") and in each case will be an amount equal to the aggregate of the following with respect to the related Mortgage Loans: (a) all previously undistributed payments on account of principal (including the principal portion of Monthly Payments, Principal Prepayments and the principal amount of Liquidation Proceeds) and all previously undistributed payments on account of interest received after the Cut-off Date and on or prior to the related Determination Date, (b) any Monthly Advances and Compensating Interest Payments by the Servicers and the Master Servicer and (c) any amount reimbursed by the Master Servicer in connection with losses on certain eligible investments, except:

      (i)   all payments that were due on or before the Cut-off Date;

      (ii) all Principal Prepayments and Liquidation Proceeds received after the applicable Prepayment Period;

      (iii) all payments, other than Principal Prepayments, that represent early receipt of scheduled payments due on a date or dates subsequent to the related Due Date;

      (iv) amounts received on particular Mortgage Loans as late payments of principal or interest and respecting which, and to the extent that, there are any unreimbursed Monthly Advances;

      (v) amounts of Monthly Advances determined to be nonrecoverable;

      (vi) any investment earnings on amounts on deposit in the Master Servicer Collection Account and the Distribution Account and amounts permitted to be withdrawn from the Master Servicing Collection Account and the Distribution Account pursuant to the Agreement;

      (vii) amount representing insurance premiums; and

      (viii) to pay the Servicing Fees or to reimburse any Servicer or the Master Servicer for such amounts as are due under the applicable Servicing Agreement and the Agreement and have not been retained by or paid to such Servicer or the Master Servicer.

Distributions on the Certificates

      (A) On each Distribution Date, the Group 1 Available Funds will be distributed to the Group 1 Senior Certificates as follows:

            first, to the Group 1 Senior Certificates, the Accrued Certificate Interest on each such Class for such Distribution Date. As described below, Accrued Certificate Interest on the Group 1 Senior Certificates is subject to reduction in the event of certain Net Interest Shortfalls allocable thereto. Any Net Interest Shortfalls shall be allocated among the Group 1 Senior Certificates as described below;

            second, to the Group 1 Senior Certificates, any Accrued Certificate Interest thereon remaining undistributed from previous Distribution Dates, to the extent of remaining Group 1 Available Funds; and

            third, sequentially, in the following order, to the Class R-I, Class R-II, Class R-III and Class A-1 Certificates, in reduction of the Current Principal Amounts thereof, the Group 1 Senior Optimal Principal Amount for such Distribution Date to the extent of remaining Available Funds, until the Current Principal Amount of such Classes have been reduced to zero;

      (B) On each Distribution Date, the Group 2 Available Funds will be distributed to the Group 2 Senior Certificates as follows:

            first, to the Group 2 Senior Certificates, the Accrued Certificate Interest on each such Class for such Distribution Date. As described below, Accrued Certificate Interest on the Group 2 Senior Certificates is subject to reduction in the event of certain Net Interest Shortfalls allocable thereto;

            second, to the Group 2 Senior Certificates, any Accrued Certificate Interest thereon remaining undistributed from previous Distribution Dates, to the extent of remaining Group 2 Available Funds; and

            third, to the Group 2 Senior Certificates, in reduction of the Current Principal Amount thereof, the Group 2 Senior Optimal Principal Amount for such Distribution Date to the extent of remaining Group 2 Available Funds, until the Current Principal Amount of such Class has been reduced to zero;

      (C) Except as provided in (E) and (F) below, on each Distribution Date on or prior to the Cross-Over Date, an amount equal to the sum of the remaining Group 1 and Group 2 Available Funds after the distributions in (A) and (B) above will be distributed to the Class A-3 Certificates, up to an amount equal to and in the following order: (a) the Accrued Certificate Interest thereon for such Distribution Date, (b) any Accrued Certificate Interest thereon remaining undistributed from previous Distribution Dates and (c) such Class's Allocable Share for such Distribution Date, in each case, to the extent of the sum of the remaining Group 1 and Group 2 Available Funds.

      (D) Except as provided in (E) and (F) below, on each Distribution Date on or prior to the Cross-Over Date, an amount equal to the sum of the remaining Group 1 and Group 2 Available Funds after the distributions in (A), (B) and (C) above will be distributed sequentially, in the following order, to the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates, in each case up to an amount equal to and in the following order: (a) the Accrued Certificate Interest thereon for such Distribution Date, (b) any Accrued Certificate Interest thereon remaining undistributed from previous Distribution Dates and (c) such Class's Allocable Share for such Distribution Date, in each case, to the extent of the sum of the remaining Group 1 and Group 2 Available Funds.

      (E) On each Distribution Date prior to the Distribution Date on which the Current Principal Amounts of the Senior Mezzanine Certificates and the Subordinate Certificates are reduced to zero (the "Cross-Over Date") but after the reduction of the aggregate Current Principal Amount of the Group 1 Senior Certificates or Group 2 Senior Certificates to zero, the remaining Class or Classes of Senior Certificates will be entitled to receive in reduction of their Current Principal Amounts, pro rata based upon their Current Principal Amounts immediately prior to such Distribution Date, in addition to any Principal Prepayments related to such remaining Senior Certificates' respective Mortgage Loan Group allocated to such Senior Certificates, 100% of the Principal Prepayments on any Mortgage Loan in the Mortgage Loan Group relating to the fully repaid Class or Classes of Senior Certificates; provided, however, that if the weighted average of the sum of the Senior Mezzanine Percentage and Subordinate Percentage equals or exceeds 7.50% on such Distribution Date, then the additional allocation of Principal Prepayments to the Senior Certificates in accordance with this clause (E) will not be made.

      (F) If on any Distribution Date on which the aggregate Current Principal Amount of any Class or Classes of Senior Certificates would be greater than the aggregate Scheduled Principal Balance of the Mortgage Loans in its related Mortgage Loan Group and any Senior Mezzanine Certificates and Subordinate Certificates are still outstanding, in each case after giving effect to distributions to be made on such Distribution Date, (i) 100% of amounts otherwise allocable to the

Senior Mezzanine Certificates and Subordinate Certificates in respect of principal will be distributed to such Class or Classes of Senior Certificates in reduction of the Current Principal Amounts thereof, until the aggregate Current Principal Amount of such Class or Classes of Senior Certificates is an amount equal to the aggregate Scheduled Principal Balance of the Mortgage Loans in its related Mortgage Loan Group, and (ii) the Accrued Certificate Interest otherwise allocable to the Senior Mezzanine Certificates and Subordinate Certificates on such Distribution Date will be reduced, if necessary, and distributed to such Class or Classes of Senior Certificates in an amount equal to the Accrued Certificate Interest for such Distribution Date on the excess of (x) the aggregate Current Principal Balance of such Class or Classes of Senior Certificates over (y) the aggregate Scheduled Principal Balance of the Mortgage Loans in the related Mortgage Loan Group. Any such reduction in the Accrued Certificate Interest on the Senior Mezzanine Certificates and Subordinate Certificates will be allocated in the following order, to the Class B-6, Class B-5, Class B-4, Class B-3, Class B-2, Class B-1 and Class A-3 Certificates.

      If, after distributions have been made pursuant to priorities first and second of clauses (A) and (B) above on any Distribution Date, the remaining Group 1 or Group 2 Available Funds are less than the sum of the Group 1 and Class 2 Senior Optimal Principal Amounts, respectively, such amount shall be reduced, and such remaining funds will be distributed on the related Senior Certificates on the basis of such reduced amount.

      On each Distribution Date, any Available Funds remaining after payment of interest and principal to the Classes of Certificates entitled thereto, as described above, will be distributed to the Class R-III Certificates; provided that if on any Distribution Date there are any Group 1 or Group 2 Available Funds remaining after payment of interest and principal to a Class or Classes of Certificates entitled thereto, such amounts will be distributed to the other Classes of Senior Certificates, pro rata, based upon their Current Principal Amounts, until all amounts due to all Classes of Senior Certificates have been paid in full, before any amounts are distributed to the Class R-III Certificates. It is not anticipated that there will be any significant amounts remaining for such distribution.

Interest

      Interest will accrue during the preceding Interest Accrual Period for each Class of Certificates at its then applicable Pass-Through Rate on the Current Principal Amount of such Class immediately preceding such Distribution Date.

      The "Pass-Through Rates" on all classes of Certificates are set forth in "Summary of Terms--Offered Certificates" or "--Other Certificates."

      The effective yield to the holders of Certificates will be lower than the yield otherwise produced by the applicable Pass-Through Rate and purchase price, because interest will not be distributed to such Certificateholders until the 25th day (or if such day is not a Business Day, then on the next succeeding Business Day) of the month following the month in which interest accrues on the Mortgage Loans. See "Yield and Prepayment Considerations" herein.

      The "Accrued Certificate Interest" for any Certificate for any Distribution Date, will equal the amount of interest accrued during the related Interest Accrual Period at the applicable Pass-Through Rate on the Current Principal Amount of such Certificate immediately prior to such Distribution Date less (i) in the case of a Senior Certificate, such Certificate's share of any Net Interest Shortfall (as defined below) from the related Mortgage Loans and, after the Cross-Over Date, the interest portion of any Realized Losses on the related Mortgage Loans, (ii) in the case of a Senior Mezzanine Certificate, such Certificate's share of any Net Interest Shortfall and the interest portion of any Realized Losses on the Mortgage Loans and (iii) in the case of a Subordinate Certificate, such Certificate's share of any Net Interest Shortfall and the interest portion of any Realized Losses on the Mortgage Loans. Such Net Interest Shortfalls will be allocated among the Certificates in proportion to the amount of Accrued Certificate Interest that would have been allocated thereto in the absence of such shortfalls. The interest portion of Realized Losses for the Mortgage Loans will be allocated sequentially, in the following order, to the Class B-6, Class B-5, Class B-4, Class B-3, Class B-2, Class B-1 and Class A-3 Certificates, and following the Cross-Over Date, to the Senior Certificates related to the Mortgage Loans on which such Realized Losses occurred on a pro rata basis. Accrued Certificate Interest is calculated on the basis of a 360-day year consisting of twelve 30-day months. No Accrued Certificate Interest will be payable with respect to any Class of Certificates after the Distribution Date on which the outstanding Current Principal Amount of such Certificate has been reduced to zero.

      The "Current Principal Amount" of any Certificate as of any Distribution Date will equal such Certificate's initial principal amount on the Closing Date, and as reduced by (i) all amounts distributed on previous Distribution Dates on such Certificate on account of principal, (ii) the principal portion of all Realized Losses previously allocated to such Certificate (taking account of its applicable Loss Allocation Limitation), (iii) in the case of a Senior Mezzanine Certificate, such Certificate's pro rata share, if any, of the Senior Mezzanine Certificate Writedown Amount, as applicable, for previous Distribution Dates and
(iv) in the case of a Subordinate Certificate, such Certificate's pro rata share, if any, of the Subordinate Certificate Writedown Amount, as applicable, for previous Distribution Dates. With respect to any Class of Certificates, the Current Principal Amount thereof will equal the sum of the Current Principal Amounts of all Certificates in such Class.

      As of any Distribution Date, the "Subordinate Certificate Writedown Amount" will equal the amount by which (a) the sum of the Current Principal Amounts of all of the Certificates (after giving effect to the distribution of principal and the allocation of Realized Losses in reduction of the Current Principal Amounts of such Certificates on such Distribution Date) exceeds (b) the Scheduled Principal Balances of the Mortgage Loans on the Due Date related to such Distribution

Date. As of any Distribution Date on or after the aggregate Current Principal Amount of the Subordinate Certificates is reduced to zero, the "Senior Mezzanine Certificate Writedown Amount" will equal the amount by which (a) the sum of the Current Principal Amounts of all of the Certificates (after giving effect to the distribution of principal and the allocation of Realized Losses in reduction of the Current Principal Amounts of such Certificates on such Distribution Date) exceeds (b) the Scheduled Principal Balances of the Mortgage Loans on the Due Date related to such Distribution Date.

      The Subordinate Certificate Writedown Amount will be allocated to the Subordinate Certificates in the following order: to the Class B-6, Class B-5, Class B-4, Class B-3, Class B-2 and Class B-1 Certificates, in each case until the Current Principal Amount of such Class has been reduced to zero. The Senior Mezzanine Certificate Writedown Amount will be allocated to the Senior Mezzanine Certificates until the Current Principal Amount of such Class has been reduced to zero.

      With respect to any Distribution Date, the "Interest Shortfall" is equal to the aggregate shortfall, if any, in collections of interest (adjusted to the related Net Rates) on Mortgage Loans in the related Mortgage Loan Group resulting from (a) prepayments in full received during the related Prepayment Period, (b) the partial prepayments received during the related Prepayment Period to the extent applied prior to the Due Date in the month of the Distribution Date and (c) interest payments on certain of the Mortgage Loans being limited pursuant to the provisions of the Soldiers' and Sailors' Civil Relief Act of 1940 (the "Relief Act"). Interest Shortfalls will result because
(i) obligors on each Mortgage Loan (each a "Mortgagor") are obligated to pay interest on prepayments in full only to the date of prepayment by such Mortgagor, (ii) partial prepayments are generally not required to be accompanied by interest on the amount of such partial prepayment, and (iii) the Relief Act limits, in certain circumstances, the interest rate required to be paid by a Mortgagor in the military service, to 6% per annum. Any Interest Shortfalls resulting from a prepayment in full are required to be paid by the applicable Servicer or, in the case of these shortfalls with respect to the Mortgage Loans serviced by National City, by the Master Servicer, but only to the extent that such amount does not exceed the aggregate of the Servicing Fees on the related Mortgage Loans for the Due Period related to the applicable Distribution Date. Any Interest Shortfalls required to be funded but not funded by the applicable Servicer are required to be paid by the Master Servicer, but only to the extent that such amount does not exceed the aggregate Master Servicing Compensation for the Mortgage Loans for the applicable Distribution Date. None of the Servicers or the Master Servicer are obligated to fund Interest Shortfalls resulting from the application of the Relief Act. The amount of the Master Servicing Compensation and Servicing Fees used to offset such Interest Shortfalls is referred to herein as "Compensating Interest Payments." Interest Shortfalls net of Compensating Interest Payments are referred to herein as "Net Interest Shortfalls."

      If on any Distribution Date the Group 1 or Group 2 Available Funds is less than the Accrued Certificate Interest for the Group 1 or Group 2 Senior Certificates, respectively, prior to reduction for Net Interest Shortfall and the interest portion of Realized Losses on the related Mortgage Loans, the shortfall will be allocated among the holders of each Class of related Senior Certificates in proportion to the respective amounts of Accrued Certificate Interest that would have been allocated thereto in the absence of such Net Interest Shortfall and/or Realized Losses for such Distribution Date. In addition, the amount of any interest shortfalls with respect to the Mortgage Loans in the related Mortgage Loan Group that are covered by subordination will constitute unpaid Accrued Certificate Interest and will be distributable to holders of the related Certificates entitled to such amounts on subsequent Distribution Dates, to the extent of the Group 1 or Group 2 Available Funds after current interest distributions as required herein. Any such amounts so carried forward will not bear interest. Shortfalls in interest payments will not be offset by a reduction in the servicing compensation of the Master Servicer or the Servicers or otherwise, except to the extent of applicable Compensating Interest Payments.

Principal

      Distributions in reduction of the Current Principal Amount of the Group 1 Senior Certificates will be made on each Distribution Date pursuant to priority third above of clause (A) under "--Distributions on the Certificates." In accordance with such priority third, the Group 1 Available Funds remaining after distribution of interest on the Group 1 Senior Certificates will be allocated to such Certificates in an aggregate amount not to exceed the Group 1 Senior Optimal Principal Amount for such Distribution Date.

      Distributions in reduction of the Current Principal Amount of the Group 2 Senior Certificates will be made on each Distribution Date pursuant to priority third above of clause (B) under "--Distributions on the Certificates." In accordance with such priority third, the Group 2 Available Funds remaining after distribution of interest on the Group 2 Senior Certificates will be allocated to such Certificates in an aggregate amount not to exceed the Group 2 Senior Optimal Principal Amount for such Distribution Date.

      Distributions in reduction of the Current Principal Amounts of the Senior Mezzanine Certificates will be made pursuant to priority first of clause (C) above under "--Distributions on the Certificates." In accordance with such priority, the Group 1 or Group 2 Available Funds, if any, remaining after distributions of principal and interest on the Senior Certificates on such Distribution Date will be allocated to the Senior Mezzanine Certificates in an amount equal to each such Class's Allocable Share for such Distribution Date.

      Distributions in reduction of the Current Principal Amounts of the Subordinate Certificates will be made pursuant to priority first of clause (D) above under "--Distributions on the Certificates." In accordance with such priority, the Group 1 or Group 2 Available Funds, if any, remaining after distributions of principal and interest on the Senior Certificates and Senior Mezzanine Certificates on such Distribution Date will be allocated to the Subordinate Certificates in an amount equal to each such Class's Allocable Share for such Distribution Date, provided that no distribution of principal will be made on any such Class until any Class ranking prior thereto has received distributions of interest and principal, and such Class has received distributions of interest, on such Distribution Date.

      The "Group 1 Senior Optimal Principal Amount" and "Group 2 Senior Optimal Principal Amount" (each, a "Senior Optimal Principal Amount") for the Group 1 and Group 2 Senior Certificates, respectively, with respect to each Distribution Date will be an amount equal to the sum of the following (but in no event greater than the aggregate Current Principal Amounts of the Group 1 or Group 2 Senior Certificates, as applicable, immediately prior to such Distribution
Date):

            (i) the applicable Senior Percentage of the principal portion of all Monthly Payments due on the Mortgage Loans in the related Mortgage Loan Group on the related Due Date, as specified in the amortization schedule at the time applicable thereto (after adjustment for previous principal prepayments but before any adjustment to such amortization schedule by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period);

            (ii) the applicable Senior Prepayment Percentage of the Scheduled Principal Balance of each Mortgage Loan in the related Mortgage Loan Group which was the subject of a prepayment in full received by the Master Servicer during the applicable Prepayment Period (as defined below);

            (iii) the applicable Senior Prepayment Percentage of all partial prepayments allocated to principal received during the applicable Prepayment Period for each Mortgage Loan in the related Mortgage Loan Group; and

            (iv) the lesser of (a) the applicable Senior Prepayment Percentage of the sum of (A) all Net Liquidation Proceeds allocable to principal received in respect of each Mortgage Loan in the related Mortgage Loan Group which became a Liquidated Mortgage Loan during the related Prepayment Period (other than Mortgage Loans described in the immediately following clause (B)) and (B) the Scheduled Principal Balance of each such Mortgage Loan in the related Mortgage Loan Group purchased by an insurer from the Trustee during the related Prepayment Period pursuant to the related Primary Mortgage Insurance Policy, if any, or otherwise; and (b) the applicable Senior Percentage of the sum of (A) the Scheduled Principal Balance of each Mortgage Loan in the related Mortgage Loan Group which became a Liquidated Mortgage Loan during the related Prepayment Period (other than the Mortgage Loans described in the immediately following clause (B)) and (B) the Scheduled Principal Balance of each such Mortgage Loan in the related Mortgage Loan Group that was purchased by an insurer from the Trustee during the related Prepayment Period pursuant to the related Primary Mortgage Insurance Policy, if any or otherwise; and the applicable Senior Prepayment Percentage of the sum of (a) the Scheduled Principal Balance of each Mortgage Loan in the related Mortgage Loan Group which was repurchased by EMC, E*TRADE Bank or the Originator in connection with such Distribution Date and (b) the excess, if any, of the Scheduled Principal Balance of a Mortgage Loan in the related Mortgage Loan Group that has been replaced by EMC, E*TRADE Bank or the Originator with a substitute Mortgage Loan pursuant to the Agreement in connection with such Distribution Date over the Scheduled Principal Balance of such substitute Mortgage Loan.

      The applicable "Senior Percentage" for the Group 1 and Group 2 Senior Certificates on any Distribution Date will equal the lesser of (i) 100% and (ii) the percentage (carried to six places rounded up) obtained by dividing the aggregate Current Principal Amount of all such Senior Certificates immediately preceding such Distribution Date by the aggregate Scheduled Principal Balance of the Mortgage Loans in the related Mortgage Loan Group as of the beginning of the related Due Period. The initial Senior Percentages for the Group 1 and Group 2 Certificates will be equal to approximately 96.25% and 96.25%, respectively.

      With respect to any Distribution Date, the "Due Period" is the period commencing on the second day of the month preceding the month in which the Distribution Date occurs and ending at the close of business on the first day of the month in which the Distribution Date occurs.

      The applicable "Group 1 Senior Prepayment Percentage" and "Group 2 Senior Prepayment Percentage" (each, a "Senior Prepayment Percentage") for the Group 1 and Group 2 Senior Certificates, respectively, on any Distribution Date occurring during the periods set forth below will be as follows:

Period (dates inclusive)                Senior Prepayment Percentage
------------------------                ----------------------------

September 25, 2001 - August 25, 2008    100%

September 25, 2008 - August 25, 2009    Senior Percentage for the related Senior
                                        Certificates plus 70% of the sum of the
                                        related Senior Mezzanine Percentage and
                                        the related Subordinate Percentage.

September 25, 2009 - August 25, 2010    Senior Percentage for the related Senior
                                        Certificates plus 60% of the sum of the
                                        related Senior Mezzanine Percentage and
                                        the related Subordinate Percentage.

September 25, 2010 - August 25, 2011    Senior Percentage for the related Senior
                                        Certificates plus 40% of the sum of the
                                        related Senior Mezzanine Percentage and
                                        the related Subordinate Percentage.

September 25, 2011 - August 25, 2012    Senior Percentage for the related Senior
                                        Certificates plus 20% of the sum of the
                                        related Senior Mezzanine Percentage and
                                        the related Subordinate Percentage.

September 25, 2012 and thereafter       Senior Percentage for the related Senior
                                        Certificates.

      In addition, no reduction of the Group 1 or Group 2 Senior Prepayment Percentage shall occur on any Distribution Date unless, as of the last day of the month preceding such Distribution Date, (A) the aggregate Scheduled Principal Balance of the Mortgage Loans delinquent 60 days or more (including for this purpose any such Mortgage Loans in foreclosure and Mortgage Loans with respect to which the related Mortgaged Property has been acquired by the Trust), averaged over the last six months, as a percentage of the sum of the aggregate Current Principal Amount of the Senior Mezzanine Certificates and Subordinate Certificates does not exceed 100%; and (B) cumulative Realized Losses on the Mortgage Loans do not exceed (a) 30% of the aggregate Current Principal Amounts of the Senior Mezzanine Certificates and Subordinate Certificates as of the Cut-off Date (the "Original Senior Mezzanine and Subordinate Principal Balance") if such Distribution Date occurs between and including September 2008 and August 2009, (b) 35% of the Original Senior Mezzanine and Subordinate Principal Balance if such Distribution Date occurs between and including September 2009 and August 2010, (c) 40% of the Original Senior Mezzanine and Subordinate Principal Balance if such Distribution Date occurs between and including September 2010 and August 2011, (d) 45% of the Original Senior Mezzanine and Subordinate Principal Balance if such Distribution Date occurs between and including September 2011 and August 2012, and (e) 50% of the Original Senior Mezzanine and Subordinate Principal Balance if such Distribution Date occurs during or after September 2012.

      In addition, if the current weighted average of the sum of the Senior Mezzanine Percentage and the Subordinate Percentage for the Certificates is equal to or greater than two times the initial weighted average of the sum of the Senior Mezzanine Percentage and the Subordinate Percentage for the Certificates, and (a) the aggregate Scheduled Principal Balance of the Mortgage Loans delinquent 60 days or more (including for this purpose any such Mortgage Loans in foreclosure and such Mortgage Loans with respect to which the related Mortgaged Property has been acquired by the Trust), averaged over the last six months, as a percentage of the sum of the aggregate Current Principal Amount of the Senior Mezzanine Certificates and Subordinate Certificates does not exceed 100% and (b)(i) prior to September 25, 2004, cumulative Realized Losses on the Mortgage Loans do not exceed 10% of the Original Senior Mezzanine and Subordinate Principal Balance and (ii) on or after September 25, 2004, cumulative Realized Losses on the Mortgage Loans do not exceed 20% of the Original Senior Mezzanine and Subordinate Principal Balance, then, in each case, the Group 1 and Group 2 Senior Prepayment Percentages for such Distribution Date will equal the Group 1 and Group 2 Senior Percentage, respectively; provided, however, if the current weighted average of the sum of the Senior Mezzanine Percentage and the Subordinate Percentage for the Certificates is equal to or greater than two times the initial weighted average of the Senior Mezzanine Percentage and the Subordinate Percentage for the Certificates prior to September 25, 2004 and the above delinquency and loss tests are met, then the Group 1 and Group 2 Senior Prepayment Percentages for such Distribution Date will equal the Group 1 and Group 2 Senior Percentage, respectively, plus 50% of the sum of the related Senior Mezzanine Percentage and the Subordinate Percentage (such test, the "Two-Times Test").

      Notwithstanding the foregoing, if on any Distribution Date, the percentage, the numerator of which is the aggregate Current Principal Amount of the Senior Certificates immediately preceding such Distribution Date, and the denominator of which is the Scheduled Principal Balance of the Mortgage Loans as of the beginning of the related Due Period, exceeds such percentage as of the Cut-off Date, then the Group 1 and Group 2 Senior Prepayment Percentages with respect to the Group 1 and Group 2 Senior Certificates for such Distribution Date will equal 100%.

      With respect to any Mortgage Loan and any Distribution Date, the "Prepayment Period" is the period from the first day through the last day of the month preceding the month of such Distribution Date.

      The "Senior Mezzanine and Subordinate Percentage" for the Senior Mezzanine Certificates and the Subordinate Certificates with respect to each Mortgage Loan Group related to the Mortgage Loans on any Distribution Date will equal 100% minus the related Senior Percentage for the Senior Certificates related to such Mortgage Loan Group. The "Senior Mezzanine and Subordinate Prepayment Percentage" for the Senior Mezzanine Certificates and Subordinate Certificates with respect to each Mortgage Loan Group related to the Mortgage Loans on any Distribution Date will equal 100% minus the related Senior Prepayment Percentage for the Senior Certificates related to such Mortgage Loan Group, except that on any Distribution Date after the Current Principal Amounts of the Group 1 or Group 2 Senior Certificates have each been reduced to zero, the Senior Mezzanine and Subordinate Prepayment Percentage for the Senior Mezzanine Certificates and the Subordinate Certificates with respect to each Mortgage Loan Group related to the Mortgage Loans will equal 100%. The initial Senior Mezzanine and Subordinate Percentages for the Group 1 and Group 2 Mortgage Loans will be equal to approximately 3.75% and 3.75%, respectively.

      The "Senior Mezzanine and Subordinate Optimal Principal Amount" for the Senior Mezzanine Certificates and Subordinate Certificates with respect to each Distribution Date will be an amount equal to the sum of the following for the Group 1 and Group 2 Mortgage Loans (but in no event greater than the aggregate Current Principal Amounts of the Senior Mezzanine Certificates and Subordinate Certificates immediately prior to such Distribution Date):

            (i) the applicable Senior Mezzanine and Subordinate Percentage of the principal portion of all Monthly Payments due on each Mortgage Loan in the related Mortgage Loan Group on the related Due Date, as specified in the amortization schedule at the time applicable thereto (after adjustment for previous principal prepayments but before any adjustment to such amortization schedule by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period);

            (ii) the applicable Senior Mezzanine and Subordinate Prepayment Percentage of the Scheduled Principal Balance of each Mortgage Loan in the related Mortgage Loan Group which was the subject of a prepayment in full received by the Master Servicer during the applicable Prepayment Period;

            (iii) the applicable Senior Mezzanine and Subordinate Prepayment Percentage of all partial prepayments of principal received during the applicable Prepayment Period for each Mortgage Loan in the related Mortgage Loan Group;

            (iv) the excess, if any, of (a) the Net Liquidation Proceeds allocable to principal received during the related Prepayment Period in respect of each Liquidated Mortgage Loan in the related Mortgage Loan Group over (b) the sum of the amounts distributable to the related Senior Certificateholders pursuant to clause (iv) of the related definition of "Senior Optimal Principal Amount" on such Distribution Date;

            (v) the applicable Senior Mezzanine and Subordinate Prepayment Percentage of the sum of (a) the Scheduled Principal Balance of each Mortgage Loan in the related Mortgage Loan Group which was repurchased by the Seller in connection with such Distribution Date and (b) the difference, if any, between the Scheduled Principal Balance of a Mortgage Loan in the related Mortgage Loan Group that has been replaced by the Seller with a substitute Mortgage Loan pursuant to the Agreement in connection with such Distribution Date and the Scheduled Principal Balance of such substitute Mortgage Loan; and

            (vi) on the Distribution Date on which the Current Principal Amounts of the related Senior Certificates have all been reduced to zero, 100% of any applicable Senior Optimal Principal Amount.

      The "Allocable Share" with respect to any Class of Senior Mezzanine and Subordinate Certificates on any Distribution Date will generally equal such Class's pro rata share (based on the Current Principal Amount of each Class entitled thereto) of the sum of each of the components of the definition of the Senior Mezzanine and Subordinate Optimal Principal Amount; provided that unless the loss and delinquency tests in the second paragraph of the definition of "Senior Accelerated Distribution Percentage" are satisfied, 100% of the amounts provided in clauses (ii), (iii) and (v) of the definition of Senior Mezzanine and Subordinate Optimal Principal Amount shall be allocated to the Senior Mezzanine Certificates; and provided further, that, except as described in the second succeeding sentence, no Class of Subordinate Certificates (other than the Class of Subordinate Certificates outstanding with the highest priority for distributions, if the Current Principal Amount of the Senior Mezzanine Certificates has been reduced to zero) shall be entitled on any Distribution Date to receive distributions pursuant to clauses (ii), (iii) and (v) of the definition of the Senior Mezzanine and Subordinate Optimal Principal Amount unless the Class Prepayment Distribution Trigger for the related Class is satisfied for such Distribution Date. The "Class Prepayment Distribution Trigger" for a Class of Subordinate Certificates for any Distribution Date is satisfied if the fraction (expressed as a percentage), the numerator of which is the aggregate Current Principal Amount of such Class and each Class subordinated thereto, if any, and the denominator of which is the Scheduled Principal Balances of all of the Mortgage Loans as of the related Due Date, equals or exceeds such percentage calculated as of the Closing Date. If on any Distribution Date the Current Principal Amount of any Class of Senior Mezzanine and Subordinate Certificates for which the related Class Prepayment Distribution Trigger was satisfied on such Distribution Date is reduced to zero, any amounts distributable to such Class pursuant to clauses (ii), (iii) and (v) of the definition of "Senior Mezzanine and Subordinate Optimal Principal Amount," to the extent of such Class's remaining Allocable Share, shall be distributed to the remaining Classes of Senior Mezzanine and Subordinate Certificates in reduction of their respective Current Principal Amounts on a pro rata basis. If the Class Prepayment Distribution Trigger is not satisfied for any Class of Subordinate Certificates on any Distribution Date, this may have the effect of accelerating the amortization of more senior Classes of Subordinate Certificates and the Senior Mezzanine Certificates.

      "Determination Date" means the date set forth in the related Servicing Agreement or Assignment Agreement, which generally ranges from 13th day of the month or, if such day is not a Business Day, the Business Day immediately preceding such day, to the 16th day of the month, or, if such day is not a Business Day, the Business Day following such day.

      "Insurance Proceeds" are amounts paid by an insurer under any Primary Mortgage Insurance Policy, including from the Supplemental PMI Policy, standard hazard insurance policy, flood insurance policy or title insurance policy covering any Mortgage Loan or Mortgaged Property other than amounts required to be paid over to the Mortgagor pursuant to law or the related Mortgage Note and other than amounts used to repair or restore the Mortgaged Property or to reimburse certain expenses.

      "Repurchase Proceeds" are proceeds of any Mortgage Loan repurchased by the Seller and any cash deposit in connection with the substitution of a Mortgage Loan pursuant to the provisions described under "The Pooling and Servicing Agreement-Assignment of Mortgage Loans" and "-Representations and Warranties" herein.

      "Principal Prepayment" is any payment or other recovery of principal on a Mortgage Loan which is received in advance of its scheduled Due Date to the extent that it is not accompanied by an amount as to interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment, including Insurance Proceeds and Repurchase Proceeds, but excluding Liquidation Proceeds received at the time a Mortgage Loan becomes a Liquidated Mortgage Loan.

      "Monthly Payment" with respect to any Mortgage Loan and any month is the scheduled payment or payments of principal and interest due during such month on such Mortgage Loan which either is payable by a Mortgagor in such month under the related Mortgage Note, or in the case of any Mortgaged Property acquired through foreclosure or deed-in-lieu of foreclosure (each such Mortgaged Property, an "REO Property"), would otherwise have been payable under the related Mortgage Note.

Allocation of Losses; Subordination

      A "Realized Loss" with respect to a Mortgage Loan is (i) a Bankruptcy Loss (as defined below) or (ii) as to any Liquidated Mortgage Loan, the unpaid principal balance thereof plus accrued and unpaid interest thereon at the Mortgage Rate through the last day of the month of liquidation less the Net Liquidation Proceeds with respect to such Mortgage Loan and the related Mortgaged Property. A "Liquidated Mortgage Loan" is any defaulted Mortgage Loan as to which the related Servicer has determined that all amounts which it expects to recover from or on account of such Mortgage Loan have been recovered.

      "Liquidation Proceeds" are amounts received by the related Servicer in connection with the liquidation of a defaulted Mortgage Loan whether through trustee's sale, foreclosure sale, proceeds of insurance policies (including the Supplemental PMI Policy), condemnation proceeds or otherwise.

      "Net Liquidation Proceeds" with respect to a Mortgage Loan are Liquidation Proceeds net of unreimbursed advances by the related Servicer, Monthly Advances and expenses incurred by the related Servicer in connection with the liquidation of such Mortgage Loan and the related Mortgaged Property.

      In the event of a personal bankruptcy of a Mortgagor, the bankruptcy court may establish the value of the Mortgaged Property at an amount less than the then Outstanding Principal Balance of the Mortgage Loan secured by such Mortgaged Property and could reduce the secured debt to such value. In such case, the holder of such Mortgage Loan would become an unsecured creditor to the extent of the difference between the Outstanding Principal Balance of such Mortgage Loan and such reduced secured debt (such difference, a "Deficient Valuation"). In addition, certain other modifications of the terms of a Mortgage Loan can result from a bankruptcy proceeding, including the reduction of the amount of the monthly payment on the related Mortgage Loan (a "Debt Service Reduction"). A "Bankruptcy Loss" with respect to any Mortgage Loan is a Deficient Valuation or Debt Service Reduction.

      On any Distribution Date, the principal portion of Realized Losses on the Mortgage Loans which suffered Realized Losses during the related Prepayment Period will not be allocated to any Senior Certificates until the Cross-Over Date. Prior to the Cross-Over Date (or on such dates under certain circumstances) any such Realized Losses will be allocated as follows: with respect to such loss on a Mortgage Loan, first to the Class B-6 Certificates, second to the Class B-5 Certificates, third, to the Class B-4 Certificates, fourth, to the Class B-3 Certificates, fifth, to the Class B-2 Certificates, sixth, to the Class B-1 Certificates and seventh, to the Class A-3 Certificates. Commencing on the Cross-Over Date, the principal portion of Realized Losses on the Group 1 Mortgage Loans will first be allocated to the Group 1 Senior Certificates and the principal portion of Realized Losses on the Group 2 Mortgage Loans will first be allocated to the Group 2 Senior Certificates, in each case until the Current Principal Amounts thereof have been reduced to zero.

      No reduction of the Current Principal Amount of any Class of a certificate group shall be made on any Distribution Date on account of Realized Losses to the extent that such reduction would have the effect of reducing the aggregate Current Principal Amount of all of the Classes of such certificate group as of such Distribution Date to an amount less than the Scheduled Principal Balances of the Mortgage Loans in the related Mortgage Loan Group as of the related Due Date (such limitation being the applicable "Loss Allocation Limitation" with respect to each such certificate).

      The principal portion of Debt Service Reductions will not be allocated in reduction of the Current Principal Amount of any Certificate. However, after the applicable Cross-Over Date for a certificate group, the amounts distributable under clause (i) of the definitions of Senior Optimal Principal Amount and Senior Mezzanine and Subordinate Optimal Principal Amount for all certificate groups will be reduced by the amount of any Debt Service Reductions applicable to the Mortgage Loans of the related Mortgage Loan Group. Regardless of when they occur, Debt Service Reductions may reduce the amount of Available Funds for a Mortgage Loan Group that would otherwise be available for distribution on a Distribution Date. As a result of the subordination of the Senior Mezzanine and Subordinate Certificates of a certificate group in right of distribution, any Debt Service Reductions relating to Mortgage Loans in the related Mortgage Loan Group prior to the applicable Cross-Over Date for such certificate group, will be borne first by the Subordinate Certificates (to the extent then outstanding) in inverse order of priority and then by the Senior Mezzanine Certificates.

      All allocations of Realized Losses will be accomplished on a Distribution Date by reducing the Current Principal Amount of the applicable Classes of Certificates by their appropriate shares of any such losses occurring during the month preceding the month of such Distribution Date and, accordingly, will be taken into account in determining the distributions of principal and interest on the Certificates commencing on the following Distribution Date.

      The interest portion of Realized Losses will be allocated among the outstanding Classes of Certificates offered hereby to the extent described under "Distributions on the Certificates--Interest" above.

Subordination

      Priority of Senior Certificates. As of the Closing Date, (i) the aggregate Current Principal Amounts of the Class A-3, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates will equal approximately 3.75% of the aggregate Current Principal Amounts of all the Classes of Certificates,
(ii) the aggregate Current Principal Amounts of the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates will equal approximately 2.25% of the aggregate Current Principal Amounts of all the Classes of Certificates, and (iii) the aggregate Current Principal Amounts of the Class B-4, Class B-5 and Class B-6 Certificates will equal approximately 0.50% of the aggregate Current Principal Amounts of all the Classes of Certificates.

      The rights of the holders of the Subordinate Certificates to receive distributions with respect to the Mortgage Loans will be subordinated to such rights of the holders of the Senior Certificates, the Senior Mezzanine Certificates and each Class of Subordinate Certificates having a higher priority for distributions. The rights of the holders of the Senior Mezzanine Certificates to receive distributions with respect to the Mortgage Loans will be subordinated to such rights of the holders of the Senior Certificates. The subordination of the Senior Mezzanine Certificates to the Senior Certificates, the subordination of a Class of Subordinate Certificates to the Senior Mezzanine Certificates and the Senior Certificates and the further subordination among the Subordinate Certificates, are each intended to increase the likelihood of timely receipt by the holders of the Certificates with higher relative payment priority of the maximum amount to which they are entitled on any Distribution Date and to provide such holders protection against losses resulting from defaults on Mortgage Loans to the extent described above.

      In addition, in order to extend the period during which the Senior Mezzanine and Subordinate Certificates remain available as credit enhancement for the Senior Certificates, the entire amount of any prepayment or other unscheduled recovery of principal with respect to a Mortgage Loan will be allocated to the applicable Senior Certificates to the extent described herein during the first seven years after the Closing Date (with such allocation to be subject to further reduction over an additional five year period thereafter as described in this prospectus supplement), unless the amount of subordination provided to the related group of Senior Certificates is twice the amount as of the cut-off date, and certain loss and delinquency tests are satisfied. This allocation has the effect of accelerating the amortization of the applicable Senior Certificates while, in the absence of losses in respect of the Mortgage Loans, increasing the percentage interest in the principal balance of the Mortgage Loans evidenced by the Senior Mezzanine and Subordinate Certificates. Also, after the aggregate principal balance of the Senior Certificates is reduced to zero, the entire amount of any prepayments and other unscheduled recoveries of principal will be allocated to the Senior Mezzanine Certificates unless certain loss and delinquency tests are satisfied. This will accelerate the amortization of the Senior Mezzanine Certificates while, in the absence of losses in respect of the mortgage loans, increasing the percentage interest in the principal balance of the mortgage loans the Subordinate Certificates evidence.

      After the payment of amounts distributable in respect of the Senior Certificates on each Distribution Date, Senior Mezzanine Certificates will be entitled on such date to the remaining portion, if any, of the Available Funds in an aggregate amount equal to the Accrued Certificate Interest on the Senior Mezzanine Certificates for such date, any remaining undistributed Accrued Certificate Interest thereon from previous Distribution Dates and the Allocable Share of the Senior Mezzanine Certificates. Amounts so distributed to Senior Mezzanine Certificateholders will not be available to cover any delinquencies or any Realized Losses on Mortgage Loans in respect of subsequent Distribution Dates. After the payment of amounts distributable in respect of the Senior Certificates and Senior Mezzanine Certificates on each Distribution Date, the Subordinate Certificates will be entitled on such date to the remaining portion, if any, of the Available Funds in an aggregate amount equal to the Accrued Certificate Interest on the Subordinate Certificates for such date, any remaining undistributed Accrued Certificate Interest thereon from previous Distribution Dates and the sum of the Allocable Shares of the Subordinate Certificates. Amounts so distributed to Subordinate Certificateholders will not be available to cover any delinquencies or any Realized Losses on Mortgage Loans in respect of subsequent Distribution Dates.

      Priority Among Senior Mezzanine and Subordinate Certificates. On each Distribution Date, the holders of any particular Class of Senior Mezzanine or Subordinate Certificates will have a preferential right to receive the amounts due them on such Distribution Date out of the Available Funds, prior to any distribution being made on such date on each Class of Certificates subordinated to such Class. In addition, except as described herein, Realized Losses for the Mortgage Loans will be allocated, to the extent set forth herein, in reduction of the Current Principal Amounts of the Classes of Senior Mezzanine and Subordinate Certificates in the inverse order of their payment priority. The effect of the allocation of such Realized Losses to a Class of Senior Mezzanine and Subordinate Certificates will be to reduce future distributions allocable to such Class and increase the relative portion of distributions allocable to more senior Classes of Senior Mezzanine and Subordinate Certificates.

      In order to maintain the relative levels of subordination among the Classes of Senior Mezzanine and Subordinate Certificates, prepayments on the Mortgage Loans and certain other unscheduled recoveries of principal in respect of the Mortgage Loans (which, except as described herein, will not be distributable to such Certificates for at least the first seven years after the Cut-off Date) will not be distributable to the holders of any Class of Senior Mezzanine and Subordinate Certificates on any Distribution Date for which the related Class Prepayment Distribution Trigger is not satisfied, except as described above. See "Description of the Certificates-Distributions on the Certificates-Principal." If the Class

Prepayment Distribution Trigger is not satisfied with respect to any Class of Subordinate Certificates, the amortization of more senior Classes of Subordinate Certificates may occur more rapidly than would otherwise have been the case and, in the absence of losses in respect of the related Mortgage Loans, the percentage interest in the principal balance of the Mortgage Loans evidenced by such Subordinate Certificates may increase.

      As a result of the subordination of any Class of Senior Mezzanine or Subordinate Certificates, such Class of Certificates will be more sensitive than more senior Classes of Certificates to the rate of delinquencies and defaults on the Mortgage Loans, and under certain circumstances investors in such Certificates may not recover their initial investment.

                      YIELD AND PREPAYMENT CONSIDERATIONS

General

      The yield to maturity and weighted average life of each Class of Certificates will be affected by the amount and timing of principal payments on the Mortgage Loans, the allocation of Available Funds to such Class of Certificates, the applicable Pass-Through Rate for such Class of Certificates and the purchase price paid for such Certificates. In addition, the yields to investors in the Certificates will be adversely affected by Realized Losses and Net Interest Shortfalls. The interaction of the foregoing factors may have different effects on the various Classes of Certificates and the effects on any Class may vary at different times during the life of such Class. No representation is made as to the anticipated rate of prepayments on the Mortgage Loans, the amount and timing of Realized Losses or Net Interest Shortfalls or as to the anticipated yield to maturity of any Certificates. Prospective investors are urged to consider their own estimates as to the anticipated rate of future prepayments on the Mortgage Loans and the suitability of the Certificates to their investment objectives. Investors should carefully consider the associated risks discussed below and under the heading "Legal Investment" herein and under the headings "Yield and Prepayment Considerations" and "Legal Investment" in the Prospectus.

      Mortgage Loan Payments. If prevailing mortgage rates fall significantly below the Mortgage Rates on the Mortgage Loans, the Mortgage Loans are likely to be subject to higher prepayment rates than if prevailing rates remain at or above the Mortgage Rates on the Mortgage Loans. Other factors affecting prepayments of Mortgage Loans include changes in Mortgagors' housing needs, job transfers, unemployment, net equity in the Mortgaged Properties and servicing decisions. Amounts received by virtue of liquidations of Mortgage Loans, repurchases of Mortgage Loans upon breach of representations or warranties and optional termination of the Trust also affect the receipt of principal on the Mortgage Loans. In addition, the rates of prepayments will be affected by the rate and timing of the sale of Mortgaged Properties to the extent that the Mortgage Loans contain due-on sale clause. The Mortgage Loans may be prepaid at any time, although certain of the Mortgage Loans provide for payment of a prepayment charge.

      Timing of Payments and Distributions. Unlike certain corporate bonds, the timing and amount of principal payments on the Certificates are not fixed because they are generally determined by the timing and amount of principal payments on the applicable Mortgage Loans. The timing of payments on the Mortgage Loans may significantly affect an investor's yield. In general, the earlier a prepayment of principal on the Mortgage Loans, the greater will be the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal prepayments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Certificates will not be offset by a subsequent like reduction (or increase) in the rate of principal prepayments. Furthermore, the effective yield to Certificateholders will be slightly lower than the yield otherwise produced by the applicable Pass-Through Rate and purchase price because, while interest generally will accrue on each such Certificate from the first day of the month, the distribution of such interest will not be made earlier than the 25th day of the month following the month of accrual. Moreover, to the extent any Net Interest Shortfall or the interest portion of any Realized Loss is allocated to a Class of Certificates the yield to investors in such Class will be reduced.

      Discounts and Premiums. In the case of any Certificates purchased at a discount, a slower than assumed rate of principal payments on the applicable Mortgage Loans could result in an actual yield that is lower than the assumed yield. In the case of any Certificates purchased at a premium, a faster than assumed rate of principal payments on the applicable Mortgage Loans could result in an actual yield that is lower than the anticipated yield. A discount or premium would be determined in relation to the price at which a Certificate will yield its Pass-Through Rate, after giving effect to any payment delay.

      Reinvestment Risk. Because the Mortgage Loans may be prepaid at any time, it is not possible to predict the rate at which distributions on the Certificates will be received. Since prevailing interest rates are subject to fluctuation, there can be no assurance that investors in the Certificates will be able to reinvest the distributions thereon at yields equaling or exceeding the yields on the Certificates. Yields on any such reinvestments may be lower, and may even be significantly lower, than yields on the Certificates. Generally, when prevailing interest rates increase, prepayment rates on mortgage loans tend to decrease, resulting in a reduced rate of return of principal to investors at a time when reinvestment at such higher prevailing rates would be desirable. Conversely, when prevailing interest rates decline, prepayment rates on mortgage loans tend to increase, resulting in a greater rate of return of principal to investors at a time when reinvestment at comparable yields may not be possible.

Additional Yield Considerations for Specific Classes

      Residual Certificates. Holders of the Residual Certificates are entitled to receive distributions of principal and interest as described herein. However, holders of such Certificates may have tax liabilities with respect to their Certificates during the early years of the related REMIC that substantially exceed the principal and interest payable thereon during such periods.

Assumed Final Distribution Date

      The "Assumed Final Distribution Date" for distributions on the Certificates is September 25, 2031. The Assumed Final Distribution Date in each case is the Distribution Date in the month following the latest scheduled maturity date of any of the Mortgage Loans. Since the rate of payment (including prepayments) of principal on the Mortgage Loans can be expected to exceed the scheduled rate of payments, and could exceed the scheduled rate by a substantial amount, the disposition of the last remaining Mortgage Loan may be earlier, and could be substantially earlier, than the Assumed Final Distribution Date. In addition, SAMI or its designee may, at its option, repurchase all the Mortgage Loans from the Trust on or after any Distribution Date on which the aggregate unpaid principal balances of the Mortgage Loans are less than 10% of the Cut-off Date Scheduled Principal Balance of the Mortgage Loans. See "The Pooling and Servicing Agreement--Termination" herein.

Weighted Average Lives

      The weighted average life of a security refers to the average amount of time that will elapse from the date of its issuance until each dollar of principal of such security will be distributed to the investor. The weighted average life of a Certificate is determined by (a) multiplying the amount of the reduction, if any, of the principal amount of such Certificate from one Distribution Date to the next Distribution Date by the number of years from the date of issuance to the second such Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal amount of such Certificate referred to in clause (a). The weighted average lives of the Certificates will be influenced by, among other factors, the rate at which principal is paid on Mortgage Loans. Principal payments of Mortgage Loans may be in the form of scheduled amortization or prepayments including as a result of foreclosure proceedings or by virtue of the purchase of a Mortgage Loan in advance of its stated maturity as required or permitted by the Agreement. In general, the Mortgage Loans may be prepaid by the Mortgagors at any time and without payment of any prepayment fee or penalty. The actual weighted average life and term to maturity of each Class of Certificates, in general, will be shortened if the level of such prepayments of principal on the Mortgage Loans increase.

Prepayment Model

      Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The prepayment model used in this Prospectus Supplement with respect to the Mortgage Loans represents a constant rate of prepayment each month ("CPR") relative to the then outstanding principal balance of a pool of mortgage loans. To assume a 25% CPR or any other CPR is to assume that the stated percentage of the outstanding principal balance of the related mortgage pool is prepaid over the course of a year. No representation is made that the Mortgage Loans will prepay at these or any other rates.

Pricing Assumptions

      The Certificates were structured assuming, among other things, a 25% CPR for the Certificates. The prepayment assumption to be used for pricing purposes for the respective Classes may vary as determined at the time of sale. The actual rate of prepayment may vary considerably from the rate used for any prepayment assumption.

Decrement Tables

      The following tables entitled "Percent of Initial Principal Amount Outstanding" indicate the percentages of the initial principal amount of each Class of Offered Certificates (other than the Residual Certificates) that would be outstanding after each of the dates shown at various percentages of CPR and the corresponding weighted average lives of such Classes of Offered Certificates.

      The following tables have been prepared based on the assumptions that: (i) the Mortgage Loans have the characteristics set forth in Appendix A, (ii) the Mortgage Loans prepay at the specified percentages of the CPR, (iii) no defaults in the payment by Mortgagors of principal of and interest on the Mortgage Loans are experienced, (iv) scheduled payments on the Mortgage Loans are received on the first day of each month commencing in September 2001 and are computed prior to giving effect to prepayments received on the last day of the prior month, (v) prepayments are allocated as described herein assuming the loss and delinquency tests are met, (vi) there are no Net Interest Shortfalls and prepayments represent prepayments in full of individual Mortgage Loans and are received on the last day of each month, commencing in August 2001, (vii) scheduled Monthly Payments of principal and interest on the Mortgage Loans are calculated on their respective principal balances (prior to giving effect to prepayments received thereon during the preceding calendar month), Mortgage Rate and remaining terms to stated maturity such that the Mortgage Loans will fully amortize by their stated maturities, (viii) the levels of Six-Month LIBOR and One-Year U.S. Treasury remain constant at 3.6983% and 3.57% per annum, respectively, (ix) the Mortgage Rate on each Mortgage Loan will be adjusted on each Interest Adjustment Date (as necessary) to a rate equal to the Index (as described above), plus the applicable Gross Margin, subject to Maximum Lifetime Mortgage Rates and Periodic Caps (as applicable), (x) the Servicing Fee Rate will not be increased on the first Interest Adjustment Date for any of the Mortgage Loans, (xi) scheduled Monthly Payments of principal and interest on each Mortgage Loan will be adjusted on each payment adjustment date (as necessary) for such Mortgage Loan to equal the fully amortizing payment described in (vii) above, (xii) the initial principal amounts of the Certificates are as set forth on the cover page hereof and under "Summary of Terms--Other Certificates," (xiii) distributions in respect of the Certificates are received in cash on the 25th day of each month, commencing in September 2001, (xiv) the Offered Certificates are purchased on August 31, 2001, (xv) Countrywide does not exercise the option to repurchase its Mortgage Loans; and (xvi) SAMI does not exercise the option to repurchase the Mortgage Loans described under the caption "The Pooling and Servicing Agreement--Termination," except as described in the tables below. While it is assumed that each of the Mortgage Loans prepays at the related specified percentages of CPR, this is not likely to be the case.

      Discrepancies will exist between the characteristics of the actual Mortgage Loans which will be delivered to the Trustee and characteristics of the Mortgage Loans assumed in preparing the tables. To the extent that the Mortgage Loans have characteristics which differ from those assumed in preparing the tables, the Certificates may mature earlier or later than indicated by the tables.

      Based on the foregoing assumptions, the tables below indicate the weighted average life of each Class of Offered Certificates and set forth the percentages of the initial Current Principal Amount of each such Class that would be outstanding after the Distribution Date in August of each of the years indicated, assuming that the Mortgage Loans prepay at the percentage of CPR indicated therein. None of percentages of CPR, or any other prepayment model or assumption purports to be an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans. Variations in the actual prepayment experience and the balance of the Mortgage Loans that prepay may increase or decrease the percentage of initial Current Principal Amount (and weighted average life) shown in the following tables. Such variations may occur even if the average prepayment experience of all such Mortgage Loans equals any of the specified percentages of the CPR.

                Percent of Initial Principal Amount Outstanding

                             Class A-1 Certificates                    Class A-2 Certificates
                    ---------------------------------------  ---------------------------------------

Distribution Date                CPR Percentage                            CPR Percentage
-----------------   ---------------------------------------  ---------------------------------------
                        0%     15%     25%      35%     50%      0%     15%     25%      35%     50%
                        --     ---     ---      ---     ---      --     ---     ---      ---     ---
Initial Percentage    100%    100%    100%     100%    100%    100%    100%    100%     100%    100%
August, 2002           99      84      73       63      48      99      83      73       63      48
August, 2003           98      70      53       39      23      98      69      53       39      23
August, 2004           97      58      39       25      11      96      58      39       25      11
August, 2005           96      48      29       16       5      95      48      29       16       5
August, 2006           94      40      21       10       3      93      40      21       10       3
August, 2007           92      33      16        6       1      92      33      16        6       1
August, 2008           90      28      12        4       1      90      28      11        4       1
August, 2009           89      23       8        3       *      88      23       8        3       *
August, 2010           86      19       6        2       *      86      19       6        2       *
August, 2011           84      16       5        1       *      84      16       5        1       *
August, 2012           82      13       3        1       *      82      13       3        1       *
August, 2013           79      11       2        *       *      80      11       2        *       *
August, 2014           77       9       2        *       *      77       9       2        *       *
August, 2015           74       7       1        *       *      75       7       1        *       *
August, 2016           71       6       1        *       *      72       6       1        *       *
August, 2017           68       5       1        *       *      69       5       1        *       *
August, 2018           64       4       *        *       *      65       4       *        *       *
August, 2019           61       3       *        *       *      62       3       *        *       *
August, 2020           57       2       *        *       *      58       3       *        *       *
August, 2021           53       2       *        *       *      54       2       *        *       *
August, 2022           48       2       *        *       *      50       2       *        *       *
August, 2023           43       1       *        *       *      46       1       *        *       *
August, 2024           38       1       *        *       *      41       1       *        *       *
August, 2025           33       1       *        *       *      36       1       *        *       *
August, 2026           28       *       *        *       *      31       1       *        *       *
August, 2027           22       *       *        *       *      25       *       *        *       *
August, 2028           15       *       *        *       *      19       *       *        *       *
August, 2029            8       *       *        *       *      12       *       *        *       *
August, 2030            2       *       *        *       *       6       *       *        *       *
August, 2031            0       0       0        0       0       0       0       0        0       0
Weighted
Average
Life to Maturity
(years)**           19.00    5.38    3.24     2.20    1.38   19.34    5.38    3.23     2.20    1.38

----------

*     Indicates a number that is greater than zero but less than 0.5%.

** The weighted average life of a Certificate is determined by (a) multiplying the amount of the reduction, if any, of the principal amount of such Certificate from one Distribution Date to the next Distribution Date by the number of years from the date of issuance to the second such Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal amount of such Certificate.

                Percent of Initial Principal Amount Outstanding

                                                                          Class B-1, Class B-2 and
                                      Class A-3 Certificates               Class B-3 Certificates
                         ---------------------------------------  ---------------------------------------

Distribution Date                         CPR Percentage                       CPR Percentage
------------------       ---------------------------------------  ---------------------------------------
                             0%     15%     25%     35%      50%      0%     15%     25%     35%      50%
                             --     ---     ---     ---      ---      --     ---     ---     ---      ---
Initial Percentage         100%    100%    100%    100%     100%    100%    100%    100%    100%     100%
August, 2002                99      99      99      99       99      99      99      99      99       99
August, 2003                98      98      98      91       72      98      98      98      91       72
August, 2004                97      97      89      73       50      97      97      89      73       50
August, 2005                96      96      66      47       25      96      96      66      47       25
August, 2006                94      84      49      30       12      94      84      49      30       12
August, 2007                92      70      36      19        6      92      70      36      19        6
August, 2008                90      59      26      12        3      90      59      26      12        3
August, 2009                88      49      19       8        1      88      49      19       8        1
August, 2010                86      40      14       5        1      86      40      14       5        1
August, 2011                84      34      10       3        *      84      34      10       3        *
August, 2012                82      28       8       2        *      82      28       8       2        *
August, 2013                79      23       5       1        *      79      23       5       1        *
August, 2014                77      19       4       1        *      77      19       4       1        *
August, 2015                74      15       3       *        *      74      15       3       *        *
August, 2016                71      13       2       *        *      71      13       2       *        *
August, 2017                68      10       1       *        *      68      10       1       *        *
August, 2018                64       8       1       *        *      64       8       1       *        *
August, 2019                61       7       1       *        *      61       7       1       *        *
August, 2020                57       5       1       *        *      57       5       1       *        *
August, 2021                53       4       *       *        *      53       4       *       *        *
August, 2022                48       3       *       *        *      48       3       *       *        *
August, 2023                44       2       *       *        *      44       2       *       *        *
August, 2024                39       2       *       *        *      39       2       *       *        *
August, 2025                33       1       *       *        *      33       1       *       *        *
August, 2026                28       1       *       *        *      28       1       *       *        *
August, 2027                22       1       *       *        *      22       1       *       *        *
August, 2028                15       *       *       *        *      15       *       *       *        *
August, 2029                 8       *       *       *        *       8       *       *       *        *
August, 2030                 2       *       *       *        *       2       *       *       *        *
August, 2031                 0       0       0       0        0       0       0       0       0        0
Weighted
Average
Life to Maturity
(years)**                19.02    9.21    5.85    4.44     3.19   19.02    9.21    5.85    4.44     3.19

----------

*     Indicates a number that is greater than zero but less than 0.5%.

** The weighted average life of a Certificate is determined by (a) multiplying the amount of the reduction, if any, of the principal amount of such Certificate from one Distribution Date to the next Distribution Date by the number of years from the date of issuance to the second such Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal amount of such Certificate.

      For additional considerations relating to the yield on the Certificates, see "Yield and Prepayment Considerations" in the Prospectus.

                      THE POOLING AND SERVICING AGREEMENT

General

      The Certificates will be issued pursuant to the Agreement. The Agreement provides for the servicing of the Mortgage Loans by the Servicers pursuant to the Servicing Agreements. Reference is made to the Prospectus for important information additional to that set forth herein regarding the terms and conditions of the Agreement and the Certificates. SAMI will provide to a prospective or actual Certificateholder without charge, upon written request, a copy (without exhibits) of the Agreement. Requests should be addressed to Structured Asset Mortgage Investments Inc., 245 Park Avenue, New York, New York 10167.

Voting Rights

      Voting rights of the Trust in general will be allocated among the Classes of Certificates based upon their respective Current Principal Amounts; provided that voting rights equal to 0.25% will be allocated to each Class of Residual Certificates.

Assignment of Mortgage Loans

      At the time of issuance of the Certificates, SAMI will cause the Mortgage Loans, together with all principal and interest due on or with respect to such Mortgage Loans after the Cut-off Date, to be sold to the Trust. The Mortgage Loans in each of the Mortgage Loan Groups will be identified in a schedule appearing as an exhibit to the Agreement with each Mortgage Loan Group separately identified. Such schedule will include information as to the principal balance of each Mortgage Loan as of the Cut-off Date, as well as information including, among other things, the Mortgage Rate, the Net Rate, the Monthly Payment, the maturity date of each Mortgage Note and the loan-to-value ratio.

      In addition, SAMI will deposit with the custodian, as agent for the Trustee, with respect to each Mortgage Loan, the original Mortgage Note, endorsed without recourse in blank or to the order of the Trustee and showing to the extent available to SAMI an unbroken chain of endorsements from the original payee thereof to the person endorsing it to the Trustee; the original Mortgage which shall have been recorded, with evidence of such recording indicated thereon; as to the Mortgage Loans with Mortgaged Properties located in the States of Florida, Maryland, Mississippi, South Carolina or Tennessee, the assignment (which may be in the form of a blanket assignment) to the Trustee of the Mortgage, with evidence of recording with respect to each Mortgage Loan in the name of the Trustee thereon or an opinion of counsel with respect to the nonrecordation of assignments of mortgage; all intervening assignments of the Mortgage to SAMI, if any, with evidence of recording thereon; the original or a copy of the policy or certificate of primary mortgage guaranty insurance, if provided in accordance with the relevant Servicing Agreement; originals of all assumption and modification agreements. The documents delivered to the custodian with respect to each Mortgage Loan are referred to collectively as the "Mortgage File." SAMI will cause the Mortgage and intervening assignments, if any, and the assignment of the Mortgage to be recorded not later than 180 days after the Closing Date.

      The custodian will review each item of the Mortgage File on behalf of the Trustee within 90 days of the Closing Date (and will review each document permitted to be delivered to the Trustee after the Closing Date, if received by the custodian after the initial 90-day period, promptly after its delivery to the custodian). If, as a result of its review, the custodian determines that any document is missing, does not appear regular on its face, or appears to be unrelated to the Mortgage Loans identified in the Mortgage Loan schedules (a "Material Defect"), the custodian, as agent of the Trustee, shall notify the Mortgage Loan Seller of such Material Defect. The Mortgage Loan Seller shall correct or cure any such Material Defect within 90 days from the date of notice of the Material Defect and if the Mortgage Loan Seller does not correct or cure such Material Defect within such period and such defect materially and adversely affects the interests of the Certificateholders in the related Mortgage Loan, the Mortgage Loan Seller will, within 90 days of the date of notice, provide the Trustee with a substitute Mortgage Loan (if within two years of the Closing
Date) or purchase the related Mortgage Loan at the applicable Repurchase Price.

      The custodian also will review the Mortgage Files on behalf of the Trustee within 180 days of the Closing Date. If the custodian discovers a Material Defect, its custodian, on behalf of the Trustee, shall notify the Mortgage Loan Seller of such Material Defect. The Mortgage Loan Seller shall correct or cure any such Material Defect within 90 days from the date of notice of the Material Defect and if the Mortgage Loan Seller does not correct or cure such Material Defect within such period and such defect materially and adversely affects the interests of the Certificateholders in the related Mortgage Loan, the Mortgage Loan Seller will, within 90 days of the date of notice, provide the Trustee with a substitute Mortgage Loan (if within two years of the Closing Date) or purchase the related Mortgage Loan at the applicable Repurchase Price.

      The "Repurchase Price" means, with respect to any Mortgage Loan required to be repurchased, an amount equal to (i) 100% of the Outstanding Principal Balance of such Mortgage Loan plus accrued but unpaid interest on the Outstanding Principal Balance at the related Mortgage Rate through and including the last day of the month of repurchase reduced by

(ii) any portion of the Servicing Fee or advances payable to the purchaser of the Mortgage Loan.

      As of any time of determination, the "Outstanding Principal Balance" of a Mortgage Loan is the principal balance of such Mortgage Loan remaining to be paid by the Mortgagor or, in the case of an REO Property, the principal balance of the related Mortgage Loan remaining to be paid by the Mortgagor at the time such property was acquired by the Trust.

Representations and Warranties

      EMC will assign to SAMI the representations and warranties made by the Servicers in the Servicing Agreements and the representations and warranties made by the Originators and E*TRADE Bank in the Assignment Agreements or Purchase Agreements. In addition, EMC will represent as of the Closing Date that no event has occurred from August 21, 2001 to the Closing Date which would render the representations and warranties as to the related Mortgage Loans to be untrue in any material respect. As of the Closing Date, the Trustee will be assigned all right, title and interest in the Mortgage Loan Purchase Agreement, the Assignment Agreements and the Servicing Agreements insofar as they relate to such representations and warranties, as well as the remedies provided for breach of such representations and warranties.

      The representations and warranties of the related Originator, EMC or E*TRADE Bank with respect to the Mortgage Loans primarily include the following:

      (a) The information set forth in the Mortgage Loan Schedule was true, complete and correct in all material respects as of the date such representation was made;

      (b) Immediately prior to the sale of the Mortgage Loans pursuant to the related Purchase Agreement or the Mortgage Loan Purchase Agreement, the Originator, EMC or E*TRADE Bank, as applicable, was the sole owner of record and holder of the Mortgage Loans. As of the Closing Date or as of another specified date, the Mortgage Loans were not assigned or pledged, and the Originator, EMC or E*TRADE Bank, as applicable, had good and marketable title thereto, and had full right to transfer and sell the Mortgage Loans therein free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest, and had full right and authority subject to no interest or participation of, or agreement with, any other party, to sell and assign each Mortgage Loan pursuant to the Assignment Agreements, Purchase Agreements or Mortgage Loan Purchase Agreement, as applicable; and

      (c) As of the date of the related agreement, none of the Mortgage Loans were thirty (30) days or more delinquent; there was no material event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach or event of acceleration; and neither the related Originator, EMC or E*TRADE Bank nor any of their respective affiliates has taken any action to waive any default, breach or event of acceleration; no foreclosure action is threatened or has been commenced with respect to the Mortgage Loan.

      In the case of a breach of any representation or warranty set forth above which materially and adversely affects the value of the interests of Certificateholders or the Trustee in any of the Mortgage Loans, within 90 days from the date of discovery or notice from the Trustee, SAMI, the Securities Administrator or EMC, EMC, E*TRADE Bank or the related Originator will (i) cure such breach in all material respects, (ii) provide the Trustee with a substitute Mortgage Loan (if within two years of the Closing Date) or (iii) purchase the related Mortgage Loan at the applicable Repurchase Price. If EMC or the related Originator fails to remedy any such breach in accordance with the foregoing, within 90 days from the date of discovery or notice from the Trustee or SAMI, E*TRADE Bank or the related Originator, as applicable, will remedy such breach in accordance with the previous sentence. The obligations of E*TRADE Bank or the related Originator to cure, purchase or substitute shall constitute the Trustee's sole and exclusive remedy respecting a breach of such representations and warranties.

Collection and Other Servicing Procedures

      The applicable Servicers will use their reasonable efforts to ensure that all payments required under the terms and provisions of the Mortgage Loans are collected, and shall follow collection procedures comparable to the collection procedures of prudent mortgage lenders servicing mortgage loans for their own account, to the extent such procedures shall be consistent with the Servicing Agreements and the Supplemental PMI Policy. Consistent with the foregoing, the Servicers may in their discretion waive, modify, or vary or permit to be waived, modified or varied, any term of any Mortgage Loan. However, unless the related Mortgagor is in imminent default with respect to the Mortgage Loan, or such default is, in the judgment of the Servicers, imminent, and the Servicers have the consent of the Trustee, the Servicers shall not enter into any payment plan or agreement to modify payments with a Mortgagor lasting more than six months or permit any modification with respect to any Mortgage Loan that would change the interest rates, any interest rate cap or the related Gross Margin, defer or forgive the payment of any principal or interest, change the outstanding principal amount or extend the final maturity date. In the event the Servicers shall consent to the deferment of due dates for payments due on a Mortgage Note, the Servicers shall nonetheless continue to make advances as described herein to the same extent as if such installment were due, owing and delinquent and had not been deferred, but the obligation of the Servicers to advance shall apply only to the extent that the Servicers believe, in good faith, that such advances are recoverable from future payments on any Mortgage Loan.

      If a Mortgaged Property has been or is about to be conveyed by the Mortgagor and the Servicers have knowledge thereof, the Servicers will accelerate the maturity of the Mortgage Loan, to the extent permitted by the terms of the related Mortgage Note and applicable law. If it reasonably believes that the due-on-sale clause cannot be enforced under applicable law, a Servicer may enter into an assumption agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the Mortgage Note and the Mortgagor, to the extent permitted by applicable law, remains liable thereon. The Servicers will retain any fee collected for entering into an assumption agreement, as additional servicing compensation. In regard to circumstances in which the Servicers may be unable to enforce due-on-sale clauses, see "Legal Aspects of Mortgage Loans --Due-on-Sale Clauses" in the Prospectus. In connection with any such assumption, the Mortgage Rate borne by the related Mortgage Note may not be changed.

      The Servicers will establish and maintain, in addition to the Protected Account described under "--Protected Account," one or more accounts in a depository institution the deposits of which are insured by the FDIC to the maximum extent permitted by law. The Servicers will deposit and retain therein all collections from the Mortgagors for the payment of taxes, assessments, insurance premiums, or comparable items as agent of the Mortgagors as provided in the Servicing Agreements. Each Protected Account and the investment of deposits therein ("Permitted Investments") shall comply with the requirements of the Servicing Agreements and shall meet the requirements of the Rating Agencies. Withdrawals of amounts from the Protected Accounts may be made only to effect timely payment of taxes, assessments, insurance premiums, or comparable items, to reimburse the Master Servicer for any advances made with respect to such items, to refund to any Mortgagors any sums as may be determined to be overages, to pay interest, if required, to Mortgagors on balances in the Protected Accounts, to pay earnings not required to be paid to Mortgagors to the Servicers, or to clear and terminate the Protected Accounts at or at any time after the termination of the Servicing Agreements.

      The Servicers will maintain errors and omissions insurance and fidelity bonds in certain specified amounts.

Hazard Insurance

      The Servicers will maintain and keep, or cause to be maintained and kept, with respect to each Mortgage Loan, other than a loan secured by a condominium unit, in full force and effect for each Mortgaged Property a hazard insurance policy equal to at least the lesser of the Outstanding Principal Balance of the Mortgage Loan or the maximum insurable value of the improvements securing such Mortgage Loan and containing a standard mortgagee clause; provided, however, that the amount of the hazard insurance may not be less than the amount necessary to prevent loss due to the application of any co-insurance provision of the related policy. Any amounts collected by the Servicers under any such hazard insurance policy (other than amounts to be applied to the restoration or repair of the Mortgaged Property or amounts released to the Mortgagor in accordance with normal servicing procedures) shall be deposited in a Protected Account. Any cost incurred in maintaining any such hazard insurance policy shall not be added to the amount owing under the Mortgage Loan for the purpose of calculating monthly distributions to Certificateholders, notwithstanding that the terms of the Mortgage Loan so permit. Such costs shall be recoverable by the related Servicer out of related late payments by the Mortgagor or out of Insurance Proceeds or Liquidation Proceeds or any other amounts in the related Protected Account. The right of the Servicer to reimbursement for such costs incurred will be prior to the right of Master Servicer to receive any related Insurance Proceeds or Liquidation Proceeds or any other amounts in the related Protected Account.

      In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Although the policies relating to the Mortgage Loans will be underwritten by different insurers and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by state law. Such policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mud flows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism and malicious mischief. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive.

      Hazard insurance policies covering properties similar to the Mortgaged Properties typically contain a clause which in effect requires the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clause provides that the insurer's liability in the event of partial loss does not exceed the greater of (i) the replacement cost of the improvements less physical depreciation, or (ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

      Since the amount of hazard insurance to be maintained on the improvements securing the Mortgage Loans may decline as the principal balances owing thereon decrease, and since residential properties have historically appreciated in value over time, in the event of partial loss, hazard insurance proceeds may be insufficient to restore fully the damaged property.

      Where the property securing a Mortgage Loan is located at the time of origination in a federally designated flood area, the Servicers will cause with respect to such Mortgage Loan flood insurance to the extent available and in accordance with industry practices to be maintained. Such flood insurance will be in an amount equal to the lesser of (i) the Outstanding Principal Balance of the related Mortgage Loan and (ii) the minimum amount required under the terms of coverage to compensate for any damage or loss on a replacement cost basis, but not more than the maximum amount of such insurance available for the related Mortgaged Property under either the regular or emergency programs of the National Flood Insurance Program (assuming that the area in which such Mortgaged Property is located is participating in such program).

      The Servicers, on behalf of the Trustee and Certificateholders, will present claims to the insurer under any applicable hazard insurance policy. As set forth above, all collections under such policies that are not applied to the restoration or repair of the related Mortgaged Property or released to the Mortgagor in accordance with normal servicing procedures are to be deposited in a Protected Account. The Servicers is required to deposit in a Protected Account the amount of any deductible under a blanket hazard insurance policy.

Realization Upon Defaulted Mortgage Loans

      The Servicers will take such action as they deem to be in the best interest of the Trust with respect to Defaulted Mortgage Loans and foreclose upon or otherwise comparably convert the ownership of properties securing Defaulted Mortgage Loans as to which no satisfactory collection arrangements can be made. To the extent set forth in the Servicing Agreements or the Supplemental PMI Policy, the Servicers will service the property acquired by the Trust through foreclosure or deed-in-lieu of foreclosure in accordance with procedures that the Master Servicer employs and exercises in servicing and administering mortgage loans for its own account and which are in accordance with accepted mortgage servicing practices of prudent lending institutions and Fannie Mae guidelines.

      Since Insurance Proceeds cannot exceed deficiency claims and certain expenses incurred by the Servicers, no insurance payments will result in a recovery to Certificateholders which exceeds the principal balance of the Defaulted Mortgage Loan together with accrued interest thereon at its Net Rate.

Servicing Compensation and Payment of Expenses

      The Master Servicer will be entitled to compensation (the "Master Servicer Compensation") equal to investment income earned on funds in the Master Servicer Collection Account and the Distribution Account. Each of the Servicers will be entitled to receive a fee (the "Servicing Fee") as compensation for its activities under the related Servicing Agreement equal to the Servicing Fee Rate multiplied by the Scheduled Principal Balance of each Mortgage Loan as of the Due Date in the month preceding the month in which such Distribution Date occurs. The "Servicing Fee Rate" for each Mortgage Loan serviced by GMACM will be 0.250% to 0.375% per annum, for each Mortgage Loan serviced by WMBFA will be 0.250% per annum, for each Mortgage Loan serviced by Cendant will be 0.250% to 1.125% per annum, for each Mortgage Loan serviced by Countrywide will be 0.250% per annum (which will increase to 0.375% per annum after the first Interest Adjustment Date for the related Mortgage Loan), and for each Mortgage Loan serviced by National City will be 0.250% per annum. However, Interest Shortfalls on the Mortgage Loans resulting from prepayments in full in any calendar month will be offset by the Master Servicer or the related Servicer on the Distribution Date in the following calendar month to the extent of Compensating Interest Payments as described herein.

      In addition to the primary compensation described above, the applicable Servicer will retain all prepayment charges and penalties, if any, assumption fees, tax service fees, fees for statement of account payoff and late payment charges, all to the extent collected from Mortgagors.

      The applicable Servicer will pay all related expenses incurred in connection with its servicing responsibilities (subject to limited reimbursement as described herein).

The Protected Accounts

      The Servicers will establish and maintain one or more accounts (the "Protected Accounts") into which they will deposit daily all collections of principal and interest on any Mortgage Loans, including principal prepayments, Insurance Proceeds, Liquidation Proceeds, the Repurchase Price for any Mortgage Loans repurchased, and advances made from the Servicer's own funds (less the Servicing Fee). All Protected Accounts and amounts at any time credited thereto shall comply with the requirements of the Servicing Agreements and shall meet the requirements of the Rating Agencies.

The Master Servicer Collection Account

      The Master Servicer shall establish and maintain in the name of the Trustee, for the benefit of the Certificateholders, an account (the "Master Servicer Collection Account") into which it will deposit amounts received from each Servicer and advances (to the extent required to make advances) made from the Master Servicer's own funds (less the Master Servicer's expenses, as provided in the Agreement). The Master Servicer Collection Account and amounts at any time credited thereto shall comply with the requirements of the Agreement and shall meet the requirements of the Rating Agencies. The Master Servicer will deposit in the Master Servicer Collection Account, as received, the following amounts:

            (i) Any amounts withdrawn from a Protected Account or other permitted account;

            (ii) Any Monthly Advance and Compensating Interest Payments;

            (iii) Any Insurance Proceeds or Liquidation Proceeds received by the Master Servicer which were not deposited in a Protected Account or other permitted account;

            (iv) The Repurchase Price with respect to any Mortgage Loans repurchased and all proceeds of any Mortgage Loans or property acquired in connection with the optional termination of the Trust;

            (v) Any amounts required to be deposited with respect to losses on Permitted Investments; and

            (vi) Any other amounts received by or on behalf of the Master Servicer or the Trustee and required to be deposited in the Master Servicer Collection Account pursuant to the Agreement.

The Distribution Account

      The Trustee shall establish and maintain in the name of the Trustee, for the benefit of the Certificateholders, an account (the "Distribution Account"), into which on the day prior to each Distribution Date, all Available Funds in the Master Servicer Collection Account for such Distribution Date will be transferred by the Master Servicer. All amounts deposited to the Distribution Account shall be held in the name of the Trustee in trust for the benefit of the Certificateholders in accordance with the terms and provisions of the Agreement. The amount at any time credited to the Distribution Account shall be in general
(i) fully insured by the FDIC to the maximum coverage provided thereby or (ii) invested in the name of the Trustee, in such Permitted Investments selected by the Master Servicer or deposited in demand deposits with such depository institutions as selected by the Master Servicer, provided that time deposits of such depository institutions would be a Permitted Investment. The Master Servicer will be entitled to any amounts earned on Permitted Investments in the Distribution Account.

      On each Distribution Date, the Trustee shall make the following payments from the funds in the Distribution Account:

            (i) First, the Supplemental PMI Insurance Premium shall be paid to the Supplemental PMI Insurer; and

            (ii) Second, the amount distributable to the Certificateholders shall be paid in accordance with the provisions set forth under "Description of the Certificates-Distributions on the Certificates."

Certain Matters Regarding the Master Servicer

      The Agreement will generally provide that the Master Servicer may not resign from its obligations and duties thereunder, except upon determination, evidenced by an opinion of counsel to such effect, that the performance of such duties is no longer permissible under applicable law. No such resignation will become effective until the Trustee or a successor has assumed the obligations and duties of the Master Servicer to the extent required under the Agreement. The Master Servicer, however, has the right, with the written consent of the Trustee (which consent will not be unreasonably withheld), to assign, sell or transfer its rights and delegate its duties and obligations under the Agreement; provided that the purchaser or transferee accepting such assignment, sale, transfer or delegation is qualified to service mortgage loans for Fannie Mae or Freddie Mac and shall satisfy the other requirements listed in the Agreement with respect to the qualifications of such purchaser or transferee.

      The Agreement will generally provide that neither the Master Servicer nor any of its directors, officers, employees and agents shall be under any liability to the Trustee for taking any action or for refraining from taking any action in good faith pursuant to the Agreement, or for errors in judgment made in good faith; provided, however, that neither the Master Servicer nor any such person will be protected against any breach of warranties or representations made in the Agreement or any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of the Master Servicer's duties or by reason of reckless disregard of the Master Servicer's obligations and duties thereunder. In addition, the Agreement will provide that the Master Servicer is under no obligation to appear in, prosecute or defend any legal action which is not incidental to its duties and which in its opinion may involve it in any expense or liability. The Master Servicer may, however, with the consent of the Trustee, undertake any such action which it may deem necessary or desirable in respect of the Agreement and the rights and duties of the parties thereto. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the accounts thereunder, and the Master Servicer will be entitled to be reimbursed therefor from the related accounts.

      Any corporation into which the Master Servicer may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Master Servicer is a party, or any corporation succeeding to the business of the Master Servicer will be the successor of the Master Servicer under the Agreement, provided that any such successor to the Master Servicer shall be qualified to service Mortgage Loans on behalf of Fannie Mae or Freddie Mac.

      EMC will have certain rights with respect to the Agreement in respect of the Master Servicer, including the selection of a new Master Servicer in the event of a default by Wells Fargo. EMC may also terminate the Master Servicer without cause, upon payment of a termination fee, provided that no such termination will become effective until a successor master servicer has assumed the master servicer's obligations and duties under the Agreement.

Events of Default

      "Events of Default" under the Agreement consist of (i) failure by the Master Servicer to cause to be deposited in the Distribution Account amounts required to be deposited by the Master Servicer pursuant to the Agreement, and such failure continues unremedied for two Business Days after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer, (ii) failure by the Master Servicer to observe or perform in any material respect any other material covenants and agreements set forth in the Agreement to be performed by it, and such failure continues unremedied for 60 days after the date on which written notice of such failure has been given to the Master Servicer by the Trustee,
(iii) the entry against the Master Servicer of a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days, (iv) consent by the Master Servicer to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Master Servicer or substantially all of its property, or (v) admission by the Master Servicer in writing of its inability to pay its debts generally as they become due, filing of a petition to take advantage of any applicable insolvency or reorganization statute, any assignment for the benefit of its creditors, or voluntary suspension of payment of its obligations.

      In each and every such case, so long as such Event of Default with respect to the Master Servicer shall not have been remedied, the Trustee or the holders of Certificates aggregating ownership of not less than 51% of the Trust may in each case by notice in writing to the Master Servicer (and to the Trustee if given by such Certificateholders), with a copy to the Rating Agencies, terminate all of the rights and obligations (but not the liabilities accruing prior to the date of termination) of the Master Servicer under the Agreement and in and to the Mortgage Loans serviced by the Master Servicer and the proceeds thereof. Upon the receipt by the Master Servicer of such written notice, all authority and power of the Master Servicer under the Agreement, whether with respect to the Certificates, the Mortgage Loans or under any other related agreements (but only to the extent that such other agreements relate to the Mortgage Loans) shall, subject to the provisions of the Agreement and to bankruptcy insolvency or similar laws, if applicable, automatically and without further action pass to and be vested in the Trustee.

      Upon the receipt by the Master Servicer of a notice of termination or an opinion of counsel to the effect that the Master Servicer is legally unable to act or to delegate its duties to a person which is legally able to act, the Trustee shall automatically become the successor in all respects to the Master Servicer in its capacity under the Agreement and the transactions set forth or provided for therein and shall thereafter be subject to all the responsibilities, duties, liabilities and limitations on liabilities relating thereto placed on the Master Servicer by the terms and provisions hereof; provided, however, that the Trustee (i) shall be under no obligation to repurchase any Mortgage Loan; and (ii) shall have no obligation whatsoever with respect to any liability incurred by the Master Servicer at or prior to the time of receipt by the Master Servicer of such notice or of such opinion of counsel. As compensation therefor, the Trustee shall be entitled to all funds relating to the Mortgage Loans which the Master Servicer would have been entitled to retain if the Master Servicer had continued to act as such, except for those amounts due the Master Servicer as reimbursement for advances previously made or expenses previously incurred. Notwithstanding the above, the Trustee may, if it shall be unwilling so to act, or shall, if it is legally unable so to act, appoint, or petition a court of competent jurisdiction to appoint, any established housing and home finance institution which is a Fannie Mae or Freddie Mac approved servicer as the successor to the Master Servicer under the Agreement in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer under the Agreement. Pending appointment of a successor to the Master Servicer under the Agreement, the Trustee shall act in such capacity as provided under the Agreement. In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the Trustee as provided above, and that such successor shall undertake and assume the obligations of the Trustee to pay compensation to any third person acting as an agent or independent contractor in the performance of master servicing responsibilities under the Agreement. Notwithstanding the foregoing, in the case of such appointment and assumption, the Trustee will be entitled to reimbursement for any costs and expenses incurred in connection with the appointment of such successor master servicer.

Monthly Advances

      If the scheduled payment on a Mortgage Loan which was due on a related Due Date is delinquent other than as a result of application of the Relief Act, the applicable Servicer will remit to the Master Servicer on the Servicer Remittance Date an amount equal to such delinquency, net of the Servicing Fee Rate except to the extent the Servicer determines any such advance to be nonrecoverable from Liquidation Proceeds, Insurance Proceeds or from future payments on the Mortgage Loan for which such advance was made. Subject to the foregoing, such advances will be made by the Servicers or related subservicers through liquidation of the related Mortgaged Property. Failure by the applicable Servicer to remit any required advance, which failure goes unremedied for the days specified in the Agreement, would constitute an event of default under the related Servicing Agreement (or applicable subservicing agreement). Such event of default shall then obligate the Master Servicer to advance such amounts to the Distribution Account to the extent provided in the Agreement. Any failure of the Master Servicer to make such advances would constitute an Event of Default as discussed under "--Events of Default" above. The Trustee, as successor master servicer, will be required to make an advance which the Master Servicer is required to make but fails to do so.

Reports to Certificateholders

      On each Distribution Date, the Securities Administrator will make available a report setting forth certain information with respect to the composition of the payment being made, the Current Principal Amount of an individual Certificate following the payment and certain other information relating to the Certificates and the Mortgage Loans (and, at its option, any additional files containing the same information in an alternative format), to be provided to each holder of Certificates and the Rating Agencies via the Securities Administrator's internet website. The Securities Administrator's internet website will initially be located at "www.ctslink.com". Assistance in using the website can be obtained by calling the Securities

Administrator's customer service desk at (301) 815-6600. Parties that are unable to use the above distribution options are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk and indicating such. The Securities Administrator will have the right to change the way such reports are distributed in order to make such distribution more convenient and/or more accessible to the above parties, and the Securities Administrator will provide timely and adequate notification to all above parties regarding any such changes.

Countrywide Optional Repurchase

      Countrywide or its designee may repurchase from the trust all Mortgage Loans serviced by it (the "Countrywide Mortgage Loans") when the aggregate Scheduled Principal Balance of these Mortgage Loans is less than 10% of their principal balance as of the time they were sold to the Mortgage Loan Seller at a price equal to the aggregate principal balance thereof plus accrued interest to the date of repurchase. The aggregate Stated Principal Balance of the Countrywide Mortgage Loans as of the Cut-off Date is approximately $158,378,028, and Countrywide may purchase these Mortgage Loans when their aggregate Stated Principal Balance is reduced to approximately $15,996,835. Any such purchase will be treated as a prepayment in full of these Mortgage Loans.

Termination

      The obligations of the Trustee, the Master Servicer and the Securities Administrator created by the Agreement will terminate upon (i) the later of the making of the final payment or other liquidation, or any advance with respect thereto, of the last Mortgage Loan subject thereto or the disposition of all property acquired upon foreclosure or acceptance of a deed in lieu of foreclosure of any such Mortgage Loans and (ii) the payment to Certificateholders of all amounts required to be paid to them pursuant to such Agreement.

      On any Distribution Date on which the aggregate Scheduled Principal Balance of the Mortgage Loans is less than 10% of the aggregate Scheduled Principal Balance as of the Cut-off Date of the Mortgage Loans, SAMI or its designee may repurchase from the Trust all Mortgage Loans remaining outstanding and any REO Property remaining in the Trust at a purchase price equal to (a) the unpaid principal balance of such Mortgage Loans (other than Mortgage Loans related to REO Property), net of the principal portion of any unreimbursed Monthly Advances made by the purchaser, plus accrued but unpaid interest thereon at the applicable Mortgage Rate to, but not including, the first day of the month of repurchase, plus (b) the appraised value of any REO Property, less the good faith estimate of the Master Servicer of liquidation expenses to be incurred in connection with its disposal thereof (but not more than the unpaid principal balance of the related Mortgage Loan, together with accrued but unpaid interest on that balance at the applicable Mortgage Rate, but not including the first day of the month of repurchase). Any such repurchase will result in the retirement of all or a portion of the Certificates. The Trust may also be terminated and the Certificates retired on any Distribution Date upon SAMI's determination, based upon an opinion of counsel, that the status of the Trust Fund as a REMIC has been lost or that a substantial risk exists that such status will be lost for the then current taxable year.

The Trustee

      The Trustee may resign at any time, in which event the Seller will be obligated to appoint a successor Trustee. The Seller may also remove the Trustee if the Trustee ceases to be eligible to continue as such under the Agreement, if the Trustee becomes incapable of acting, bankrupt, insolvent or if a receiver or public officer takes charge of the Trustee or its property, or if the credit rating of the Trustee falls below certain levels. Upon such resignation or removal of the Trustee, the Seller will be entitled to appoint a successor Trustee. The Trustee may also be removed at any time by the holders of Certificates evidencing ownership of not less than 51% of the Trust. In the event that the Certificateholders remove the Trustee, the compensation of any successor Trustee shall be paid by the Certificateholders to the extent that such compensation exceeds the amount agreed to by the Seller and the Trustee. Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until acceptance of the appointment by the successor Trustee.

The Securities Administrator

      The Securities Administrator may resign at any time, in which event the Trustee will be obligated to appoint a successor Securities Administrator. The Trustee may also remove the Securities Administrator if the Securities Administrator ceases to be eligible to continue as such under the Agreement or if the Securities Administrator becomes incapable of acting, bankrupt, insolvent or if a receiver or public officer takes charge of the Securities Administrator or its property. Upon such resignation or removal of the Securities Administrator, the Trustee will be entitled to appoint a successor Securities Administrator. The Securities Administrator may also be removed at any time by the holders of Certificates evidencing ownership of not less than 51% of the Trust. In the event that the Certificateholders remove the Securities Administrator, the compensation of any successor Securities Administrator shall be paid by the Certificateholders to the extent that such compensation exceeds the amount agreed to by the Trustee and the Securities Administrator. Any resignation or removal of the Securities Administrator and appointment of a successor Securities Administrator will not become effective until acceptance of the appointment by the successor Securities Administrator.

                       FEDERAL INCOME TAX CONSIDERATIONS

      Upon the issuance of the Offered Certificates, Thacher Proffitt & Wood, counsel to the Seller, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the Agreement, for federal income tax purposes, the Trust Fund will qualify as three REMICs under the Internal Revenue Code of 1986 (the "Code"). The Certificates (other than the Residual Certificates) will be designated as regular interests in a REMIC and are herein referred to as the "Regular Certificates" or the "REMIC Regular Certificates." The Class R-I, Class R-II and Class R-III Certificates will be designated as the residual interest in each REMIC and are herein referred to as the "Residual Certificates" or the "REMIC Residual Certificates". All Certificateholders are advised to see "Federal Income Tax Consequences" in the Prospectus for a discussion of the anticipated federal income tax consequences of the purchase, ownership and disposition of the REMIC Regular Certificates and the REMIC Residual Certificates.

      Because the Regular Certificates will be considered regular interests in a REMIC, they generally will be taxable as debt obligations under the Code, and interest paid or accrued on the Regular Certificates, including original issue discount with respect to any Regular Certificates issued with original issue discount, will be taxable to Certificateholders in accordance with the accrual method of accounting, regardless of their usual method of accounting. For federal income tax purposes, the Class B-3 Certificates will, and all other Offered Certificates which are Regular Certificates will not, be issued with original issue discount. See "Federal Income Tax Consequences--REMIC Regular Securities--Original Issue Discount" in the Prospectus. The Internal Revenue Service, or IRS, has issued OID regulations under Sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount (the "OID Regulations"). All purchasers of REMIC Regular Certificates are urged to consult their tax advisors for advice regarding the effect, in any, of the original issue discount provisions and regulations on the purchase of the Regular Certificates. The prepayment assumption that will be used in determining the rate of accrual of original issue discount with respect to the Certificates is 25% CPR. The prepayment assumption represents a rate of payment of unscheduled principal on a pool of mortgage loans, expressed as an annualized percentage of the outstanding principal balance of such mortgage loans at the beginning of each period. See "Yield and Prepayment Considerations--Prepayment Model" herein for a description of the prepayment assumption model used herein. However, no representation is made as to the rate at which prepayments actually will occur.

      In certain circumstances the OID Regulations permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the issuer. Accordingly, it is possible that the holder of a Regular Certificate may be able to select a method for recognizing original issue discount that differs from that used by the Trustee in preparing reports to the Certificateholders and the IRS.

      Certain Classes of the Offered Certificates that are Regular Certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of such a Class of Certificates will be treated as holding a certificate with amortizable bond premium will depend on such Certificateholder's purchase price and the distributions remaining to be made on such Certificate at the time of its acquisition by such Certificateholder. Holders of such Classes of Certificates should consult their tax advisors regarding the possibility of making an election to amortize such premium. See "Federal Income Tax Consequences--REMIC Regular Certificates-- Original Issue Discount" and "--Premium" in the Prospectus.

Special Tax Considerations Applicable to Residual Certificates

      The Residual Certificates generally will not be treated as evidences of indebtedness for federal income tax purposes. Instead, the Residual Certificates will be treated as residual interests in each REMIC, representing rights to the taxable income or net loss of each REMIC. Holders of the Residual Certificates will be required to report and will be taxed on their pro rata share of such income or loss, and such reporting requirements will continue until there are no Certificates of any Class outstanding, even though holders of Residual Certificates previously may have received full payment of any stated interest and principal. The taxable income of holders of the Residual Certificates attributable to the Residual Certificates may exceed any principal and interest payments received by such Certificateholders during the corresponding period, which would result in a negligible (or even negative) after-tax return, in certain circumstances. Furthermore, because the tax on income may exceed the cash distributions with respect to the earlier accrual periods of the term of the REMIC, Residual Certificateholders should have other sources of funds sufficient to pay any federal income taxes due in the earlier years of the REMIC's term as a result of their ownership of the Residual Certificates.

      An individual, trust or estate that holds (whether directly or indirectly through certain pass-through entities) a Residual Certificate may have significant additional gross income with respect to, but may be subject to limitations on the deductibility of, the Servicing Fee and other administrative expenses properly allocable to the REMIC in computing such Certificateholder's regular tax liability and will not be able to deduct such fees or expenses to any extent in computing such Certificateholder's alternative minimum tax liability. Such expenses will be allocated for federal income tax information reporting purposes entirely to the Residual Certificates. See "Federal Income Tax Consequences--REMIC Residual Certificates" and "--REMIC Residual Certificates--Mismatching of Income and Deductions; Excess Inclusions" in the Prospectus.

      The IRS has issued proposed changes to the REMIC regulations that would add to the conditions necessary to assure that a transfer of a noneconomic residual interest would be respected. The proposed additional condition would require that the amount received by the transferee be no less on a present value basis than the present value of the net tax detriment attributable to holding a residual interest reduced by the present value of the projected payments to be received on the residual interest. The change is proposed to be effective for transfers of residual interests occurring after February 4, 2000. In Revenue Procedure 2001-12, pending finalization of the new regulations, the IRS has expanded the "safe harbor" for transfers of non-economic residual interests to include certain transfers to domestic taxable corporations with large amounts of gross and net assets where agreement is made that all future transfers will be to taxable domestic corporations in transactions that qualify for one of the "safe harbor" provisions. Eligibility for this safe harbor requires, among other things, that the facts and circumstances known to the transferor at the time of transfer not indicate to a reasonable person that the taxes with respect to the residual interest will not be paid, with an unreasonably low cost for the transfer specifically mentioned as negating eligibility. The changes would be effective for transfers of residual interests occurring after February 4, 2000.

Characterization of the Offered Certificates

      The Offered Certificates (including the Residual Certificates) will be treated as "regular" or "residual interests in a REMIC" for domestic building and loan associations, and "real estate assets" for real estate investment trusts ("REITs"), subject to the limitations described in "Federal Income Tax Consequences--REMIC Securities--Status of REMIC Securities" in the Prospectus. Similarly, interest on the Offered Certificates will be considered "interest on obligations secured by mortgages on real property" for REITs, subject to the limitations described in "Federal Income Tax Consequences--REMIC Securities--Status of REMIC Securities" in the Prospectus.

                              ERISA CONSIDERATIONS

      Fiduciaries of employee benefit plans subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") should consider the ERISA fiduciary investment standards before authorizing an investment by a plan in the Certificates. In addition, fiduciaries of employee benefit plans subject to Title I of ERISA, as well as certain plans or other retirement arrangements not subject to ERISA, but which are subject to Section 4975 of the Code (such as individual retirement accounts and Keogh plans covering only a sole proprietor, or partners), or any entity whose underlying assets include plan assets by reason of a plan or account investing in such entity, including an insurance company general account (collectively, "Plan(s)"), should consult with their legal counsel to determine whether an investment in the Certificates will cause the assets of the Trust ("Trust Assets") to be considered plan assets pursuant to the plan asset regulations set forth at 29 C.F.R. ss. 2510.3-101 (the "Plan Asset Regulations"), thereby subjecting the Plan to the prohibited transaction rules with respect to the Trust Assets and the Trustee, the Master Servicer or the Servicers to the fiduciary investments standards of ERISA, or cause the excise tax provisions of Section 4975 of the Code to apply to the Trust Assets, unless an exemption granted by the Department of Labor applies to the purchase, sale, transfer or holding of the Certificates.

      On November 13, 2000, the Department of Labor amended Prohibited Transaction Exemption 90-30 (the "Exemption") issued to the Underwriter to permit a pass-through certificate, whether senior or subordinate, representing beneficial ownership in a trust primarily consisting of residential or home equity loans that have loan-to-value ratios of 100% or less to be purchased and held by or on behalf of, or with plan assets of, a plan so long as that certificate is rated "BBB-" or better at the time of purchase. See Prohibited Transaction Exemption 2000-58, 65 Fed. Reg. 67765 (November 13, 2000). Accordingly, the exemptive relief provided by the Exemption may be available with respect to the purchase or holding of the Offered Certificates (other than the Residual Certificates), but such availability depends, in part, upon facts unknown to SAMI or which it cannot control, such as those relating to the circumstances of the Plan purchaser or the Plan fiduciary making the decision to purchase such Class of Offered Certificates. Therefore, before purchasing such Offered Certificate, a fiduciary of a Plan should make its own determination as to the availability of exemptive relief provided by the Exemption (including the requirement that such Certificates be rated "BBB-" or better at the time of purchase) or the availability of any other prohibited transaction exemptions, and whether the conditions of any such exemption will be applicable to such Certificates. See "ERISA Considerations" in the Prospectus.

      Because the exemptive relief afforded by the Exemption or any similar exemption that may be available will not likely apply to the purchase, sale or holding of the Residual Certificates, no Residual Certificate or any interest therein may be acquired or held by any Plan, any Trustee or other person acting on behalf of any Plan, or any other person using plan assets to effect such acquisition or holding-- a plan investor--unless the transferee provides the Seller, the Master Servicer and the Trustee with an opinion of counsel satisfactory to those entities, which opinion will not be at the expense of those entities, that the purchase of the Residual Certificates by or on behalf of the plan investor will not constitute or result in the assets of the Trust being deemed to be "plan assets" subject to the prohibited transactions provisions of ERISA or Code Section 4975 and will not subject the Seller, the Master Servicer or the Trustee to any obligation in addition to those undertaken in the Pooling and Servicing Agreement. Each beneficial owner of a Residual Certificate or any interest therein, unless it has provided the above opinion of counsel, shall be deemed to have represented, by virtue of its acquisition or holding of that certificate or interest therein, that it is not a plan investor.

      Any Plan fiduciary which proposes to cause a Plan to purchase Residual Certificates should consult with its own counsel with respect to the potential consequences under ERISA and the Code of the Plan's acquisition and ownership of such Certificates. Assets of a Plan should not be invested in the Certificates unless it is clear that the Exemption or any other prohibited transaction exemption will apply and exempt all potential prohibited transactions.

      A governmental plan as defined in Section 3(32) of ERISA is not subject to ERISA, or Code Section 4975.

However, such governmental plan may be subject to Federal, state and local law, which is, to a material extent, similar to the provisions of ERISA or a Code
Section 4975 ("Similar Law"). A fiduciary of a governmental plan should make its own determination as to the propriety of such investment under applicable fiduciary or other investment standards, and the need for and the availability of any exemptive relief under any Similar Law.

      The sale of any Certificates to a Plan is in no respect a representation by the Underwriter that such an investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan or that such an investment is appropriate for Plans generally or any particular Plan.

                                LEGAL INVESTMENT

      The Senior, Class A-3 and Class B-1 Certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA") so long as they are rated in one of the two highest rating categories by a nationally recognized statistical rating organization and, as such, will be legal investments for certain entities to the extent provided in SMMEA, subject to state laws overriding SMMEA. Certain states have enacted legislation overriding the legal investment provisions of SMMEA. It is not anticipated that the remaining Classes of Certificates will be so rated in one of the two highest rating categories and therefore will not constitute "mortgage related securities" under SMMEA (the "Non-SMMEA Certificates"). The appropriate characterization of the Non-SMMEA Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase Non-SMMEA Certificates, may be subject to significant interpretive uncertainties.

      The Office of Thrift Supervision (the "OTS") has issued Thrift Bulletin 13a, entitled "Management of Interest Rate Risk, Investment Securities, and Derivatives Activities" ("TB 13a"), which is effective as of December 1, 1998 and applies to thrift institutions regulated by the OTS. One of the primary purposes of TB 13a is to require thrift institutions, prior to taking any investment position, to (i) conduct a pre-purchase portfolio sensitivity analysis for any "significant transaction" involving securities or financial derivatives, and (ii) conduct a pre-purchase price sensitivity analysis of any "complex security" or financial derivative. For the purposes of TB 13a, "complex security" includes among other things any collateralized mortgage obligation or real estate mortgage investment conduit security, other than any "plain vanilla" mortgage pass-through security (that is, securities that are part of a single class of securities in the related pool that are non-callable and do not have any special features). Accordingly, all Classes of the Offered Certificates would likely be viewed as "complex securities." The OTS recommends that while a thrift institution should conduct its own in-house pre-acquisition analysis, it may rely on an analysis conducted by an independent third-party as long as management understands the analysis and its key assumptions. Further, TB 13a recommends that the use of "complex securities with high price sensitivity" be limited to transactions and strategies that lower a thrift institution's portfolio interest rate risk. TB 13a warns that investment in complex securities by thrift institutions that do not have adequate risk measurement, monitoring and control systems may be viewed by OTS examiners as an unsafe and unsound practice.

      All investors whose investment activities are subject to legal investment laws and regulations or to review by certain regulatory authorities may be subject to restrictions on investment in the Certificates. Any such institution should consult its own legal advisors in determining whether and to what extent there may be restrictions on its ability to invest in the Certificates. See "Legal Investment" in the Prospectus.

                     RESTRICTIONS ON PURCHASE AND TRANSFER
                          OF THE RESIDUAL CERTIFICATES

      The Residual Certificates are not offered for sale to any investor that is a "disqualified organization" as described in "Federal Income Tax
Consequences--Transfers of REMIC Residual Certificates-Tax on Disposition of REMIC Residual Certificates" and "--Restrictions on Transfer; Holding by Pass-Through Entities" in the Prospectus.

      A Residual Certificate (or interests therein) may not be transferred without the prior express written consent of the holder of the Residual Certificate who is a "Tax Matters Person" as defined in the Code and by SAMI. SAMI will not give its consent to any proposed transfer to a disqualified organization, including any publicly traded partnership. As a prerequisite to such consent to any other transfer, the proposed transferee must provide the Tax Matters Person, the Trustee and SAMI with an affidavit that the proposed transferee is not a disqualified organization or publicly traded partnership (and, unless the Tax Matters Person and SAMI consent to the transfer to a person who is not a U.S. Person (as defined below), an affidavit that it is a U.S. Person). Notwithstanding the fulfillment of the prerequisites described above, the Tax Matters Person or SAMI may withhold its consent to a transfer, but only to the extent necessary to avoid a risk of REMIC disqualification or REMIC-level tax. In the event that legislation is enacted which would subject the Trust to tax (or disqualify any REMIC as a REMIC) on the transfer of an interest in the Residual Certificate to any other person or persons, the Tax Matters Person and SAMI may, without action on the part of Holders, amend the Agreement to restrict or prohibit prospectively such transfer. A transfer in violation of the restrictions set forth herein may subject a Residual Certificateholder to taxation. See "Federal Income Tax Consequences--Transfers of REMIC Residual Certificates--Tax on Disposition of REMIC Residual Certificates" and "--Restrictions on Transfer; Holding by Pass-Through Entities" in the Prospectus. Moreover, certain transfers of a Residual Certificate that are effective to transfer legal ownership may nevertheless be ineffective to transfer ownership for federal income tax purposes, if at the time of the transfer the Residual Certificate represents a "non-economic residual interest" as defined in the REMIC Regulations and if avoiding or impeding the assessment or collection of tax is a significant purpose of the transfer. See "Federal Income Tax Consequences-Transfers of REMIC Residual Certificates" and "-Restrictions on Transfer; Holding by Pass-Through Entities" in the Prospectus. Further, unless the Tax Matters Person and SAMI consent in writing (which consent may be withheld in the Tax Matters Person's or SAMI's sole discretion), a Residual Certificate (including a beneficial interest therein) may not be purchased by or transferred to any person who is not a "United States person," as such term is defined in Section 7701(a)(30) of the Code (a "U.S. Person").

                             METHOD OF DISTRIBUTION

      Subject to the terms and conditions set forth in the Underwriting Agreement, the Offered Certificates, are being purchased from SAMI by the Underwriter upon issuance. The Underwriter is an affiliate of SAMI and EMC. The Offered Certificates will be offered by the Underwriter (only as and if issued and delivered to and accepted by the Underwriter) from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale, and the Underwriter has advised the Seller that E*TRADE Global Asset Management, Inc. (the "Dealer"), an affiliate of the Mortgage Loan Seller, proposes to also to offer a portion of the Class A Certificates, from time to time, for sale in negotiated transactions or otherwise at prices determined at the time of sale. Proceeds to SAMI are expected to be approximately 101.3% of the aggregate principal balance of the Offered Certificates, as of the Cut-off Date, plus accrued interest thereon, but before deducting expenses payable by SAMI in connection with the Offered Certificates which are estimated to be $700,000. In connection with the purchase and sale of the Offered Certificates, the Underwriter may be deemed to have received compensation from SAMI in the form of an underwriting discount. The Underwriter, the Dealer and any other dealers that participate with the Underwriter in the distribution of the Offered Certificates may be deemed to be underwriters, and any discounts or commissions received by them and any profit on the resale of the Offered Certificates by them may be deemed to be underwriter discounts or commissions, under the Securities Act.

      SAMI will indemnify the Underwriter against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments the Underwriter may be required to make in respect thereof.

      There is currently no secondary market for the Certificates and no assurances are made that such a market will develop. The Underwriter intends to establish a market in the Offered Certificates, but is not obligated to do so. Any such market, even if established, may or may not continue.

                                 LEGAL MATTERS

      Certain legal matters relating to the Certificates will be passed upon for SAMI and the Underwriter by Thacher Proffitt & Wood, New York, New York.

                                     RATING

      It is a condition to the issuance of each Class of Offered Certificates that it receives at least the ratings set forth below from Moody's, S&P and Fitch.

                                     Rating
                                     ------

Class                    Moody's                      S&P                  Fitch
-----                    -------                      ---                  -----

Class A-1                  Aaa                        AAA                   AAA
Class A-2                  Aaa                        AAA                   AAA
Class A-3                  Aaa                        AAA                   AAA
Class R-I                   --                        AAA                   AAA
Class R-II                  --                        AAA                   AAA
Class R-III                 --                        AAA                   AAA
Class B-1                  Aa2                         AA                    AA
Class B-2                   A2                          A                     A
Class B-3                 Baa2                        BBB                   BBB

      The ratings assigned by Moody's, S&P and Fitch to mortgage pass-through certificates address the likelihood of the receipt of all distributions on the mortgage loans by the related certificateholders under the agreements pursuant to which such certificates were issued. Moody's, S&P's and Fitch's ratings take into consideration the credit quality of the related mortgage pool, structural and legal aspects associated with such certificates, and the extent to which the payment stream in the mortgage pool is adequate to make payments required under such certificates. Moody's, S&P's and Fitch's ratings on such certificates do not, however, constitute a statement regarding frequency of prepayments on the mortgages.

      The ratings of the Rating Agencies do not address the possibility that, as a result of principal prepayments or recoveries Certificateholders might suffer a lower than anticipated yield. The ratings on the Residual Certificates address only the return of their principal balance and interest thereon at their respective Pass-Through Rates.

      The ratings assigned to the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the Rating Agencies.

      SAMI has not requested a rating of the Offered Certificates by any rating agency other than the Rating Agencies. However, there can be no assurance as to whether any other rating agency will rate the Offered Certificates or, in such event, what rating would be assigned to the Offered Certificates by such other rating agency. The ratings assigned by such other rating agency to the Offered Certificates may be lower than the ratings assigned by the Rating Agencies.

                         INDEX OF PRINCIPAL DEFINITIONS

Term                                                                        Page
----                                                                        ----

Accrued Certificate Interest .....................................          S-31
Aggregate Expense Rate ...........................................          S-16
Agreement ........................................................          S-18
Allocable Share ..................................................          S-35
Alternative Documentation Program ................................          S-28
Assignment Agreements ............................................          S-18
Assumed Final Distribution Dates .................................          S-39
Bankruptcy Loss ..................................................          S-36
Book-Entry Certificates ..........................................           S-5
Business Day .....................................................          S-29
Cede .............................................................          S-28
Cendant ..........................................................          S-19
Certificate Register .............................................          S-29
Certificates .....................................................     S-5, S-28
Class Prepayment Distribution Trigger ............................          S-35
Closing Date .....................................................           S-4
Code .............................................................          S-50
Compensating Interest Payments ...................................          S-32
Countrywide ......................................................          S-19
Countrywide Mortgage Loans .......................................          S-49
CPR ..............................................................          S-39
Cross-Over Date ..................................................          S-30
Current Principal Amount .........................................          S-31
Cut-off Date .....................................................           S-4
Debt Service Reduction ...........................................          S-36
Deficient Valuation ..............................................          S-36
Determination Date ...............................................          S-35
Distribution Account .............................................          S-47
DTC ..............................................................          S-28
Due Date .........................................................          S-16
Due Period .......................................................          S-33
EMC ..............................................................    S-16, S-18
ERISA ............................................................          S-51
Events of Default ................................................          S-47
Exemption ........................................................          S-51
Expanded Underwriting Guidelines .................................          S-28
FDIC .............................................................          S-20
Full Documentation Program .......................................          S-27
GM ...............................................................          S-25
GMACM ............................................................          S-19
GMACM Underwriting Guide .........................................          S-24
Gross Margin .....................................................          S-16
Group 1 Available Funds ..........................................          S-29
Group 1 Mortgage Loans ...........................................          S-16
Group 1 Senior Certificates ......................................           S-5
Group 1 Senior Optimal Principal Amount ..........................          S-33
Group 1 Senior Prepayment Percentage .............................          S-33
Group 2 Available Funds ..........................................          S-29
Group 2 Mortgage Loans ...........................................          S-16
Group 2 Senior Certificates ......................................           S-5
Group 2 Senior Optimal Principal Amount ..........................          S-33
Group 2 Senior Prepayment Percentage .............................          S-33
Group Available Funds ............................................          S-29
Index ............................................................          S-16
Insurance Fee Rate ...............................................          S-18
Insurance Proceeds ...............................................          S-35
Interest Shortfall ...............................................          S-32
Issuer ...........................................................           S-4
Liquidated Mortgage Loan .........................................          S-36
Liquidation Proceeds .............................................          S-36
Loss Allocation Limitation .......................................          S-36
Master Servicer ..................................................     S-4, S-18
Master Servicer Collection Account ...............................          S-46

Material Defect ..................................................          S-43
Maximum Lifetime Mortgage Rate ...................................          S-16
Minimum Lifetime Mortgage Rate ...................................          S-16
Monthly Payment ..................................................          S-36
Mortgage File ....................................................          S-43
Mortgage Loan Seller .............................................     S-4, S-16
Mortgagor ........................................................          S-32
National City ....................................................          S-19
Net Interest Shortfalls ..........................................          S-32
Net Liquidation Proceeds .........................................          S-36
Net Rate .........................................................          S-16
Non-SMMEA Certificates ...........................................          S-52
Offered Certificates .............................................     S-4, S-28
Offered Subordinate Certificates .................................           S-5
OID Regulations ..................................................          S-50
One-Year U.S. Treasury ...........................................          S-17
Original Senior Mezzanine and Subordinate Principal Balance ......          S-34
Originators ......................................................          S-24
Other Certificates ...............................................     S-4, S-28
OTS ..............................................................    S-20, S-52
Outstanding Principal Balance ....................................          S-44
Pass-Through Rates ...............................................          S-31
Permitted Investments ............................................          S-45
Physical Certificates ............................................           S-5
Plan Asset Regulations ...........................................          S-51
Plan(s) ..........................................................          S-51
Prepayment Period ................................................          S-34
Principal Prepayment .............................................          S-35
Protected Accounts ...............................................          S-46
Rating Agencies ..................................................          S-13
Realized Loss ....................................................          S-36
Reduced Documentation Program ....................................          S-28
Regular Certificates .............................................     S-5, S-50
REITs ............................................................          S-51
Release ..........................................................          S-17
Relief Act .......................................................          S-32
REMIC Regular Certificates .......................................          S-50
REMIC Residual Certificates ......................................          S-50
REO Property .....................................................          S-36
Repurchase Price .................................................          S-43
Repurchase Proceeds ..............................................          S-35
Residual Certificates ............................................     S-5, S-50
Scheduled Principal Balance ......................................          S-16
Seller ...........................................................           S-4
Senior Certificates ..............................................           S-5
Senior Mezzanine and Subordinate Optimal Principal Amount ........          S-34
Senior Mezzanine and Subordinate Percentage ......................          S-34
Senior Mezzanine and Subordinate Prepayment Percentage ...........          S-34
Senior Mezzanine Certificate Writedown Amount ....................          S-32
Senior Mezzanine Certificates ....................................           S-5
Senior Optimal Principal Amount ..................................          S-33
Senior Percentage ................................................          S-33
Senior Prepayment Percentage .....................................          S-33
Servicers ........................................................          S-19
Servicing Agreements .............................................          S-18
Servicing Fee ....................................................          S-46
Servicing Fee Rate ...............................................          S-46
SFR ..............................................................          S-20
Similar Law ......................................................          S-52
Six-Month LIBOR ..................................................          S-17
SMMEA ............................................................          S-52
Standard Underwriting Guidelines .................................          S-28
Stop-Loss Amount .................................................          S-18
Subordinate Certificate Writedown Amount .........................          S-31
Subordinate Certificates .........................................           S-5
Supplemental  PMI Insurance Premium ..............................          S-18
Supplemental  PMI Policy .........................................          S-17
Supplemental PMI Insurer .........................................     S-4, S-17

Supplemental PMI Policy Loan Coverage ............................          S-18
TB 13a ...........................................................          S-52
Triad ............................................................          S-17
trust ............................................................           S-4
Trust Assets .....................................................          S-51
Two-Times Test ...................................................          S-34
U.S. Person ......................................................          S-53
Wells Fargo ......................................................          S-18
WMBFA ............................................................          S-19

                                                                      APPENDIX A

                                                   Current     Remaining Term                   Initial
                                   Current       Net Mortgage    to Maturity                 Periodic Rate
Group  Number      Balance       Mortgage Rate       Rate        (in months)   Gross Margin       Cap
-----  ------  ---------------   -------------   ------------  --------------  ------------  -------------
  1      1     $ 25,700,641.05      7.3010%         6.9090%          334          2.7826%       4.1970%
  1      2       39,871,748.22      7.4861          7.1021           340          2.7592        4.8630
  1      3      230,851,880.80      7.9533          7.5693           346          2.7604        4.9950
  1      4      341,541,914.20      7.6663          7.2853           351          2.7512        4.9670
  1      5      228,770,062.90      7.0035          6.6225           357          2.7792        4.8860
  1      6        3,810,075.76      7.5874          7.2514           336          2.0000        6.0000
  1      7       38,678,068.51      7.7145          7.3415           338          2.0059        5.9470
  2      1        1,292,951.70      6.6250          6.2360           334          2.7500        4.2930
  2      2          655,553.43      6.6250          6.2360           340          2.7500        5.0000
  2      3        2,094,025.46      6.6250          6.2360           352          2.7500        5.0000
  2      4       36,524,478.79      6.4631          6.0491           358          2.8464        4.9660

                                                                        Number of Months
                 Subsequent       Maximum          Number of Months    Between Adjustment
               Periodic Rate  Lifetime Mortgage    Until First Rate    Dates After First
Group  Number       Cap             Rate              Adjustment        Adjustment Date             Index
-----  ------  -------------  -----------------    ----------------    ------------------  ----------------------
  1      1         2.0000%         12.1210%               34                   12          One-Year U.S. Treasury
  1      2         2.0530          12.1330                40                   12          One-Year U.S. Treasury
  1      3         2.0340          12.6100                46                   12          One-Year U.S. Treasury
  1      4         2.0140          12.2890                51                   12          One-Year U.S. Treasury
  1      5         2.0000          11.6380                58                   12          One-Year U.S. Treasury
  1      6         2.9270          13.2520                36                    6                 Six-Month LIBOR
  1      7         2.0000          13.3450                38                    6                 Six-Month LIBOR
  2      1         3.3360          11.2360                34                   12          One-Year U.S. Treasury
  2      2         5.0000          11.2360                40                   12          One-Year U.S. Treasury
  2      3         3.0120          11.2360                53                   12          One-Year U.S. Treasury
  2      4         2.1490          11.0600                58                   12          One-Year U.S. Treasury

                                                                      SCHEDULE A

                  CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

      The description herein of the Mortgage Loans is based upon estimates of the composition thereof as of the Cut-off Date, as adjusted to reflect the Scheduled Principal Balances as of the Cut-off Date. Prior to the issuance of the Certificates, Mortgage Loans may be removed as a result of (i) Principal Prepayments thereof in full prior to August 1, 2001, (ii) requirements of Triad, Moody's, S&P or Fitch, (iii) delinquencies or otherwise. In any such event, other mortgage loans may be included in the Trust. SAMI believes that the estimated information set forth herein with respect to the Mortgage Loans as presently constituted is representative of the characteristics thereof at the time the Certificates are issued, although certain characteristics of the Mortgage Loans may vary.

================================================================================
      Investors should rely only on the information contained in this Prospectus Supplement and the accompanying Prospectus. The Seller, the Issuer or the Underwriter have not authorized anyone to provide investors with different information. This Prospectus Supplement and the accompanying Prospectus do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the Certificates offered hereby nor an offer of such Certificates to any person in any state or other jurisdiction in which such offer would be unlawful. The delivery of this Prospectus Supplement and the accompanying Prospectus at any time does not imply that information herein is correct as of any time subsequent to its date.

      Until 90 days after the date of this Prospectus Supplement, all dealers effecting transactions in the Certificates offered hereby, whether or not participating in this distribution, may be required to deliver a Prospectus Supplement and the Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus Supplement and Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                TABLE OF CONTENTS

                              Prospectus Supplement

                                                                            Page
                                                                            ----
Summary of Terms .......................................................    S-4
Risk Factors ...........................................................    S-15
Description of the Mortgage Loans ......................................    S-16
The Master Servicer and the Servicers ..................................    S-19
Mortgage Loan Origination ..............................................    S-21
Description of the Certificates ........................................    S-24
Yield and Prepayment Considerations ....................................    S-34
The Pooling and Servicing Agreement ....................................    S-43
Federal Income Tax Considerations ......................................    S-49
ERISA Considerations ...................................................    S-51
Legal Investment .......................................................    S-52
Restrictions on Purchase and Transfer of the
   Residual Certificates ...............................................    S-52
Method of Distribution .................................................    S-53
Legal Matters ..........................................................    S-53
Rating .................................................................    S-53
Index of Principal Definitions .........................................    S-55
Appendix A - Mortgage Loan Assumptions .................................    AX-1
Schedule A - Certain Characteristics of the Mortgage
   Loans ...............................................................     A-1

                                   Prospectus

Prospectus Supplement ..................................................       1
Incorporation of Certain Documents By Reference ........................       1
Risk Factors ...........................................................       2
The Trust Funds ........................................................       6
Use of Proceeds ........................................................      18
The Seller .............................................................      18
The Mortgage Loans .....................................................      18
Description of the Securities ..........................................      21
Exchangeable Securities ................................................      29
Credit Enhancement .....................................................      34
Yield and Prepayment Considerations ....................................      41
Administration .........................................................      42
Legal Aspects of the Mortgage Loans ....................................      57
Federal Income Tax Consequences ........................................      65
State Tax Consequences .................................................      96
ERISA Considerations ...................................................      96
Legal Investment .......................................................     105
Method of Distribution .................................................     106
Legal Matters ..........................................................     106
Financial Information ..................................................     106
Rating .................................................................     107
Where You Can Find More Information ....................................     107
Glossary ...............................................................     108

================================================================================